Exhibit 2.1

Execution

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

ARYA SCIENCES ACQUISITION CORP III,

MAKO MERGER SUB, INC.

AND

NAUTILUS BIOTECHNOLOGY, INC.

DATED AS OF FEBRUARY 7, 2021

i

ii

iii

ANNEXES AND EXHIBITS

Annex A-1	Company PIPE Investors
Annex A-2	Third Party PIPE Investors
Annex B	Supporting Company Shareholders

Exhibit A-1	Form of Perceptive PIPE Subscription Agreement
Exhibit A-2	Form of Company and Third Party PIPE Subscription Agreement
Exhibit B	Form of Investor Rights Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Form of Letter of Transmittal
Exhibit E	Form of ARYA Certificate of Incorporation
Exhibit F	Form of ARYA Bylaws
Exhibit G	Form of Company Shareholder Written Consent
Exhibit H	Form of Incentive Equity Plan
Exhibit I	Form of Employee Stock Purchase Plan

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of February 7, 2021, is made by and among ARYA Sciences Acquisition Corp III, an exempted company incorporated in the Cayman Islands with limited liability, Mako Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Nautilus Biotechnology, Inc., a Delaware corporation (the “Company”).  ARYA, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties”.  Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) ARYA is a blank check company incorporated in the Cayman Islands with limited liability as an exempted company on March 27, 2020 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of ARYA that was formed for purposes of consummating the transactions contemplated by this Agreement and the applicable Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of ARYA, ARYA is required to provide an opportunity for its shareholders to have their outstanding ARYA Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the ARYA Shareholder Approval;

WHEREAS, as of the date of this Agreement, ARYA Sciences Holdings III, an exempted company incorporated in the Cayman Islands with limited liability (the “ARYA Sponsor”), and the Other Class B Shareholders collectively own 3,737,500 ARYA Class B Shares;

WHEREAS, concurrently with the execution of this Agreement, the ARYA Sponsor, the Other Class B Shareholders, ARYA and the Company are entering into the sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which the ARYA Sponsor and each Other Class B Shareholder has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger) and (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of ARYA or any other anti-dilution or similar protection with respect to the ARYA Class B Shares (whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise), in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

WHEREAS, on the Closing Date, prior to the time at which the Effective Time occurs, ARYA shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Part XII of the Cayman Islands Companies Act (2020 Revision), on the terms and subject to the conditions set forth in this Agreement (the “Domestication”);

WHEREAS, on the Closing Date, following the consummation of the Domestication, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, the Company will be a wholly-owned Subsidiary of ARYA, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Adjusted Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, each of Perceptive Life Sciences Master Fund Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Perceptive PIPE Investor”), the investors set forth on Annex A-1 hereto (the “Company PIPE Investors”) and the investors set forth on Annex A-2 hereto (the “Third Party PIPE Investors”, and collectively with the Perceptive PIPE Investor and the Company PIPE Investors, the “PIPE Investors”) are entering into a subscription agreement, substantially in the form attached hereto as Exhibit A-1, in the case of the Perceptive PIPE Investor, and Exhibit A-2, in the case of the Company PIPE Investors and the Third Party PIPE Investors (each, as amended, restated or otherwise modified from time to time in accordance with its terms, the “PIPE Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase on the Closing Date, and ARYA has agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of ARYA Shares set forth in the applicable PIPE Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all PIPE Subscription Agreements, collectively, the “PIPE Financing Amount”, and the equity financing under all PIPE Subscription Agreements, collectively, the “PIPE Financing”), in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, each of ARYA, the Perceptive Shareholders, certain Company Shareholders, and each of the Other Class B Shareholders are entering into an investor rights agreement, substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), pursuant to which, among other things, each of the Perceptive Shareholders, the Company Shareholders party thereto and any such Other Class B Shareholders (a) will agree not to effect any sale or distribution of any Equity Securities of ARYA held by any of them during the lock-up period described therein and (b) will be granted certain registration rights with respect to their respective ARYA Shares, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, the board of directors of ARYA (the “ARYA Board”) has (a) approved this Agreement, the Ancillary Documents to which ARYA is or will be a party and the transactions contemplated hereby and thereby (including the Domestication and the Merger) and (b) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the Domestication and the Merger) by the holders of ARYA Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, ARYA, as the sole stockholder of Merger Sub, will as promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, approve this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) by the holders of Company Shares entitled to vote thereon (such recommendation, the “Company Board Recommendation”);

2

WHEREAS, as promptly as reasonably practicable (and in any event within 24 hours) following the execution of this Agreement, each Company Shareholder set forth on Annex B hereto (collectively, the “Supporting Company Shareholders”) will duly execute and deliver to ARYA a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which each such Supporting Company Shareholder will agree to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), and (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, (b) the Domestication constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and (c) the Merger, or if applicable, the Alternative Merger Structure, constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a)-(c), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1     Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional ARYA SEC Reports” has the meaning set forth in Section 4.7.

“Adjusted Equity Value” means (a) the Equity Value, plus (b) the Aggregate Company Option Exercise Price.

“Adjusted Transaction Share Consideration” means an aggregate number of ARYA Shares equal to (a) the Adjusted Equity Value, divided by (b) the ARYA Share Value.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.  Notwithstanding the foregoing or anything to the contrary herein, the Affiliates of the ARYA Sponsor shall be deemed to include Perceptive and its Affiliates.

3

“Aggregate Closing PIPE Proceeds” means the aggregate cash proceeds actually received in respect of the PIPE Financing (whether on or prior to the Closing Date) and held in a bank account owned and controlled by an ARYA Party on the Closing Date (and, for the avoidance of doubt, after giving effect to the funding of the PIPE Financing on such date and before giving effect to the payment of any Unpaid ARYA Expenses, Unpaid ARYA Liabilities or Unpaid Company Expenses). Notwithstanding the foregoing, in no event shall the Aggregate Closing PIPE Proceeds include any cash that is ARYA Excluded Cash.

“Aggregate Company Option Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all Company Options if all Company Options were exercised in full immediately prior to the Effective Time (without giving effect to any “net” exercise or similar concept).

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to any ARYA Party from the Trust Account in connection with the transactions contemplated hereby (which amount, for the avoidance of doubt and without duplication, shall be calculated after giving effect to the ARYA Shareholder Redemption (i.e., reduced by the aggregate amount payable with respect to all ARYA Shareholder Redemptions, notwithstanding that such amounts may not have been paid out of the Trust Account at such time) and the distribution of any other amounts paid or payable to any Person other than an ARYA Party (or, if so requested in writing by the Company and agreed to in writing by ARYA prior to the Effective Time, the Company) from the Trust Account as provided in the Trust Agreement (i.e., reduced by any distribution of any such other amounts) (collectively, the “Trust Satisfied Obligations”)) and (ii) the Aggregate Closing PIPE Proceeds, minus (b) the Unpaid ARYA Expenses and the Unpaid ARYA Liabilities.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Alternative Merger Structure” has the meaning set forth in Section 5.5(a)(i).

“Ancillary Documents” means the Investor Rights Agreement, Sponsor Letter Agreement, the PIPE Subscription Agreements, the Transaction Support Agreements, the Letters of Transmittal and each other agreement, document, instrument and/or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby, including the Merger and the Domestication.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other anti-bribery or anti-corruption Laws or Orders related to combatting bribery, corruption and money laundering.

“ARYA” means (a) prior to the consummation of the Domestication, ARYA Sciences Acquisition Corp III, an exempted company incorporated in the Cayman Islands with limited liability, and (b) from and after the consummation of the Domestication, shall mean ARYA as domesticated in Delaware, and anticipated to me named Nautilus Biotechnology, Inc., a Delaware corporation.  Any reference to ARYA in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or (b), as the context so requires.

4

“ARYA Acquisition Proposal” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions under which ARYA or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), (b) any equity, debt or similar investment in ARYA or any of its controlled Affiliates or (c) any other “Business Combination” as defined in the Prospectus.  Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute an ARYA Acquisition Proposal.

“ARYA Affiliated Parties” has the meaning set forth in Section 4.12.

“ARYA Affiliated Party Transactions” has the meaning set forth in Section 4.12.

“ARYA Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that ARYA, Merger Sub or any of their Subsidiaries maintains, sponsors or contributes to, or under or with respect to which ARYA, Merger Sub or any of their Subsidiaries has any Liability, other than any plan or program sponsored or maintained by a Governmental Entity.

“ARYA Board” has the meaning set forth in the recitals to this Agreement.

“ARYA Board Recommendation” has the meaning set forth in Section 5.9.

“ARYA Bylaws” has the meaning set forth in Section 2.1(a).

“ARYA Certificate of Incorporation” has the meaning set forth in Section 2.1(a).

“ARYA Change in Recommendation” has the meaning set forth in Section 5.9.

“ARYA Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any ARYA Party is required to pay to any current or former officer, director or employee of ARYA or any other ARYA Affiliated Party (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any plan, policy, arrangement or Contract, to which any ARYA Party is a party or by which any of the ARYA Parties’ assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents; provided, however, that “ARYA Change of Control Payment” shall not include any ARYA Expenses, or, for the avoidance of doubt, any Liabilities that become payable on the basis any ARYA Party has breached, defaulted or failed to comply with or perform any obligations or covenants under a Contract.

5

“ARYA Class A Shares” means, prior to the Domestication, ARYA’s Class A ordinary shares.

“ARYA Class B Shares” means, prior to the Domestication, ARYA’s Class B ordinary shares.

“ARYA D&O Persons” has the meaning set forth in Section 5.16(a).

“ARYA Designee” has the meaning set forth in Section 5.18(c).

“ARYA Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by ARYA on the date of this Agreement in connection with the execution of this Agreement.

“ARYA Employee Stock Purchase Plan” has the meaning set forth in Section 5.20.

“ARYA Excluded Cash” means, without duplication of the Trust Satisfied Obligations or any other amounts included within clause (b) of the definition Aggregate Transaction Proceeds,  any cash of the ARYA Parties that is not freely usable by such ARYA Party because of restrictions or limitations on use by any Contract to which an ARYA Party is bound (other than, for the avoidance of doubt, any restrictions or limitations on use under this Agreement or the Ancillary Documents).

 “ARYA Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any ARYA Party or that any ARYA Party is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of any ARYA Party (including with respect to this Agreement and the PIPE Financing) and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any ARYA Party pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the HSR Act filing fee; provided, however, notwithstanding the foregoing or anything to the contrary herein, the ARYA Expenses shall not include (i) the Trust Satisfied Obligations to the extent such obligations will be satisfied from the Trust Account, or (ii) the Company Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by Company or any Company Equityholder pursuant to this Agreement or any Ancillary Document.

“ARYA Financial Statements” means all of the financial statements of ARYA included in the ARYA SEC Reports.

6

“ARYA Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the ARYA Parties), Section 4.8(a) (Absence of Changes), Section 4.19(h) (Tax Matters) and Section 4.22 (Change of Control Payments).

“ARYA Incentive Equity Plan” has the meaning set forth in Section 5.20.

“ARYA Liabilities” means, as of any determination time, the aggregate amount, without duplication, of Liabilities of the ARYA Parties as of such determination time that would be required to be set forth on a balance sheet of the ARYA Parties prepared in accordance with GAAP (as in effect as of the date hereof), including any Liabilities that would, as of such determination time, be required to be set forth on a balance sheet of the ARYA Parties prepared in accordance with GAAP (as in effect as of the date hereof) arising in connection with the transactions contemplated by this Agreement or any Ancillary Documents, the performance of an ARYA Party’s covenants or agreements in this Agreement or any Ancillary Document to which it is or is contemplated hereby to be a party or the consummation of the transactions contemplated hereby or thereby; provided, however, notwithstanding the foregoing, ARYA Liabilities shall not include (a) any ARYA Expenses, (b) the Trust Satisfied Obligations to the extent such obligations will be satisfied from the Trust Account, or (c) any Company Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by to the Company or any Company Equityholder pursuant to this Agreement or any Ancillary Document.

“ARYA Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the ARYA Parties, taken as a whole, or (b) the ability of any ARYA Party to consummate the Domestication, the Merger or the other transactions contemplated to be consummated by the ARYA Parties on the Closing Date in connection therewith, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a ARYA Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any ARYA Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any ARYA Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by any ARYA Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v), or (viii) may be taken into account in determining whether an ARYA Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has or has had a disproportionate adverse effect on the ARYA Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the ARYA Parties operate.

7

“ARYA Parties” means, collectively, ARYA and Merger Sub.

 “ARYA SEC Reports” has the meaning set forth in Section 4.7.

“ARYA Share Value” means $10.00.

“ARYA Shareholder Approval” means, collectively, the Required ARYA Shareholder Approval and the Other ARYA Shareholder Approval.

“ARYA Shareholder Redemption” means the right of the holders of ARYA Class A Shares to redeem all or a portion of their ARYA Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of ARYA.

“ARYA Shareholders Meeting” has the meaning set forth in Section 5.9.

“ARYA Shares” means (a) prior to the consummation of the Domestication, collectively, the ARYA Class A Shares and the ARYA Class B Shares and (b) from and after the consummation of the Domestication, shares of common stock, par value $0.0001 per share, of ARYA as contemplated pursuant to the ARYA Certificate of Incorporation.  Any reference to the ARYA Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.

“ARYA Sponsor” has the meaning set forth in the recitals to this Agreement.

“Business” means the business of, directly or indirectly, researching, developing, testing or manufacturing proteomic products, platforms or services for use in research and development (or similar) initiatives, drug development or otherwise in the healthcare, pharmaceutical or life sciences industries or sectors or any activities, services or products incidental thereto.

“Business Combination Proposal” has the meaning set forth in Section 5.9.

8

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and San Francisco, California are open for the general transaction of business.

“CBA” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.

“Certificate of Merger” has the meaning set forth in Section 2.1(b)(ii).

“Certificates” has the meaning set forth in Section 2.1(b)(vii).

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Financial Statements” has the meaning set forth in Section 5.19(a).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions, (i) of the Equity Securities of the Company, in each case, that, if consummated, would result in a Person acquiring beneficial ownership of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class) or (ii) of all or a portion of assets or businesses of the Group Companies which constitute 15% or more of the fair market value of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any direct or indirect acquisition, in one or a series of related transactions, of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class) (in each case of clauses (a) and (b) other than pursuant to the exercise or conversion of Company Options or Company Warrants in accordance with the terms of the Company Equity Plan, the underlying grant, award or similar agreement or the Company Warrant Agreement (as applicable)).  Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or any transaction with any ARYA Party shall constitute (in whole or in part) a Company Acquisition Proposal.

“Company Affiliated Party” has the meaning set forth in Section 3.19.

9

“Company Affiliated Party Transactions” has the meaning set forth in Section 3.19.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in the recitals to this Agreement.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Company Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any Group Company is required to pay to any current or former officer, director or employee of the Company or any other Company Affiliated Party  (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any plan, policy, arrangement or Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents; provided, however, that “Company Change of Control Payment” shall not include (a) the ARYA Shares or Rollover Options to be issued to the holders of Company Equity Securities or in respect of Company Options or Company Warrants or options to acquire ARYA Shares to be issued to the Company Shareholders or to become issuable pursuant to holders of Company Options pursuant to, and on the terms and subject to the conditions of, this Agreement, or (b) for the avoidance of doubt, Liabilities that become payable on the basis any Group Company has breached, defaulted or failed to comply with or perform any obligations or covenants under a Contract.

“Company Common Shares” means shares of common stock, par value $0.0001 per share, of the Company designated as “Common Stock” pursuant to the Company Certificate of Incorporation.

“Company D&O Persons” has the meaning set forth in Section 5.17(a).

“Company Designee” has the meaning set forth in Section 5.18(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to ARYA by the Company on the date of this Agreement.

“Company Dissenting Shareholders” has the meaning set forth in Section 2.7.

“Company Dissenting Shares” has the meaning set forth in Section 2.7.

“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

10

“Company Equity Plan” means the Company 2017 Equity Incentive Plan and each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Equityholders” means, collectively, the Company Shareholders and the holders of Company Equity Awards as of any determination time prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any Group Company or that any Group Company is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the HSR Act filing fees; provided, however, notwithstanding the foregoing or anything to the contrary herein, the Company Expenses shall not include any ARYA Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by the ARYA Parties pursuant to this Agreement or any Ancillary Document.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Sections 3.2(a) through Section 3.2(c), Section 3.2(d) and Section 3.2(f) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) and Section 3.8(b)(iii) (Absence of Changes), Section 3.16(n) (Tax Matters) and Section 3.17 (Brokers).

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, including any outsourced systems and processes, in each case, relied on, owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

11

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger or the other transactions contemplated to be consummated by the Company on the Closing Date in connection therewith, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or clause (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Option” means, as of any determination time, each option to purchase Company Common Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Group Companies.

“Company PIPE Investors” has the meaning set forth in the recitals to this Agreement.

12

“Company Preferred Shares” means, collectively, the Company Series A Preferred Shares, the Company Series B Preferred Shares and the Company Series Seed Preferred Shares.

“Company Product” means each platform or product candidate that is being researched, tested, developed or manufactured by or on behalf of the Group Companies.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by or filed by or in the name of any Group Company that has not been cancelled, expired, lapsed, or been abandoned.

“Company Required Shareholder Approval” has the meaning set forth in Section 3.3.

“Company Series A Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series B Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series B Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series Seed Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series Seed Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Shareholder Written Consent” has the meaning set sort in Section 5.14(a).

“Company Shareholder Written Consent Deadline” has the meaning set sort in Section 5.14(a).

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.  For the avoidance of doubt, the holders of Company Warrants will become Company Shareholders immediately prior to the Closing upon exercise of such Company Warrants for Company Common Shares pursuant to Section 2.4(b).

“Company Shareholders Agreement” means, collectively, (a) the Company Amended and Restated Stockholders Agreement, dated April 8, 2020, by and among the Company and the Company Shareholders party thereto, (b) the Company Amended and Restated Voting Agreement, dated April 8, 2020, by and among the Company and the Company Shareholders party thereto, (c) the Company Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 8, 2020, by and among the Company and the Company Shareholders party thereto and (d) the Company Amended and Restated Registration Rights Agreement, dated April 8, 2020, by and among the Company and the Company Shareholders party thereto.

“Company Shares” means, collectively, the Company Series A Preferred Shares, the Company Series B Preferred Shares, the Company Series Seed Preferred Shares and the Company Common Shares.

13

“Company Warrants” means, as of any determination time, each warrant to purchase Company Common Shares that is outstanding and granted pursuant to the Company Warrant Agreement.

“Company Warrant Agreement” means the Warrant to Purchase Common Stock, dated as of September 7, 2017, by and between the Company and Silicon Valley Bank.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated as of December 16, 2020, by and between the Company and ARYA.

“Consent” means any notice, authorization, qualification, registration, filing, notification, permit, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continuing Employees” has the meaning set forth in Section 5.22.

“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“Creator” has the meaning set forth in Section 3.13(d).

“Designated Material Contracts” has the meaning set forth in Section 5.1(b)(vii).

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Domestication” has the meaning set forth in the recitals to this Agreement.

“Domestication Proposal” has the meaning set forth in Section 5.9.

“DPA” had the meaning set forth in Section 4.20.

“Effective Time” has the meaning set forth in Section 2.1(b)(ii).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract that any Group Company maintains, sponsors or contributes to, or under or with respect to which any Group Company has any Liability, other than any plan or program sponsored or maintained by a Governmental Entity.

“Employee Stock Purchase Plan Proposal” has the meaning set forth in Section 5.9.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety (as related to exposure to Hazardous Substances).

14

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $900,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(c).

“Exchange Ratio” means the quotient obtained by dividing (a) the Adjusted Transaction Share Consideration, by (b) the number of Fully-Diluted Shares.

“FDA” means the U.S. Food and Drug Administration.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors or other individual service providers located outside of the United States.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance.  For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“Fully-Diluted Shares” means an amount equal to, without duplication, (a) the aggregate number of Company Shares and any other shares of capital stock of the Company that are issued and outstanding as of immediately prior to the Effective Time calculated on a fully-diluted, as converted-to-Company Common Shares basis in accordance with the Company Certificate of Incorporation (including, for the avoidance of doubt, the Company Common Shares issued upon exercise of the Company Warrants immediately prior to the Closing pursuant to Section 2.4(b)), plus (b) the aggregate number of shares of Company Common Shares issuable upon the full exercise, exchange or conversion of Company Options that are outstanding as of immediately prior to the Effective Time.

15

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of an exempted company incorporated in the Cayman Islands with limited liability are its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal of competent jurisdiction (public or private).

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance or waste or other pollutant that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.9.

“Incentive Stock Option” means a Company Option intended to be an “incentive stock option” (as defined in Section 422 of the Code).

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

16

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, rights in Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and other rights in works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) rights in trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (e) rights in or to Software or other technology; and (f) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“IPO” has the meaning set forth in Section 8.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

 “Latest ARYA Balance Sheet” has the meaning set forth in Section 4.17.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit D hereto and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of ARYA and the Company (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ARYA, as applicable).

17

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued unaccrued, liquidated or unliquidated, fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger” has the meaning set forth in Section 2.1(b).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.9.

“Off-the-Shelf Software” means any Software or other technology that is made generally available on a commercial basis (including technology offered on a SaaS, PaaS, or IaaS or similar basis and Software available through retail stores, distribution networks or that is pre-installed as a standard part of hardware) and is licensed to or otherwise made available to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time fee of less than $100,000 per license or an ongoing fee of less than $50,000 per year.

“Officers” has the meaning set forth in Section 5.18(a).

“Order” means any outstanding writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other ARYA Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of ARYA Shares entitled to vote thereon, whether in person or by proxy at the ARYA Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of ARYA and applicable Law.

18

“Other Class B Shareholders” means, collectively, Bradley Campbell, Saqib Islam and Todd Wider.

“Other Governing Document Proposal” has the meaning set forth in Section 5.9(a).

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Perceptive” means Perceptive Advisors, LLC, a Delaware limited liability company.

“Perceptive PIPE Investor” has the meaning set forth in the recitals to this Agreement.

“Perceptive Shareholders” means, collectively, the ARYA Sponsor and the Perceptive PIPE Investor.

“Permits” means any approvals, authorizations, clearances, business licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

19

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data or information that (a) can, alone or when combined with other information maintained for or on behalf of the Company, identify a natural person, or (b) is otherwise subject to applicable Laws or any privacy policies of the Company governing personal information.

“Per Share Merger Consideration” has the meaning set forth in Section 2.1(b)(vii).

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“PIPE Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Pre-Closing ARYA Governing Documents” means, collectively, (a) the Amended and Restated Memorandum of Association of ARYA, dated as of August 6, 2020, and (b) the Amended & Restated Articles of Association of ARYA, dated as of August 6, 2020.

“Pre-Closing ARYA Shareholders” means the holders of ARYA Shares as of any determination time prior to the Effective Time.

“Proceeding” means any lawsuit, litigation, action, audit, examination, investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“Public Health Laws” means all applicable Laws relating to the development, pre-clinical testing, clinical testing, manufacture, production, analysis, distribution, importation, exportation, use, handling, quality, sale or promotion of any drug, biologic or medical device (including any ingredient or component of the foregoing products) intended for any medical or clinical use subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) or similar federal, state or foreign Laws.

“Public Shareholders” has the meaning set forth in Section 8.18.

20

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of ARYA.

“Regulatory Permits” means all Permits granted by FDA or any comparable Governmental Entity to any Group Company, including investigational new drug applications, new drug applications, abbreviated new drug applications, medical device or in vitro diagnostic premarket approval applications, medical device or in vitro diagnostic premarket clearances (e.g., 510(k) clearances), investigational device exemptions, and other comparable national or foreign manufacturing approvals and authorizations.

“Representatives” means, with respect to any Person, such Person’s and such Person’s Affiliates’ respective directors, managers, general partners, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required ARYA Shareholder Approval” means (a) the approval of the Domestication Proposal and the Required Governing Document Proposal by the affirmative vote of the holders of at least two-thirds (2/3) of ARYA Shares entitled to vote thereon, whether in person or by proxy at the ARYA Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of ARYA and applicable Law, and (b) the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Equity Plan Proposal and the Employee Stock Purchase Plan Proposal by the affirmative vote of the holders of a majority of ARYA Shares entitled to vote thereon, whether in person or by proxy at the ARYA Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of ARYA and applicable Law.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Domestication Proposal, the Nasdaq Proposal, the Required Governing Document Proposal, the Incentive Equity Plan Proposal and the Employee Stock Purchase Plan Proposal.

“Required Governing Document Proposal” has the meaning set forth in Section 5.9.

21

“Rollover Option” has the meaning set forth in Section 2.4(a).

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations such other controls administered by the U.S. Customs and Border Protection, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the ARYA Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

22

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(b)(i).

“Surviving Company Share” has the meaning set forth in Section 2.1(b)(vi).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, fees, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Third Party PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Transaction Proposals” has the meaning set forth in Section 5.9.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.11.

“Trustee” has the meaning set forth in Section 4.11.

“Unpaid ARYA Expenses” means the ARYA Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

23

“Unpaid ARYA Liabilities” means the ARYA Liabilities calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unpaid Company Expenses” means the Company Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby (whether at the Effective Time or otherwise).

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

ARTICLE 2
MERGER

Section 2.1        Closing Transactions.  On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a)          Domestication.  On the Closing Date, prior to the Effective Time, ARYA shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Companies Act (2020 Revision), including by filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to ARYA and the Company, together with the ARYA Certificate of Incorporation and completing and making all filings required to be made with the Cayman Registrar to effect the Domestication.  In connection with (and as part of) the Domestication, ARYA shall cause (i) each ARYA Class A Share and each ARYA Class B Share that is issued and outstanding immediately prior to the Domestication to be converted into one share of common stock, par value $0.0001 per share, of ARYA, (ii) the Governing Documents of ARYA to become the certificate of incorporation, substantially in the form attached hereto as Exhibit E (with such changes as may be agreed in writing by ARYA and the Company, the “ARYA Certificate of Incorporation”), and the bylaws, substantially in the form attached hereto as Exhibit F (with such changes as may be agreed in writing by ARYA and the Company, the “ARYA Bylaws”) and (iii) ARYA’s name to be changed to “Nautilus Biotechnology, Inc.”, provided that if such name is not available in Delaware or ARYA is otherwise unable to change its name to “Nautilus Biotechnology, Inc.” in Delaware, it shall cause its name to be changed to “Nautilus Biotechnology Holdings, Inc.” or such other name mutually agreed to by ARYA and the Company.  ARYA shall cause the Domestication to be consummated in accordance with applicable Law. ARYA and its Representatives shall give the Company and its pertinent Representatives a reasonable opportunity to review any applicable documents, certificates or filings in connection with the Domestication and will consider, in good faith, any comments thereto.

24

(b)	The Merger.

(i)     On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date promptly following the consummation of the Domestication, Merger Sub shall merge with and into the Company (the “Merger”).  As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(ii)     At the Closing and promptly following the consummation of the Domestication, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger, in a form reasonably satisfactory to the Company and ARYA (the “Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the DGCL.  The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by ARYA and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii)     The Merger shall have the effects set forth in Section 251 of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(iv)     At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v)     At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi)     At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company (each such share, a “Surviving Company Share”).

25

(vii)     At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(b)(x) and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive a number of ARYA Shares equal to the Exchange Ratio (the “Per Share Merger Consideration”).  From and after the Effective Time, each Company Shareholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law. Prior to the Effective Time, ARYA shall cause all ARYA Shares issued in the Merger and the PIPE Financing to constitute duly authorized, validly issued, fully paid and non-assessable ARYA Shares.

(viii)     For purposes of calculating the aggregate number of ARYA Shares issuable to each holder of Company Shares pursuant to the terms of Section 2.1(b)(vii), all Company Shares held by such holder shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such holder, and not on a share-by-share basis and the number of ARYA Shares to be issued shall be rounded down to the nearest whole share.

(ix)     If, between the date of this Agreement and the Closing, the outstanding ARYA Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of ARYA Shares will be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(b)(ix) shall not (A) be construed to permit ARYA, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (B) apply to the Domestication or any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummated in accordance with the terms contemplated by this Agreement and/or such Ancillary Document, as applicable.

(x)     At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

26

Section 2.2         Closing of the Transactions Contemplated by this Agreement.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the date upon which the Closing actually occurs is referred to herein as the “Closing Date”) or at such other place, date and/or time as ARYA and the Company may agree in writing.

Section 2.3          Allocation Schedule; Aggregate Transaction Proceeds Schedule.

(a)        Allocation Schedule.  At least two (2) Business Days prior to the Closing Date, the Company shall deliver to ARYA an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares held by each Company Shareholder (including the number of Company Common Shares immediately prior to the Closing, subject to the Company Warrants that will be exercised for Company Common Shares pursuant to Section 2.4(b) held by each holder thereof), the number of Company Common Shares subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, (ii) in the case of the Company Options, the exercise price and, if applicable, the exercise date, (iii) the portion of the Adjusted Transaction Share Consideration allocated to each Company Option pursuant to Section 2.4(a) and the portion of the Adjusted Transaction Share Consideration allocated to each Company Share pursuant to Section 2.1(b)(vii) (including, for the avoidance of doubt, each Company Share that is issued upon exercise of the Company Warrants immediately prior to the Closing pursuant to Section 2.4(b)), as well as, in each case, reasonably detailed calculations with respect to the components and subcomponents thereof (including the Exchange Ratio), (iv) the exercise price of each Rollover Option at the Effective Time, and (v) a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations delivered pursuant to clauses (i), (ii), (iii) and (iv) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects and (B) in accordance with the Allocation Schedule Principles.  The Allocation Schedule (and the calculations and determinations contained therein) will be prepared in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, the Company Shareholders Agreement and applicable Laws, in the case of the Company Options, in accordance with the Company Equity Plan and any applicable grant or similar agreement with respect to each Company Option and, in the case of the Company Common Shares issued upon exercise of the Company Warrants immediately prior to the Closing pursuant to Section 2.4(b), the Company Warrant Agreement (collectively, the “Allocation Schedule Principles”).  The Company will review any comments to the Allocation Schedule provided by ARYA or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by ARYA or any of its Representatives.  Notwithstanding the foregoing or anything to the contrary herein, (x) in no event shall the aggregate number of ARYA Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, the Company Equityholders) exceed the Adjusted Transaction Share Consideration and (y) the ARYA Parties and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement or under the Exchange Agent Agreement, as applicable.

27

(b)          Aggregate Transaction Proceeds Schedule.  At least two (2)  Business Days prior to the Closing Date, ARYA shall deliver to the Company a reasonably detailed calculation of the Aggregate Transaction Proceeds (the “Aggregate Transaction Proceeds Schedule”), including each subcomponent thereof, and reasonably detailed supporting documentation and a certification, duly executed by an authorized officer of ARYA, that, to his or her knowledge and solely in his or her capacity as an officer of ARYA (and without any personal liability), the information and calculations in the Aggregate Transaction Proceeds Schedule is, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement. ARYA will review any comments to the Aggregate Transaction Proceeds Schedule provided by the Company or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by the Company or any of its Representatives.  ARYA may update  the Aggregate Transaction Proceeds Schedule if any of the calculations or amounts shown therein are incorrect as a result of changes in the number of ARYA shareholders participating in the ARYA Shareholder Redemption, not later than one (1) Business Day prior to the Closing Date.

Section 2.4	Treatment of Company Options and Company Warrants.

(a)         At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(d)), each Company Option (whether a Vested Company Option or an Unvested Company Option) that is outstanding and unexercised as of immediately prior to the Effective Time shall be assumed by ARYA and converted into an option to purchase a number of ARYA Shares (such option, a “Rollover Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio; provided, however, that such conversion shall occur in a manner intended to comply with (A) the requirements of Section 409A of the Code and (B) in the case of any Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code.  Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except (I) as provided above in this Section 2.4(a), or (II) as to terms (1) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that are subject to any such option), or (2) such other immaterial administrative or ministerial changes as the ARYA Board (or the compensation committee of the ARYA Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options.

(b)       Immediately prior to the Closing, all Company Warrants shall be “net” exercised in exchange for Company Common Shares in accordance with the terms of the Company Warrant Agreement and shall no longer be outstanding and shall automatically be cancelled, extinguished and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, other than, for the avoidance of doubt, with respect to the Company Common Shares into which Company Warrants are exchanged.

28

(c)          As of immediately prior to the Effective Time, all Company Equity Plans shall terminate, provided that Rollover Options shall continue to be governed by the terms of the Company Equity Plan under which the Rollover Option was granted subject to the adjustments in Section 2.4(a).

(d)     At or prior to the Effective Time, the Parties and their respective boards of directors, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effectuate the treatment of the Company Options pursuant to this Section 2.4.  Prior to the Closing, the Company shall take, or cause to be taken, all other reasonably necessary or appropriate actions under the Company Equity Plans, under the underlying grant, award or similar agreement, under the Company Warrant Agreement and otherwise to give effect to the provisions of this Section 2.4.

Section 2.5	Company Shareholder Deliverables.

(a)         As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, ARYA shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its Affiliates) shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Adjusted Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(b)(vii) and on the terms and subject to the other conditions set forth in this Agreement.  The Company shall each reasonably cooperate with ARYA and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement and the covenants and agreements set forth in this Section 2.5 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable in connection with any of the foregoing or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).

(b)         At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Shareholders a Letter of Transmittal.

(c)          At the Effective Time, ARYA shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Shareholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of ARYA Shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(b)(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(b)(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

29

(d)          Each Company Shareholder whose Company Shares have been converted into the right to receive a portion of the Adjusted Transaction Share Consideration pursuant to Section 2.1(b)(vii) shall be entitled to receive the portion of the Adjusted Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) delivery of an “agent’s message” in the case of Company Shares held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e)          If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, and any other documents or agreements required by the Letter of Transmittal, is delivered to the Exchange Agent in accordance with Section 2.5(d)  (i) at least two Business Days prior to the Closing Date, then ARYA and the Company shall take all actions necessary to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the applicable Company Shareholder in book-entry form on the Closing Date, or (ii) less than two Business Days prior to the Closing Date, then ARYA and the Company shall take all actions necessary to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the Company Shareholder in book-entry form within two (2) Business Days after such delivery.

(f)         If any portion of the Adjusted Transaction Share Consideration is to be issued to a Person other than the Company Shareholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Adjusted Transaction Share Consideration that, in addition to any other requirements set forth in the Letter of Transmittal or the Exchange Agent Agreement, (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g)        No interest will be paid or accrued on the Adjusted Transaction Share Consideration (or any portion thereof).  From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(b)(x) or any Company Dissenting Shares) shall solely represent the right to receive a portion of the Adjusted Transaction Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(b)(vii).

30

(h)         At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i)         Any portion of the Exchange Fund that remains unclaimed by the Company Shareholders twelve (12) months following the Closing Date shall be delivered to ARYA or as otherwise instructed by ARYA, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Adjusted Transaction Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to ARYA for the issuance of the applicable portion of the Adjusted Transaction Share Consideration, without any interest thereon.  None of ARYA, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law.  Any portion of the Adjusted Transaction Share Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of ARYA free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6          Withholding.  ARYA, the Group Companies and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law.  To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.  The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.7           Company Dissenting Shares.  Notwithstanding anything to the contrary herein, any Company Shares for which a Company Shareholder (a) has not voted in favor of the Merger or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, such shareholders, the “Company Dissenting Shareholders”, and such shares, the “Company Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(b)(vii).  From and after the Effective Time, (i) the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Company Dissenting Shareholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of ARYA, the Surviving Company or any of its Affiliates (including ARYA); provided, that if any Company Dissenting Shareholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Shareholder (A) shall no longer be deemed to be Company Dissenting Shares and (B) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(b)(vii) upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.5(d).  Each Company Dissenting Shareholder who becomes entitled to payment for his, her or its Company Dissenting Shares pursuant to the DGCL shall receive payment thereof from the Company in accordance with the DGCL.  The Company shall give ARYA prompt notice of any written demands for appraisal of any Company Share, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and ARYA shall, at its sole cost and expense, have the opportunity to participate in, but not control, all negotiations and proceedings with respect to all such demands.  The Company shall not, except with the prior written consent of ARYA (which consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

31

ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Disclosure Schedules (which shall only qualify the representations and warranties in this Article 3 in the manner set forth in Section 8.8), the Company hereby represents and warrants to the ARYA Parties, in each case, as of the date of this Agreement and as of the Closing, as follows:

Section 3.1	Organization and Qualification.

(a)       Each Group Company is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).  Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company.  Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b)       True and complete copies of the Governing Documents of the Company and the Company Shareholders Agreement have been made available to ARYA, in each case, as amended and in effect as of the date of this Agreement.  The Governing Documents of the Company and the Company Shareholders Agreement are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or the Company Shareholders Agreement.

(c)          Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

32

Section 3.2	Capitalization of the Group Companies.

(a)         Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding as of the date hereof, and, (ii) the identity of the Persons that are the record owners thereof.  Except as set forth on Section 3.2(a) of the Company Disclosure Schedules or for Equity Securities issued or granted after the date hereof either permitted by Section 5.1(b)(v) (including as set forth in Section 5.1(b)(v) of the Company Disclosure Schedules), or in accordance with Section 5.1(b)(v) (including, for the avoidance of doubt, upon the exercise of any Company Options or Company Warrants), the Company does not have any issued and outstanding Equity Securities. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and non-assessable, and each Company Option outstanding immediately prior to the Effective Time will be an “in the money” Company Option for purposes of Section 2.5 (i.e., the value of the Adjusted Transaction Share Consideration allocated to each Company Option (determined by reference to, for the avoidance of doubt, the ARYA Share Value) is in excess of the exercise (or similar) price applicable to such Company Option).

(b)       The Equity Securities of the Company (i) were not issued in violation of the Governing Documents of the Company, or in violation of the Company Shareholders Agreement or any other Contract to which the Company is party or bound, in each case, in any material respect, (ii) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any Person, and (iii) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clauses (ii) and (iii), in all material respects.  Except for the Company Options and Company Warrants set forth on Section 3.2(a) of the Company Disclosure Schedules and those either permitted by Section 5.1(b)(v) (including as set forth in Section 5.1(b)(v) of the Company Disclosure Schedules), or issued, granted or entered into in accordance with Section 5.1(b)(v), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(c)         Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof.  There are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company.  There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.  There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote.

33

(d)         Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s Equity Securities between the Company and any other Person.

(e)          None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(f)          Section 3.2(f) of the Company Disclosure Schedules sets forth a list of all Company Change of Control Payments as of the date of this Agreement.

(g)        Section 3.2(g) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of (x) with respect to each Company Option, (i) the date of grant, (ii) exercise price, (iii) any applicable expiration (or similar) date, (iv) any applicable vesting schedule (including acceleration provisions) and (v) whether such Company Option is an Incentive Stock Option, and (y) with respect to each Company Warrant, the exercise (or similar) price.

(h)         Section 3.2(h) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies of the type described in clause (a) or (b) of the definition of Indebtedness as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

Section 3.3         Authority.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and (subject to the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger) by holders of (a) a majority of the voting power of the outstanding Company Shares, voting together on an as-converted to Company Common Shares basis, and (b) a majority of the outstanding Company Preferred Shares, voting together on an as-converted to Company Common Shares basis (the “Company Required Shareholder Approval”)), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Required Shareholder Approval, no other corporate or equivalent action or proceeding on the part of the Company or the Company Equityholders is necessary to authorize this Agreement or such Ancillary Documents, the Company’s performance of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.  This Agreement and each Ancillary Document to which the Company is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which the Company is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or is contemplated to be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).  The Company Required Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement, the Ancillary Documents to which the Company is or is contemplated to be a party, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (including the Merger).

34

Section 3.4	Financial Statements; Undisclosed Liabilities.

(a)          The Company has made available to ARYA a true and complete copy of the audited consolidated balance sheet of the Company as of December 31, 2019 (the “Latest Balance Sheet”) and the related audited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company for the year then ended (the “Financial Statements”), which are attached as Section 3.4(a) of the Company Disclosure Schedules.  The Financial Statements (including the notes thereto, if applicable) (A) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be specifically indicated in the notes thereto), and (B) fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company for the period indicated therein.

(b)        Except (i) as set forth on the Latest Balance Sheet (and the notes thereto), (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Company Expenses), (iv) executory obligations under Contracts (excluding any Liabilities directly or indirectly related to a breach of Contract), (v) that are expressly permitted pursuant to or incurred in accordance with Section 5.1(b) (including as set forth in Section 5.1(b)(i)-(vi) of the Company Disclosure Schedules) and (vi) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities.

35

(c)         The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets.  The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d)         Except as set forth on Section 3.4(d) of the Company Disclosure Schedules, since January 1, 2019, (a) as of the date hereof, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies, or (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (b) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5	Consents and Requisite Governmental Approvals; No Violations.

(a)         No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) the filing of the Certificate of Merger or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.  The Company is its own ultimate parent entity (as such term is defined in the HSR Act).

(b)         None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

36

Section 3.6           Permits.  Each of the Group Companies has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect.  Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by any Group Company.

Section 3.7	Material Contracts.

(a)          Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party or by which any of their respective assets are bound and that are not expired or have not been terminated, and not including any Contracts pursuant to which the Company has with no material outstanding or executory obligations or Liabilities (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, the “Material Contracts”):

(i)      any Contract relating to Indebtedness for borrowed money of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company;

(ii)      any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $2,000,000;

(iii)      any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $2,000,000;

(iv)     any (A) joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, or similar Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $5,000,000 over the life of the Contract or (B) other Contract with respect to material Company Licensed Intellectual Property (other than any Non-Scheduled Contracts);

(v)     any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of ARYA or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer, in each case, in any material respect or that would so limit or purports to limit, in any material respect, ARYA or any of its Affiliates after the Closing;

37

(vi)     any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $2,000,000 annually or (B) $5,000,000 over the life of the agreement;

(vii)    any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $2,000,000;

(viii)     any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person outside of the ordinary course of business or, individually or in the aggregate, in an amount in excess of $1,000,000 or made any capital contribution to, or other investment in, any Person;

(ix)     any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(x)      any Contract with any Person (A) pursuant to which any Group Company (or ARYA or any of its Affiliates after the Closing) is or may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any material Company Product or any material Intellectual Property Rights;

(xi)      any Contract providing for any Company Change of Control Payment;

(xii)     any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiii)    any settlement, conciliation or similar Contract (A) requiring monetary payments by any Group Company after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes any material, non-monetary obligations on any Group Company (or ARYA or any of its Affiliates after the Closing); and

38

(xiv)     any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $2,000,000 or (B) aggregate payments to or from any Group Company in excess of $5,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice.

(b)       (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any Material Contract by the applicable Group Company or, to the Company’s knowledge, the counterparties thereto.  The Company has made available to ARYA true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

Section 3.8         Absence of Changes.  During the period beginning on January 1, 2020 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Group Companies have conducted their businesses in the ordinary course in all material respects, (ii) no Group Company has taken any action that would require the consent of ARYA if taken during the period from the date of this Agreement until the Closing pursuant to, Section 5.1(b)(iv)(A), Section 5.1(b)(viii), Section 5.1(b)(xii) or Section 5.1(b)(xvi) (to the extent related to any of the foregoing) and (iii) no Group Company has taken any action that would require the consent of ARYA if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(xv) or Section 5.1(b)(xvi) (to the extent related to Section 5.1(b)(i) or Section 5.1(b)(xv)).

Section 3.9         Litigation.  There is (and since January 1, 2018 there has been) no Proceeding, by any counterparty not a Party hereto, pending or, to the Company’s knowledge, threatened against or involving any Group Company or, to the Company’s knowledge, pending or threatened against or involving any Group Company’s managers, officers, directors or employees (in their capacity as such),  that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.  Neither the Group Companies nor any of their respective properties or assets is subject to any material Order.  From January 1, 2018, through the date hereof, there have been no material Proceedings by a Group Company pending against any other Person.

39

Section 3.10     Compliance with Applicable Law.  Each Group Company (a) conducts (and since January 1, 2018 has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) as of the date of this Agreement, has not received any written communications or, to the Company’s knowledge, any other communications from a Governmental Entity that alleges that such Group Company is not in compliance with any Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.11	Employee Plans.

(a)          Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction).  With respect to each material Employee Benefit Plan, the Group Companies have provided ARYA with true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered.

(b)         No Group Company has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.  No Group Company has any material Liabilities to provide any retiree or post-termination or post-ownership health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law and for which the recipient pays the full premium cost of coverage.  No Group Company has any material Liabilities by reason of at any relevant time being considered a single employer under Section 414 of the Code with any other Person.

(c)          Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service.  None of the Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(d)          Each Employee Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(e)          There are no pending or, to the Company’s knowledge, threatened in writing, material claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits).  There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan that have resulted in or could reasonably be expected to result in a material Liability to any Group Company.  With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

40

(f)         The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not materially (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies.

(g)         No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(h)         The Group Companies have no material obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

(i)           Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity.  No Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities.  All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

Section 3.12         Environmental Matters.  Except as would not have a Company Material Adverse Effect:

(a)          None of the Group Companies have received any written communication or, to the Company’s knowledge, other communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws.

41

(b)        There is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against or involving any Group Company in respect to any Environmental Laws.

(c)         The Company has not manufactured, released, treated, stored, disposed of, arranged for disposal of, transported or handled, or exposed any Person to, any Hazardous Substances, and no current or former property or facility is or has been contaminated by any Hazardous Substances.

The Group Companies have made available to ARYA copies of all environmental assessments, audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or reasonable control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13	Intellectual Property.

(a)          Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property and (ii) material unregistered Marks and Copyrights owned by any Group Company, in each case, as of the date of this Agreement. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(b)          As of the date of this Agreement, all necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such material Company Registered Intellectual Property in full force and effect, except, in each case, where a Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application.  As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application.  As of the date of this Agreement, there are no material Proceedings pending that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

42

(c)        A Group Company exclusively owns all right, title and interest in and to all material Company Owned Intellectual Property, free and clear of all Liens or obligations to others (other than Permitted Liens).  For all Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company.  No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Company Product on anything other than a non-exclusive basis. Section 3.13(c) of the Company Disclosure Schedules sets forth a list of all current (i.e., not terminated or expired) Contracts for material Company Licensed Intellectual Property as of the date of this Agreement pursuant to which any Group Company has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not exercisable) or interest in, such material Company Licensed Intellectual Property, other than any of the following (the “Non-Scheduled Contracts”): (A) Contracts for Off-the-Shelf Software, (B) Contracts for Public Software, (C) non-disclosure Contracts and (D) Contracts with licenses granted by employees, individual consultants or individual contractors of any Group Company to a Group Company that do not materially differ from the Group Companies’ form therefor that has been made available to ARYA.  The applicable Group Company has valid rights under all of its Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.  The Company Owned Intellectual Property and the Company Licensed Intellectual Property, to the Company’s knowledge, constitute all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects.  The Company Registered Intellectual Property (other than Company Registered Intellectual Property that has been applied for but not issued as registered), to the Company’s knowledge, is valid and enforceable, and, to the Company’s knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(d)       Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property since January 1, 2018 (each such person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of all Group Companies.  Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property have assigned or have agreed to a present assignment to such Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with such Group Company, other than such Intellectual Property Rights that cannot be assigned under applicable Law.

(e)         Each Group Company takes reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by each Group Company that the applicable Group Company desires to maintain as confidential.  Without limiting the foregoing, each Group Company has not disclosed any material trade secrets, know-how or confidential information that the applicable Group Company desired to maintain as confidential to any other Person unless such disclosure was under an appropriate contractual, fiduciary or professional non-disclosure obligations.  To the Company’s knowledge, since January 1, 2018, there has been no violation or unauthorized access to or disclosure of any material trade secrets, know-how or confidential information of or in the possession each Group Company, or of any written obligations with respect to such.

43

(f)        None of the Company Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company Owned Intellectual Property, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(g)        To the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Group Companies nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product as authorized by any Group Company infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(h)          Since January 1, 2018, there is no material Proceeding pending nor has any Group Company received any written communications or, to the Company’s knowledge, any other communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies, except as, in each case, is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(i)       To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property in any material respect.  Since January 1, 2018, no Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property in any material respect.

(j)        To the Company’s knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole.  No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to confidentiality obligations, any of the confidential Software source code that is Company Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such Software source code.  To the Company’s knowledge, no event has occurred that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any confidential Software source code that is owned by a Group Company or otherwise constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.

44

(k)         No Group Company has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software that constitutes a product or service offered by a Group Company or is otherwise considered Company Owned Intellectual Property and that is distributed outside of the Group Companies, or is otherwise used in a manner that may trigger or subject such Group Company to any obligations set forth in the license for such Public Software, any Public Software, in whole or in part, in each case in a manner that (i) requires any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice and attribution requirements, in each case, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.14	Labor Matters.

(a)          Since January 1, 2018, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, (i) none of the Group Companies (A) has or has had any Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalties, fines, interest, or other sums for failure to pay or delinquency in paying such compensation, and (B) has or has had any Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(b)         Since January 1, 2018, there has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor are they reasonably expected to incur any Liability under WARN as a result of the transactions contemplated by this Agreement.

45

(c)        No Group Company is a party to or bound by any CBA and no employees of the Group Companies are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment.  There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, including in connection with the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.  Since January 1, 2018, there has been no actual or, to the Company’s knowledge, threatened material unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against or affecting any Group Company.  To the Company’s knowledge, since January 1, 2018, there have been no labor organizing activities with respect to any employees of any Group Company.

(d)        No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies has occurred since January 1, 2020 or, as of the date of this Agreement, is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19.  As of the date of this Agreement, the Group Companies have not otherwise experienced any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19.

Section 3.15     Insurance.  Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement.  All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to ARYA.  As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as would not have a Company Material Adverse Effect.

Section 3.16	Tax Matters.

(a)        Each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b)        Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third‑party.

46

(c)         No Group Company is currently the subject of a Tax audit or examination or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d)        No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e)          No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f)          No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)          There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h)        During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i)          No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(j)           No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)         No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l)           Each Group Company is tax resident only in its jurisdiction of formation.

47

(m)        No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n)          As of the date of this Agreement, no Group Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.  To the knowledge of the Company, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger (or, if applicable, the Alternative Merger Structure) from qualifying for the Intended Tax Treatment.

Section 3.17       Brokers.  Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18          Real and Personal Property.

(a)          Owned Real Property.  No Group Company owns any real property.

(b)          Leased Real Property.  Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement.  True and complete copies of all such Real Property Leases have been made available to ARYA.  Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).  There is no material breach or default by any Group Company or, to the Company’s knowledge, any counterparty under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been materially disturbed, and to the Company’s knowledge, there are no material disputes with respect to any Real Property Lease.

(c)         Personal Property.  Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

48

(d)         Assets.  Immediately after the Effective Time, the tangible assets (which, for the avoidance of doubt, shall include any tangible assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets) of the Group Companies will constitute all of the tangible assets necessary to conduct the Business immediately after the Closing, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.19       Transactions with Affiliates.  Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any employee, officer, director, equityholder or Affiliate of any Group Company or any spouse, child or member of the same household of any officer, director or employee of any Group Company or any Affiliate of any Group Company, on the other hand (each Person identified in this clause (b), a “Company Affiliated Party”), other than (i) Contracts with respect to a Company Affiliated Party’s status as an (A) employee (including Employee Benefits Plans and other ordinary course compensation) entered into in the ordinary course of business, or (B) consultant or other non-employee service provider of the Company that have been made available to ARYA and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) (including as set forth in Section 5.1(b)(i)-(vi) of the Company Disclosure Schedules) or entered into in accordance with Section 5.1(b), (iii) Contracts with respect to a Company Shareholder’s or a holder of Company Equity Award’s status as a holder of Equity Securities of the Company, and (iv) customary director and officer indemnification agreements that have been made available to ARYA.  No Company Affiliated Party (A) owns any material interest in any material asset or property used in any Group Company’s business, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material supplier, vendor, partner, customer, lessor or other material business relation of any Group Company.  All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 3.19) are referred to herein as “Company Affiliated Party Transactions”.

Section 3.20	Data Privacy and Security.

(a)       There is (and since January 1, 2018 there has been) no material Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company initiated by any Person (including (i) the United States Federal Trade Commission, any state attorney general or similar state official, (ii) any other Governmental Entity, foreign or domestic or (iii) any regulatory or self-regulatory entity) alleging that any Processing of Personal Data by or on behalf of a Group Company is or was in violation of any privacy Laws.

(b)        Since January 1, 2018, (i) there has been no unauthorized access to, or unauthorized use, disclosure, or Processing of Personal Data in the possession or control of any Group Company or any of its contractors with regard to any Personal Data obtained from or on behalf of a Group Company, (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems, and (iii) none of the Group Companies has notified or been required to notify any Person of any (A) loss, theft or damage of, or (B) other unauthorized or unlawful access to, or use, disclosure or other Processing of, Personal Data, except, in each case of clauses (i), (ii), and (iii), as would not have a Company Material Adverse Effect.

49

(c)         Each Group Company owns or has a license or other right to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted.  All Company IT Systems are (i) free from any defect, bug, virus or programming, design or documentation error and (ii) in sufficiently good working condition to effectively perform all information technology operations necessary for the operation of the Business (except for ordinary wear and tear), except in each case of clauses (i) and (ii), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.  Since January 1, 2018, there have not been any material failures, breakdowns or continued substandard performance of any Company IT Systems that have caused a material failure or disruption of the Company IT Systems other than routine failures or disruptions that have been remediated in the ordinary course of business.

Section 3.21       Compliance with International Trade & Anti-Corruption Laws.

(a)       None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since January 1, 2018, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, since January 1, 2018, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b)       None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 3.22     Information Supplied.  None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing ARYA Shareholders or at the time of the ARYA Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.22, no representation or warranty is made by either the Group Companies with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the Group Companies for use therein.

50

Section 3.23	Regulatory Compliance.

(a)         No Company Products are or have been classified by the FDA as medical devices, biologics or pharmaceuticals or are or have been otherwise regulated by the FDA or any other Governmental Entity under the Public Health Laws or any other comparable Laws that require any premarket authorization, clearance, or approval for any Company Product before commercialization or that classify medical devices, biologics, or pharmaceuticals as exempt from premarket authorization, clearance, or approval.  Neither the FDA nor any other Governmental Entity has provided written or verbal notice to any Group Company that the Company Products may be subject to such Laws by FDA nor any other Governmental Entity regulation under any Public Health Laws or any other comparable Laws.

(b)          Since January 1, 2018, none of the Group Companies have held any Regulatory Permits and no such Regulatory Permits are or have been required and necessary for the Group Companies to conduct their respective businesses as currently conducted (including the Business).  To the Company’s knowledge, no Governmental Entity has informed the Company that a Regulatory Permit is required for the Group Companies to conduct their respective businesses as currently conducted (including the Business).

(c)       There is (and since January 1, 2018 there has been) no material Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company related to compliance with Public Health Laws.  The Group Companies do not have, and since January 1, 2018 have not had, any material Liabilities for failure to comply with any Public Health Laws.

(d)         Since January 1, 2018, no Group Company has undergone, or is currently undergoing, any inspection related to any Company Product or any other Governmental Entity investigation under any Public Health Law.

Section 3.24	Investigation; No Other Representations.

(a)        The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the ARYA Parties and (ii) it has been furnished with or given access to such documents and information about the ARYA Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)         In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any ARYA Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the ARYA Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

51

Section 3.25      EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.  NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY ARYA PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY ARYA PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OR ON BEHALF OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY ARYA PARTY OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY ARYA PARTY OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE ARYA PARTIES

Except (a) as set forth on the ARYA Disclosure Schedules, (which will only qualify the representations and warranties set forth in this Article 4 in the manner set forth in Section 8.8), or (b) as set forth in any ARYA SEC Reports publicly filed with the SEC prior to the date of this Agreement (excluding (x) any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature, (y) any information incorporated by reference into the ARYA SEC Reports (other than from other ARYA SEC Reports), or (z) any information or disclosure subject to a confidential treatment order or not otherwise publicly available); provided, however, that nothing set forth in or disclosed in the ARYA SEC Reports will qualify, or been deemed to qualify, the representations and warranties set forth in Section 4.6, Section 4.11 and Section 4.17, each ARYA Party hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing, as follows:

52

Section 4.1      Organization and Qualification.  Each ARYA Party is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).  The Governing Documents of each ARYA Party are in full force and effect, and no ARYA Party is in breach or violation of any provision set forth in its Governing Documents.

Section 4.2       Authority.  Each ARYA Party has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and, subject to (a) the receipt of the ARYA Shareholder Approval and (b) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.10 (which, in the case of this clause (b), do not require any consent other than the consent of ARYA), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement, the Ancillary Documents to which an ARYA Party is or will be a party, the performance of an ARYA Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and unanimously approved by the ARYA Board (including that, as of the date hereof, the ARYA Board has unanimously made, and has not revoked, the ARYA Board Recommendation) and upon receipt of the Required ARYA Shareholder Approval (and the approvals and consents to be obtained with respect to Merger Sub pursuant to Section 5.10, which do not require any consent other than the consent of ARYA), no other corporate or equivalent action or proceeding on the part of any holder of ARYA capital stock, ARYA or Merger Sub is necessary to authorize this Agreement or such Ancillary Documents, the performance of any ARYA Party’s obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Domestication).  This Agreement and each Ancillary Document to which an ARYA Party is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which an ARYA Party is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by such ARYA Party and constitutes (or, with respect to each Ancillary Document contemplated to be executed after the execution of this Agreement, will constitute upon execution thereof), a valid, legal and binding agreement of such ARYA Party (assuming this Agreement has been and the Ancillary Documents to which such ARYA Party is or is contemplated to be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such ARYA Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).  The Required ARYA Shareholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.10 are the only votes or consents of the holders of any class or series of capital stock of ARYA or Merger Sub required to approve and adopt this Agreement, the Ancillary Documents to which any ARYA Party is or is contemplated to be a party, the performance of the ARYA Parties’ obligations hereunder and thereunder and the consummation of the transactions contemplated hereby (including the Domestication and the Merger).

53

Section 4.3	Consents and Requisite Governmental Approvals; No Violations.

(a)     No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of an ARYA Party with respect to such ARYA Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of Nasdaq to permit the ARYA Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iv) such filings required in connection with the Domestication, (v) the filing of the Certificate of Merger, or (vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have an ARYA Material Adverse Effect.  ARYA is its own ultimate parent entity (as such term is defined in the HSR Act).

(b)     None of the execution or delivery by an ARYA Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by an ARYA Party of its obligations hereunder or thereunder or the consummation by an ARYA Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of an ARYA Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which an ARYA Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such ARYA Party or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of an ARYA Party, except in the case of any of clauses (ii) through (iv) above, as would not have an ARYA Material Adverse Effect.

Section 4.4        Brokers.  Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the ARYA Disclosure Schedules (which fees shall be the sole responsibility of the ARYA), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any ARYA Party or any of its Affiliates for which an ARYA Party has any obligation.

54

Section 4.5          Information Supplied.  None of the information supplied or to be supplied by or on behalf of either ARYA Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing ARYA Shareholders or at the time of the ARYA Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by either ARYA Party with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the ARYA Parties for use therein.

Section 4.6	Capitalization of the ARYA Parties.

(a)          Section 4.6(a) of the ARYA Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding ARYA Shares prior to the consummation of the Domestication.  All outstanding ARYA Shares (except to the extent such concepts are not applicable under the applicable Law of ARYA’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) prior to the consummation of the Domestication have been duly authorized and validly issued and are fully paid and non-assessable.  Such Equity Securities (x) were not issued in violation of the Governing Documents of ARYA or in violation of any other Contracts to which ARYA is a party or otherwise bound, in each case, in any material respect, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of ARYA) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clause (y) and (z), in all material respects.  Except for the ARYA Shares set forth on Section 4.6(a) of the ARYA Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the ARYA Shares as a result of, or to give effect to, the Domestication), immediately prior to Closing and before giving effect to the PIPE Financing and the ARYA Shareholder Redemption, there shall be no other Equity Securities of ARYA issued and outstanding.

(b)        Immediately after the Effective Time, (i) the authorized share capital of ARYA will consist of 1,000,000,000 ARYA Shares and 200,000,000 shares of preferred stock, par value $0.0001 per share, of which 124,481,376 ARYA Shares will be issued and outstanding (assuming that no redemptions of ARYA Class A Shares are effected in connection with the ARYA Shareholder Redemption, all PIPE Investors have collectively funded the PIPE Financing in full, the Adjusted Transaction Share Consideration that is allocated to the Company Shares is an amount equal to 90,000,000, all ARYA Shares issuable as a result of, or in connection with, the Merger have been issued out of the Exchange Fund by the Exchange Agent, none of the Rollover Options are exercised for ARYA Shares on the Closing Date and no Equity Securities are issued or granted after the Effective Time (including, for the avoidance of doubt, any Equity Securities granted under or issued in respect of the ARYA Incentive Equity Plan (or any awards thereunder) or the ARYA Employee Stock Purchase Plan on the Closing Date)) and no shares of preferred stock or any other Equity Securities of ARYA will be issued and outstanding ((A) assuming that the Allocation Schedule is true and correct in all respects and otherwise in accordance with the requirements of Section 2.3(a) and the Company has complied in all respects with Section 2.4(d)and Section 5.1(b)(v) and (B) other than the Rollover Options, any Equity Securities either permitted to be issued or granted pursuant to Section 5.11(h) (including as set forth in Section 5.11(h) of the ARYA Disclosure Schedules or in accordance with Section 5.11(h)) or any Equity Securities issued or granted after the Effective Time (including, for the avoidance of doubt, any Equity Securities granted under or issued in respect of the ARYA Incentive Equity Plan (or any awards thereunder) or the ARYA Employee Stock Purchase Plan on the Closing Date)), and (ii) all of the issued and outstanding ARYA Shares (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance with applicable Law, including Securities Laws, in each case under clause (B), in all material respects and (C) will not have been issued in breach or violation of any preemptive rights or Contract to which ARYA is a party or bound, in each case under clause (C), in any material respect.

55

(c)         Except (w) as set forth on Section 4.6(a) of the ARYA Disclosure Schedules, (x) for the issuance of the ARYA Shares as expressly contemplated by this Agreement or the PIPE Subscription Agreements or the entry into the applicable Ancillary Documents, (y) as permitted to be issued, granted or entered into, as applicable, pursuant to Section 5.11(h) (including as set forth in Section 5.11(h) of the ARYA Disclosure Schedules) in accordance with Section 5.11(h)  or (z) for the capital stock of Merger Sub owned by ARYA, (i) there are no outstanding (A) equity appreciation, phantom equity or profit participation rights with respect to an ARYA Party is a party or pursuant to which it has any obligations or (B) options, restricted stock, restrictive stock units phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts or commitment that could require ARYA to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of any ARYA Party.  There are no outstanding bonds, debentures, notes or other indebtedness of ARYA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of ARYA Shares may vote.  There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any ARYA Party’s Equity Securities between an ARYA Party and any other Person.  The ARYA Parties are not a party to any shareholders agreement, or registration rights agreement relating to ARYA Shares or any other Equity Securities of ARYA.  There are no securities issued by or to which ARYA is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, in each case, that have not been or will not be waived on or prior to the Closing Date.

(d)         The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable Law, including Securities Laws, in each case under clause (ii), in all material respects and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound.  All of the outstanding Equity Securities of Merger Sub are owned directly by ARYA free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of Merger Sub).  As of the date of this Agreement, ARYA has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.  Merger Sub was formed solely for the purpose of consummating the transactions contemplated by this Agreement and the other Ancillary Documents.

56

(e)         Except for the ownership of ARYA of the Equity Securities of Merger Sub, no ARYA Party owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and no ARYA Party is a partner or member of any partnership, limited liability company or joint venture.

Section 4.7         SEC Filings.  ARYA has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “ARYA SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional ARYA SEC Reports”).  Each of the ARYA SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional ARYA SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the ARYA SEC Reports or the Additional ARYA SEC Reports (for purposes of the Additional ARYA SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein).  As of their respective dates of filing, the ARYA SEC Reports did not, and the Additional ARYA SEC Reports will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional ARYA SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein).  As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the ARYA SEC Reports.

Section 4.8         Absence of Changes.  During the period beginning on March 27, 2020 and ending on the date of this Agreement, no ARYA Material Adverse Effect has occurred.

57

Section 4.9	Contracts; No Defaults.

(a)     Section 4.9(a) of the ARYA Disclosure Schedules contains a listing of all Contracts including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements) to which an ARYA Party is a party or by which any of their respective assets are bound as of the date hereof.

(b)     Each Contract of a type required to be listed on Section 4.9(a) of the ARYA Disclosure Schedules (each, an “ARYA Material Contract”), (i) is valid and binding on the applicable ARYA Party and, to the ARYA Parties’ knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such ARYA Party and, to the ARYA Parties’ knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable ARYA Party and, to the Parties’ knowledge, the counterparties thereto are not in material breach of, or default under, any ARYA Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any ARYA Material Contract by the applicable ARYA Party or, to the Parties’ knowledge, the counterparties thereto.  ARYA Parties have made available to the Company true and complete copies of all ARYA Material Contracts in effect as of the date hereof (it being understood and agreed, for the avoidance of doubt, that each ARYA Material Contract set forth in any ARYA SEC Report that is publicly available as of the date hereof shall be deemed to have been made available to the Company pursuant to this sentence).

Section 4.10       Investment Company Act.  No ARYA Party is an “investment company” within the meaning of the Investment Company Act.

Section 4.11      Trust Account; Financial Ability.  As of the date of this Agreement, ARYA has an amount in cash in the Trust Account equal to at least $149,500,000.  The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated August 11, 2020 (the “Trust Agreement”), between ARYA and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”).  There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the ARYA SEC Reports to be inaccurate or, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing ARYA Shareholders who shall have elected to redeem their ARYA Class A Shares pursuant to the Governing Documents of ARYA or (iii) if ARYA fails to complete a business combination within the allotted time period set forth in the Governing Documents of ARYA and liquidates the Trust Account, subject to the terms of the Trust Agreement, ARYA (in limited amounts to permit ARYA to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of ARYA) and then the Pre-Closing ARYA Shareholders).  Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of ARYA and the Trust Agreement.  As of the date hereof, ARYA has performed all material obligations required to be performed by it, and is not in material breach or default, or delinquent in performance in any material respect or any other respect (claimed or actual) in any material respect, under the Trust Agreement, and, to ARYA’s knowledge, no event has occurred which (with due notice or lapse of time or both) would constitute a material default under the Trust Agreement.  As of the date of this Agreement, there are no Proceedings pending, or to ARYA’s knowledge, threatened with respect to the Trust Account.  Since August 11, 2020, ARYA has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement).  Upon the consummation of the transactions contemplated hereby (including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing ARYA Shareholders who have elected to redeem their ARYA Class A Shares pursuant to the Governing Documents of ARYA, each in accordance with the terms of and as set forth in the Trust Agreement), ARYA shall have no further obligation under either the Trust Agreement or the Governing Documents of ARYA to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

58

Section 4.12      Transactions with Affiliates.  Section 4.12 of the ARYA Disclosure Schedules sets forth all Contracts between (a) ARYA, on the one hand, and (b) any employee, officer, director, equityholder or Affiliate of ARYA or any spouse, child or member of the same household of any officer, director or employee of ARYA, ARYA Sponsor, the Perceptive Shareholders or any of their respective Affiliates, on the other hand (each Person identified in this clause (b), an “ARYA Affiliated Party”), other than (i) Contracts with respect to an ARYA Affiliated Party’s employment with, or the provision of services to, ARYA entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.11 (including as set forth in Section 5.11(a)-(r) of the ARYA Disclosure Schedules) or entered into in accordance with Section 5.11, (iii) Contracts with respect to a Person’s status as a holder of ARYA Shares and (iv) customary director and officer indemnification agreements that have been made available to the Company or are in the form that is publicly filed with the SEC.  No ARYA Affiliated Party (A) owns any material interest in any material asset or property used in the business of ARYA, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material supplier, vendor, partner, customer, lessor or other material business relation of ARYA.  All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.12 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.12) are referred to herein as “ARYA Affiliated Party Transactions”.

Section 4.13      Litigation.  There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding by any counterparty not a Party hereto,  pending or, to ARYA’s knowledge, threatened against or involving any ARYA Party, or, to ARYA’s knowledge, pending or threatened against or involving any ARYA Party’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the ARYA Parties, taken as a whole.  None of the ARYA Parties nor any of their respective properties or assets is subject to any material Order.  Since ARYA’s organization, incorporation or formation, as applicable, through the date hereof, there have been no material Proceedings by any ARYA Party pending against any other Person.

59

Section 4.14       Compliance with Applicable Law.  Each ARYA Party (a) is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to ARYA’s knowledge, any other communications from a Governmental Entity that alleges that any ARYA Party is not in compliance with any Law or Order, except in each case of except in the case of clauses (a) and (b) as is not and would not reasonably be expected, individually or in the aggregate, material to the ARYA Parties, taken as a whole.

Section 4.15         ARYA Party Activities.

(a)         Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents, the performance of its covenants and agreements in this Agreement and the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to, or incurred in connection with, its organization, incorporation or formation, as applicable, its continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.  ARYA owns 100% of the outstanding Equity Securities of Merger Sub.

(b)         Since its incorporation, ARYA has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature.  Except for this Agreement or the Ancillary Documents, there is no Contract binding upon any ARYA Party or to which any ARYA Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

Section 4.16        Internal Controls; Listing; Financial Statements.

(a)         Except as is not required in reliance on exemptions from various reporting requirements by virtue of ARYA’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) ARYA has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of ARYA’s financial reporting and the preparation of ARYA’s financial statements for external purposes in accordance with GAAP and (ii) ARYA has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to ARYA is made known to ARYA’s principal executive officer and principal financial officer by others within ARYA.

60

(b)        ARYA has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by ARYA to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of ARYA.

(c)          Since its initial public offering, except as set forth on Section 4.16(c) of the ARYA Disclosure Schedules, ARYA has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq.  The ARYA Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq.  As of the date of this Agreement, there is no Proceeding pending or, to ARYA’s knowledge, threatened against ARYA by Nasdaq or the SEC with respect to any intention by such entity to deregister ARYA Class A Shares or prohibit or terminate the listing of ARYA Class A Shares on Nasdaq.  ARYA has not taken any action that is designed to terminate the registration of ARYA Class A Shares under the Exchange Act.

(d)        The ARYA SEC Reports contain true and complete copies of the applicable ARYA Financial Statements.  The ARYA Financial Statements (i) fairly present in all material respects the financial position of ARYA as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year‑end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto) and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto, (iii) in the case of the audited ARYA Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)         ARYA has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for ARYA’s and its Subsidiaries’ assets.  ARYA maintains and, for all periods covered by the ARYA Financial Statements, has maintained books and records of ARYA in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of ARYA in all material respects.

(f)          Since its incorporation, ARYA has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of ARYA, (ii) a “material weakness” in the internal controls over financial reporting of ARYA or (iii) fraud, whether or not material, that involves management or other employees of ARYA who have a significant role in the internal controls over financial reporting of ARYA.

61

Section 4.17       No Undisclosed Liabilities.  Except for the Liabilities (a) set forth in Section 4.17 of the ARYA Disclosure Schedules, (b) ARYA Expenses incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.17 of the ARYA Disclosure Schedules), (c) incurred in connection with or incident or related to an ARYA Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence of either ARYA Party, in each case, which are immaterial in nature, (d) that are immaterial and incurred in connection with activities that are administrative or ministerial in nature, (e) set forth on (or in the notes to) the balance sheet of ARYA contained in the Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2020 (the “Latest ARYA Balance Sheet”), (f) that have arisen since the date of the Latest ARYA Balance Sheet in the ordinary course of business (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with Law), (g) that are first incurred after the date hereof, expressly permitted pursuant to the terms Section 5.11 (including as set forth in Section 5.11(a)-(r) of the ARYA Disclosure Schedules), or incurred in accordance with Section 5.11 or (h) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the ARYA Parties, taken as a whole, the ARYA Parties do not have any Liabilities.

Section 4.18        Employees.  Other than any officers as described in the ARYA SEC Reports, ARYA and Merger Sub have never employed any employees or retained any contractors.  ARYA and Merger Sub have never maintained, sponsored, contributed to or had any direct liability under, and do not currently maintain, sponsor, contribute to or have any direct liability under, any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control compensation, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements.  Neither the execution and delivery of this Agreement and any Ancillary Document nor the consummation of the transactions contemplated by this Agreement will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of ARYA, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.  The transactions contemplated by this Agreement shall not be the direct or indirect cause of any amount paid or payable by the ARYA, Merger Sub or any of their Affiliates being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 4999 or 409A(a)(1)(B) of the Code.  There is no contract, agreement, plan or arrangement to which ARYA or Merger Sub is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person, including under Section 4999 or 409A of the Code.

Section 4.19	Tax Matters.

(a)          ARYA has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and ARYA has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

62

(b)         ARYA has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third‑party.

(c)         ARYA is not currently the subject of a Tax audit or examination and has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d)          ARYA has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e)         No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any ARYA Party which agreement or ruling would be effective after the Closing Date.

(f)         None of the ARYA Parties is and none of the ARYA Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)         Each ARYA Party is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(h)        As of the date of this Agreement, none of the ARYA Parties has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment.  To the knowledge of ARYA, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger (or, if applicable, the Alternative Merger Structure) or the Domestication from qualifying for the Intended Tax Treatment.

Section 4.20        CFIUS Foreign Person Status.  No ARYA Party is a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, including all implementing regulations thereof (the “DPA”).  No ARYA Party is controlled by a “foreign person,” as defined in the DPA.  No ARYA Party permits any foreign person affiliated with ARYA, whether affiliated as a limited partner or otherwise, to obtain through ARYA any of the following with respect to ARYA: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of ARYA; (ii) membership or observer rights on the Board of Directors or equivalent governing body of ARYA or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of ARYA; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of ARYA regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by ARYA, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA).

63

Section 4.21	Compliance with International Trade & Anti-Corruption Laws.

(a)        Since ARYA’s incorporation, neither ARYA nor, ARYA’s respective officers, directors or employees or, to ARYA’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) - (iii) or any country or territory which is or has, since ARYA’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b)         Since ARYA’s incorporation, none of the ARYA Parties, any of their respective officers or directors or, to ARYA’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 4.22      Change of Control Payments. Section 4.22 of the ARYA Disclosure Schedules sets forth a list of all ARYA Change of Control Payments as of the date of this Agreement.

64

Section 4.23      PIPE Financing.  ARYA has delivered to the Company a true, correct and complete copy of the fully executed PIPE Subscription Agreements as in effect as of the date hereof, each of which is substantially in the form as Exhibit A-1, in the case of the Perceptive PIPE Investor, or Exhibit A-2, in the case of the Company PIPE Investors and the Third Party PIPE Investors, pursuant to which the PIPE Investors have collectively committed, on the terms and subject to the conditions therein, to purchase an aggregate of 15,000,000 ARYA Shares for $10.00 per share.  Each of the PIPE Subscription Agreements is, as of the date hereof, in full force and effect (assuming, with respect to each PIPE Investor (other than the Perceptive PIPE Investor), that each such PIPE Subscription Agreement has been duly authorized, executed and delivered by each applicable PIPE Investor), and as of the date hereof, none of the PIPE Subscription Agreements has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and, to ARYA’s knowledge, no such amendment or modification is contemplated as of the date hereof.  Except as has not and would not reasonably be expected to cause any of the conditions to a PIPE Investor’s obligation to purchase the ARYA Shares under the applicable PIPE Subscription Agreement to not be satisfied, ARYA is not in breach of any of the representations or warranties of ARYA, or terms or conditions set forth in any of the PIPE Subscription Agreements.  As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein (assuming the accuracy of the representations and warranties of the Company set forth in this Agreement and, with respect to each PIPE Investor (other than the Perceptive PIPE Investor), the accuracy of the PIPE Investors set forth in each PIPE Subscription Agreement).   As of the date hereof, assuming the accuracy of the representations and warranties contained in Article 3 in all material respects and, with respect to each PIPE Investor (other than the Perceptive PIPE Investor), the representations and warranties of each PIPE Investor in the applicable PIPE Subscription Agreement in all material respects, the performance by the Company of its covenants, agreements and obligations to be performed prior to the Closing hereunder in all material respects and, with respect to each PIPE Investor (other than the Perceptive PIPE Investor), the performance by each PIPE Investor of its covenants, agreements and obligations under the applicable PIPE Subscription Agreement in all material respects, ARYA (i) has no knowledge that any event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under any of the PIPE Subscription Agreements, (ii) has no knowledge of any fact, event or other occurrence that makes any of the representations or warranties of ARYA in any of the PIPE Subscription Agreements inaccurate in any material respect and (iii) has no knowledge that any of the conditions to the consummation of the transactions contemplated by the PIPE Subscription Agreements will not be satisfied when required thereunder or that the transaction proceeds contemplated by the PIPE Subscription Agreements will not be made available when required thereunder.  As of the date of this Agreement, no PIPE Investor has notified ARYA in writing of its intention to terminate all or any portion of the Subscription Amount (as defined in the PIPE Subscription Agreements) or not to provide the financing contemplated thereunder.  Other than as set forth in the PIPE Subscription Agreements delivered to the Company in connection with the execution of this Agreement, (i) there are no conditions precedent or contingencies to the obligations of the parties under the PIPE Subscription Agreements to make the full amount of the PIPE Financing available to ARYA on the terms therein, and (ii) to the knowledge of ARYA, there are no side letters or other agreements, understandings, contracts or arrangements (written, oral or otherwise) related to the PIPE Subscription Agreements or the PIPE Financing, other than those entered into with the placement agents of the PIPE Financing.

Section 4.24        Investigation; No Other Representations.

(a)          Each ARYA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

65

(b)         In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each ARYA Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each ARYA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.25     EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.  NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE ARYA PARTIES OR ANY OTHER PERSON MAKES, AND EACH ARYA PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE ARYA PARTIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE ARYA PARTIES BY OR ON BEHALF OF THE MANAGEMENT OF ANY ARYA PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY ARYA PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY ARYA PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

66

ARTICLE 5
COVENANTS

Section 5.1	Conduct of Business of the Company.

(a)         From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by ARYA (such consent not to be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies.

(b)         Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by ARYA (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(ii)(A), Section 5.1(b)(iv)(A), Section 5.1(b)(xii), Section 5.1(b)(xv), or Section 5.1(b)(xvi) (to the extent related to any of the foregoing) not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i)        declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii)     (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii)     adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents or the Company Shareholders Agreement;

(iv)     (A) sell, assign, abandon, lease, exclusively license or otherwise dispose of any material assets or properties of the Group Companies, other than inventory or obsolete equipment in the ordinary course of business, or (B) subject any material assets or properties of the Group Companies to any Lien (other than any Permitted Liens);

67

(v)      transfer, issue, sell, grant or otherwise dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of Company Common Shares upon the exercise of any Company Options or conversion of Company Preferred Shares outstanding as of the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement or any Company Warrants in accordance with the terms of the Company Warrant Agreement;

(vi)     incur, create or assume any Indebtedness, other than ordinary course trade payables, or guarantee any Liability of any Person;

(vii)     (A) amend or modify, in either case in a manner materially adverse to the Company, or terminate any Material Contract of the type described in Section 3.7(a)(iv), Section 3.7(a)(v), Section 3.7(a)(ix), Section 3.7(a)(x) or Section 3.7(a)(xi) (such types of Material Contracts, collectively, the “Designated Material Contracts”) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any Designated Material Contract pursuant to its terms or entering into additional work or purchase orders pursuant to, and in accordance with the terms of, any Designated Material Contract), (B) waive any material benefit or right under any Designated Material Contract or (C) enter into any Contract that would, if in effect as of the date hereof, have constituted a Designated Material Contract or take any of the actions described in clause (A) or (B) with respect to any Contract entered into after the date hereof that would, if in effect as of the date hereof, have constituted a Designated Material Contract;

(viii)     make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, and (B) the reimbursement of expenses of employees or advancements of expenses, in each case, in the ordinary course of business;

(ix)     except (x) as required under the terms of any Employee Benefit Plan that has been made available to ARYA, or (y) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting any Group Company to take any action that is not permitted by any other provision of this Section 5.1(b)) (A) amend or modify in any material respect, adopt or enter into any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement (excluding any employment or consulting agreements entered into in the ordinary course of business with any newly hired or newly engaged service providers to any Group Company each of whose compensation would not exceed, on an annualized basis $300,000 per year), (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (C) take any action to accelerate any material payments (whether individually or in the aggregate), right to payment or benefit, or the funding of any payment or benefit, right to material payments (whether individually or in the aggregate), payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, or (D) waive or release any noncompetition, nonsolicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company;

68

(x)     make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(xi)     enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $2,000,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or ARYA or any of its Affiliates after the Closing);

(xii)     authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xiii)     change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiv)     enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

(xv)     make any material Company Change of Control Payment that is not set forth on Section 5.1(b)(xv) of the Company Disclosure Schedules or make any material payment with respect to a Company Affiliated Party Transaction that is not set forth on Section 5.1(b)(xv) of the Company Disclosure Schedules; or

(xvi)     enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

69

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give ARYA, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, (b) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of Section 5.1 and (c) any action taken, or omitted to be taken, by any Group Company to the extent that the Company Board reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, shall not be deemed to constitute a breach of Section 5.1; provided, however, (i) in the case of each of clause (b) and (c), the Company shall give ARYA prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to ARYA promptly after such act or omission and (ii) in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vii), Section 5.1(b)(xi), Section 5.1(b)(xii), Section 5.1(b)(xiii), Section 5.1(b)(xiv), Section 5.1(b)(xv) or Section 5.1(b)(xvi) (to the extent related to any of the foregoing).

Section 5.2          Efforts to Consummate; Transaction Litigation.

(a)          Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) by using reasonable best efforts with respect to the satisfaction, but not waiver, of the closing conditions set forth in Article 6) and, in the case of any Ancillary Document to which such Party is contemplated hereby to be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, and (ii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or Liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Effective Time, ARYA). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to, and each of the Parties shall cause its Affiliates to, obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents.  Each Party shall pay fifty percent (50%) of the HSR Act filing fees, any filing fees or other costs payable to a Governmental Entity in connection the preparation, filing or mailing of the Registration Statement / Proxy Statement and any printing, mailing or similar fees or costs in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement.  Subject to Section 8.6, except with respect to the HSR Act filing fees, any filing fees or other costs payable to a Governmental Entity in connection the preparation, filing or mailing of the Registration Statement / Proxy Statement and any printing, mailing or similar fees or costs in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement (which will be allocated as indicated above), each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents, including the legal and related expenses in connection with the preparation and submission of the Notification and Report Form under the HSR Act.  Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within five (5) Business Days) following the date of this Agreement, and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act.  ARYA shall promptly inform the Company of any communication between any ARYA Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform ARYA of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document.  Without limiting the foregoing, (a) the Parties agree to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of ARYA and the Company.  Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements.  No Party shall agree to any of the measures set forth in the immediately preceding sentence with respect to such Party or with respect to any other Party or any of its Affiliates, except with ARYA’s and the Company’s prior written consent (not to be unreasonable withheld, conditioned or delayed).

70

(b)          From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the ARYA Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any ARYA Party) or ARYA (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents.  Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any ARYA Party, the Company, or, in the case of the Company, ARYA in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any ARYA Party, the Company, or, in the case of the Company, ARYA, the opportunity to attend and participate in such meeting or discussion.

(c)          Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

71

(d)          From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, ARYA, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of ARYA, any of the ARYA Parties or any of their respective Representatives (in their capacity as a Representative of an ARYA Party) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company).  ARYA and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other; provided, however, that in no event shall (x) ARYA, any other ARYA Party or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), or (y) any Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of ARYA (not to be unreasonably withheld, conditioned or delayed).

Section 5.3	Confidentiality and Access to Information.

(a)        The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.  Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b)        From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to ARYA and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies).  Notwithstanding the foregoing, none of the Group Companies shall be required pursuant to this Section 5.3(b) to provide, or caused to be provided, to ARYA or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use, and shall cause the other Group Companies to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company or any of its Affiliates or Representatives, on the one hand, and any ARYA Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

72

(c)        From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, ARYA shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers and books and records of the ARYA Parties (in a manner so as to not interfere with the normal business operations of the ARYA Parties).  Notwithstanding the foregoing, ARYA shall not be required pursuant to this Section 5.3(c) to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any ARYA Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any ARYA Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any ARYA Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), ARYA shall use, and shall cause the other ARYA Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if an ARYA Party, Perceptive, the ARYA Sponsor or any of their respective Representatives, on the one hand, and any Group Company or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that ARYA shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

Section 5.4	Public Announcements.

(a)       Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company and ARYA; provided, however, that each Party, the ARYA Sponsor and their respective Representatives may make any such announcement or other communication (i) if such press release, announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Person shall, to the extent permitted by such applicable Law, use reasonable best efforts to consult with the Company, if the disclosing Person is any ARYA Party, the ARYA Sponsor or any of their respective Representative, or ARYA, if the disclosing Person is the Company or any of its Representative, and give the Company or ARYA, as applicable, the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, or (B) after the Closing, the disclosing Person and/or its Representatives, as applicable, shall, to the extent permitted by such applicable Law, use reasonable best efforts to consult with ARYA and give ARYA the opportunity to review such announcement or communication and comment thereon and the disclosing Person shall consider such comments in good faith, (ii) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.  Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Perceptive Shareholders and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

73

(b)          The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and ARYA prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof.  Promptly after the execution of this Agreement (but in any event within four (4) Business Days after the date of this Agreement), ARYA shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and ARYA shall consider such comments in good faith.  The Company, on the one hand, and ARYA, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ARYA, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by ARYA and the Company prior to the Closing), the Parties shall cause the Closing Press Release to be released.  Promptly after the Closing (but in any event within four (4) Business Days after the Closing), ARYA shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and ARYA prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ARYA, as applicable).  In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

74

Section 5.5	Tax Matters.

(a)	Tax Treatment.

(i)     The Parties intend that the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and ARYA shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause it to so qualify.  The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify.  The Parties shall file all Tax Returns consistent with and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the Intended Tax Treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Notwithstanding anything to the contrary herein, if, after the date hereof, the Company reasonably determines, in good faith, that the Merger is not reasonably expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the Parties shall use commercially reasonable efforts to restructure the transactions contemplated hereby (the Merger, as restructured pursuant to this sentence, the “Alternative Merger Structure”) in a manner that is reasonably expected to cause the Alternative Merger Structure to so qualify, including by adding a second merger to take place immediately after the Merger whereby the surviving company in the Merger would merge with and into a new limited liability company that is a wholly-owned Subsidiary of ARYA (“Newco”), with Newco being the surviving company in such second merger.

(ii)      ARYA and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).  The Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, (A) the Merger qualifying for the Intended Tax Treatment, and (B) in the case of ARYA, the Domestication qualifying for the Intended Tax Treatment.

(iii)     If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, ARYA and the Company shall deliver to Kirkland & Ellis and Wilson Sonsini Goodrich & Rosati, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement, and, if required, Kirkland & Ellis LLP shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Domestication and, if required, Wilson Sonsini Goodrich & Rosati shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Merger, or the Alternative Merger Structure, as applicable.

75

(b)        Tax Matters Cooperation.  Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding.  Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the Pre-Closing ARYA Shareholders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of ARYA’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, including timely providing (A) a PFIC Annual Information Statement to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period, and (B) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period and (ii) under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Domestication.

(c)       ARYA Taxable Year.  The Parties agree to treat the taxable year of ARYA as ending on the date that the Domestication is consummated for U.S. federal income tax purposes.

Section 5.6	Company Exclusive Dealing.

(a)     From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective officers and directors to not and shall use its reasonable best efforts to cause the other Representatives of the Group Companies to not, directly or indirectly: (i) solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a Company Acquisition Proposal; (iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any Group Company; or (v) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any Company Acquisition Proposal or a transaction of the type in clause (iv) (other than to inform such Person of the existence of the Company’s obligations under this Section 5.6).

(b)      The Company agrees to (i) notify ARYA promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (ii) keep ARYA reasonably informed on a current basis of any material modifications to such offer or information.

76

Section 5.7	ARYA Exclusive Dealing.

(a)        From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the ARYA Parties shall not, shall cause their respective officers, and directors to not, shall cause Perceptive to not, and the ARYA Sponsor and their controlled Affiliates to not, and shall use their reasonable best efforts to cause its and their Affiliates and the other Representatives of the ARYA Parties, Perceptive, the ARYA Sponsor and their controlled Affiliates to not, directly or indirectly: (i) solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, an ARYA Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a ARYA Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding an ARYA Acquisition Proposal; (iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any ARYA Party, other than any such filings or submissions in connection with the transactions contemplated by this Agreement or the Ancillary Documents; or (v) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any ARYA Acquisition Proposal or a transaction of the type in clause (iv) (other than to inform such Person of the existence of the ARYA Parties’ obligations under this Section 5.7).

(b)         ARYA agrees to (i) notify the Company promptly upon receipt of any ARYA Acquisition Proposal by ARYA, and to describe the material terms and conditions of any such ARYA Acquisition Proposal in reasonable detail (including the identity of the Persons making such ARYA Acquisition Proposal) and (ii) keep the Company reasonably informed on a current basis of any material modifications to such offer or information.

Section 5.8         Preparation of Registration Statement / Proxy Statement.  As promptly as reasonably practicable following the date of this Agreement, ARYA and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of ARYA or the Company, as applicable), and ARYA shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of ARYA which will be included therein and which will be used for the ARYA Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the ARYA Shareholder Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by ARYA’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq).  Each of ARYA and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of ARYA or the Company, as applicable) and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the

77

Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement.  ARYA, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.8 or for inclusion in any other statement, filing, notice or application made by or on behalf of ARYA to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including using reasonable best efforts to deliver customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(iii).  If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any ARYA Party, the Company, or, in the case of the Company, ARYA, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of ARYA, the Company, or, in the case of the Company, ARYA (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) ARYA shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing ARYA Shareholders.  ARYA shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of ARYA Shares for offering or sale in any jurisdiction, and ARYA and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.  Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.9       ARYA Shareholder Approval.  As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, (A) ARYA shall (a) duly give not less than five clear days’ notice of a meeting of the ARYA shareholders (the “ARYA Shareholders Meeting”), (b) cause the Registration Statement / Proxy Statement to be mailed to the ARYA shareholders and (c) duly convene and hold the ARYA Shareholder Meeting, in each case, in accordance with the Governing Documents of ARYA and applicable Law, for the purposes of obtaining the ARYA Shareholder Approval and (B) use reasonable best efforts to solicit proxies from the holders of ARYA Shares to vote in favor of each of the Transaction Proposals and (C) in connection with the mailing of the Registration Statement / Proxy Statement and the ARYA Shareholders Meeting, provide the applicable ARYA shareholders with the opportunity to elect to effect an ARYA Shareholder Redemption in accordance with the Governing Documents of ARYA. ARYA shall, through unanimous approval of the ARYA Board, recommend to its shareholders each of the following (the “ARYA Board Recommendation”): (A) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”);

78

(B) the adoption and the approval of the Domestication in accordance with applicable Law (the “Domestication Proposal”); (C) the adoption and approval of the issuance of the ARYA Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (D) the adoption and approval of the ARYA Certificate of Incorporation (the “Required Governing Document Proposal”); (E) the adoption and approval of certain differences between the Pre-Closing ARYA Governing Documents and the proposed ARYA Certificate of Incorporation and the proposed ARYA Bylaws (collectively, the “Other Governing Document Proposals”); (F) the adoption and approval of the ARYA Incentive Equity Plan (the “Incentive Equity Plan Proposal”); (G) the adoption and approval of the ARYA Employee Stock Purchase Plan (the “Employee Stock Purchase Plan Proposal”); (H) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (I) the adoption and approval of each other proposal reasonably agreed to by ARYA and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (J) the adoption and approval of a proposal for the adjournment of the ARYA Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (J), collectively, the “Transaction Proposals”), and ARYA shall include the ARYA Board Recommendation in the Registration Statement / Proxy Statement.  Notwithstanding the foregoing or anything to the contrary herein, ARYA may only adjourn the ARYA Shareholders Meeting (and ARYA shall adjourn the ARYA Shareholder Meeting if an adjournment is reasonably requested by the Company in writing) (1) to solicit additional proxies because there are not sufficient votes to constitute the ARYA Shareholder Approval, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that ARYA (or the Company) has reasonably determined in good faith, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing ARYA Shareholders prior to the ARYA Shareholders Meeting or (4) if the holders of ARYA Class A Shares have elected to redeem a number of ARYA Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(d) not being satisfied (assuming for purposes of this clause (4) that the full PIPE Financing Amount will be funded pursuant to the terms of the PIPE Subscription Agreements); provided, however, that, without the consent of the Company, in no event shall ARYA adjourn the ARYA Shareholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the date that is five (5) Business Days prior to the Termination Date.  ARYA covenants that none of the ARYA Board, ARYA or any committee of the ARYA Board shall (i) change, withdraw, withhold, qualify, amend or modify, or publicly propose to change, withdraw, withhold, qualify, amend or modify, in a manner adverse to the Company, the ARYA Board Recommendation or any other recommendation by the ARYA Board or ARYA of the proposals set forth in the Registration Statement / Proxy Statement, (ii) adopt, approve, recommend or declare advisable to the Pre-Closing ARYA Shareholders, or publicly propose to adopt, approve, recommend or declare advisable, any ARYA Acquisition Proposal or (iii) fail to include the ARYA Board Recommendation in the Registration Statement / Proxy Statement (any action described in clause (i), (ii) or (iii) an “ARYA Change in Recommendation”).
79

Section 5.10     Merger Sub Shareholder Approval.  As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, ARYA, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.11       Conduct of Business of ARYA.  From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, ARYA shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the Domestication or as contemplated pursuant to the PIPE Subscription Agreements), as required by applicable Law, as set forth on Section 5.11 of the ARYA Disclosure Schedules or as consented to in writing by the Company (such consent, other than in the case of Section 5.11(a), Section 5.11(b), Section 5.11(c), Section 5.11(d), Section 5.11(h), or Section 5.11(j), not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a)       adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any ARYA Party;

(b)          create or form any Subsidiary;

(c)        acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person, or make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person;

(d)         (i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its, or any of its Subsidiaries’, Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its, or any of its Subsidiaries’, Equity Securities, or (ii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any ARYA Party;

(e)         split, combine or reclassify any of its, or any of its Subsidiaries’, capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its, or any of its Subsidiaries’, capital stock;

(f)           incur, create or assume any Indebtedness, or guarantee any Liability of any Person;

(g)          make any loans or advances to, or capital contributions in, any other Person, other than to, or in, ARYA or any of its Subsidiaries;

(h)          issue any Equity Securities or grant any additional options, warrants or stock appreciation rights with respect to its Equity Securities;

80

(i)          (i) amend, modify or renew any ARYA Affiliated Party Transaction, or make any material payment to any ARYA Affiliated Party (other than compensation payments to employees in the ordinary course of business, consistent with past practice, or the Contracts set forth on Schedule 4.12 of the ARYA Disclosure Schedules), or (ii) enter into any Contract that would constitute an ARYA Affiliated Party Transaction;

(j)        engage in any activities or business, or incur any Liabilities, other than any activities, businesses or ARYA Liabilities (i) in connection with or incidental or related to Merger Sub’s organization, incorporation or formation, as applicable, or an ARYA Party’s continuing corporate (or similar) existence, (ii) that are either expressly permitted under this Section 5.11 (including, for the avoidance of doubt, any activities, businesses or ARYA Liabilities expressly contemplated by, incurred in connection with the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby), in accordance with Section 5.11 or (iii) those that are administrative or ministerial in nature and less than $20,000 individually, or in the aggregate;

(k)       enter into, or amend or modify any material term of (in a manner adverse to any ARYA Party), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Section 4.9 of the ARYA Disclosure Schedules (or any Contract, that if existing on the date hereof, would have been required to be listed on Section 4.9 of the ARYA Disclosure Schedules);

(l)        (i) adopt or amend any ARYA Benefit Plan, or enter into any employment contract or collective bargaining agreement or (ii) hire any person as an employee of ARYA or Merger Sub;

(m)       make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(n)        change any ARYA Party’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(o)        authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(p)         enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(q)       make any ARYA Change of Control Payment that is not set forth on Section 4.22 of the ARYA Disclosure Schedules; or

(r)          enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.11.

81

Notwithstanding anything in this Section 5.11 or this Agreement to the contrary, but without limiting the terms of this Section 5.11, nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any ARYA Party

Section 5.12         Nasdaq Listing; ARYA Public Filings.

(a)         Nasdaq Listing.  ARYA shall use its reasonable best efforts to cause (a) ARYA’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to be approved, (b) the ARYA Shares issuable in accordance with this Agreement, including the Domestication and the Merger, to be approved for listing on Nasdaq, subject to official notice of issuance thereof, and (c) to satisfy any of ARYA’s applicable initial and continuing listing requirements of Nasdaq, in each case as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.  The Company shall use reasonable best efforts to, and shall use reasonable best efforts to cause its Representatives to, cooperate with ARYA and its Representatives in connection with the foregoing provisions of this Section 5.12(a), as reasonably requested by ARYA.

(b)          ARYA Public Filings.  From the date hereof through the Closing, ARYA shall (except, in the case of any reports to be filed or furnished in connection with the transactions contemplated by this Agreement or any Ancillary Document, the Company’s breach of its applicable covenants, agreements and obligations hereunder would result in the ARYA’s inability to make such filings) use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 5.13        Trust Account.  Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, ARYA shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of ARYA pursuant to the ARYA Shareholder Redemption, (B) pay the amounts due to the underwriters of ARYA’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to ARYA in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.14     Company Shareholder Approval.

(a)     As promptly as reasonably practicable (and in any event within five (5) Business Days) following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the fifth (5th) Business Day following the date the Registration Statement / Proxy Statement is declared effective under the Securities Act, the “Company Shareholder Written Consent Deadline”), the Company shall obtain and deliver to ARYA a true and correct copy of a written consent (in the form attached hereto as Exhibit G) adopting and approving this Agreement and the transactions contemplated hereby (including the Merger) from the Company Shareholders that hold at least a number of Company Shares equal to the Company Required Shareholder Approval (the “Company Shareholder Written Consent”).

82

(b)          Promptly following the receipt of the Company Required Shareholder Approval, the Company shall prepare and deliver to each Company Shareholder who has not executed and delivered the Company Shareholder Written Consent an information statement, in form and substance required under the DGCL and otherwise reasonably satisfactory to ARYA, which information statement shall include (i) copies of this Agreement and the Registration Statement / Proxy Statement, (ii) a description of any dissenters’ rights of the Company Shareholders available under Section 262 of the DGCL and any other disclosure with respect to dissenters’ rights required by applicable Law and (iii) in accordance with the requirements of Section 228(e) of the DGCL, notice to any Company Shareholder who has not executed and delivered the Company Shareholder Written Consent of the corporate action by those Company Shareholders who did execute the Company Shareholder Written Consent.

Section 5.15         Financing.

(a)         ARYA shall use its reasonable best efforts to (i) obtain the PIPE Financing, enforce the obligations of the PIPE Investors under the PIPE Subscription Agreements, and consummate the purchases contemplated by the PIPE Subscription Agreements on the terms and subject to the conditions set forth in the PIPE Subscription Agreements, (ii) satisfy all conditions to the PIPE Financing set forth in the PIPE Subscription Agreements that are within its control, and (iii) satisfy and comply with its obligations under the PIPE Subscription Agreements. The Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to, cooperate with ARYA and its Representatives in connection with the matters specified in this Section 5.15(a).  If reasonably requested by the Company, ARYA shall, to the extent it has such rights under the PIPE Subscription Agreement, waive any breach of any representation, warranty, covenant or agreement of the PIPE Subscription Agreement by any PIPE Investor to the extent necessary to cause the satisfaction of the conditions to closing of the PIPE Financing set forth in the PIPE Subscription Agreements and solely for the purpose of consummating the Closing, provided that (i) any such waiver may be subject to, and conditioned upon, the Closing occurring and the substantially concurrent funding of such PIPE Financing, (ii) subject to, and condition upon, the Closing occurring substantially concurrent funding of the PIPE Financing, the Company also waives any such breach to the extent the Company is a third party beneficiary of the provision that was so breached (iii) any such waiver shall be subject to the rights of the placement agent, as applicable, under such PIPE Subscription Agreement with respect to such waiver.

(b)         ARYA shall not amend, modify or waive any provisions of any PIPE Subscription Agreement without the prior written consent of the Company; provided, that any amendment, modification or waiver that is solely ministerial in nature or otherwise immaterial, and, in each case, that does not affect any economic or any other material term, shall not require the prior written consent, so long as ARYA has provided to the Company no less than two (2) Business Days written notice of such amendment, modification or waiver, it being understood, but without limiting the foregoing, that it shall be deemed material if any amendment, modification or waiver (i) reduces the amount of the PIPE Financing available under the PIPE Subscription Agreements or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the PIPE Financing.

83

(c)     ARYA shall (i) promptly notify the Company upon having knowledge of any material breach or default under, or termination of, any PIPE Subscription Agreement (including any refusal or repudiation by any PIPE Investor with respect to its obligation and/or ability to provide the full financing contemplated by the applicable PIPE Subscription Agreement), (ii) prior to delivering any written notice (or any other material notice) to a PIPE Investor with respect to any PIPE Subscription Agreement, deliver such notice to the Company for its prior review and consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) promptly, and in any event, within two (2) Business Days following the Company’s reasonable request, deliver the Closing Notice (as defined in the PIPE Subscription Agreement) to the PIPE Investors if conditions to the delivery of such notice under the PIPE Subscription Agreement have been satisfied and all of the conditions to the Closing set forth in Article 6 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but that would, as of such date, reasonably be expected to be satisfied if the Closing were to occur).

Section 5.16         ARYA Indemnification; Directors’ and Officers’ Insurance.

(a)          Each Party agrees that (i) all rights to indemnification or exculpation existing as of the date of this Agreement and in effect immediately prior to the Effective Time (but, for the avoidance of doubt, following the Domestication) in favor of the directors and officers of each ARYA Party, as provided in the applicable ARYA Party’s Governing Documents or director and officer indemnification agreements, in substantially the form set forth in the ARYA SEC Reports, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) ARYA will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period.  To the maximum extent permitted by applicable Law, during such six (6)-year period, ARYA shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable ARYA Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the ARYA Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any ARYA Party (the “ARYA D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such ARYA D&O Person was a director or officer of any ARYA Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)         ARYA shall not have any obligation under this Section 5.16 to any ARYA D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such ARYA D&O Person in the manner contemplated hereby is prohibited by applicable Law.

84

(c)          For a period of six (6) years following the Effective Time, ARYA shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are covered by any comparable insurance policies of the ARYA Parties in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time.  Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable, in the aggregate to the Persons covered thereby than) the coverage provided under ARYA’s directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that ARYA shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by ARYA prior to the date of this Agreement and, in such event, ARYA shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by ARYA prior to the date of this Agreement.

(d)          ARYA shall obtain, at or prior to the Closing, and ARYA shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of ARYA in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, which may be satisfied by an existing  D&O insurance policy of ARYA, providing the aforementioned coverage set forth in this Section 5.16(d) (including via a prepaid or previously acquired “tail” that automatically takes effect at the Closing).  Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under ARYA's directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, ARYA or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of three-hundred percent (300%) of the most recent annual premium paid by ARYA prior to the date of this Agreement and, in such event, ARYA or one of its Affiliates shall purchase the maximum coverage available for three-hundred (300%) of the most recent annual premium paid by ARYA prior to the date of this Agreement.

(e)         If ARYA or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, ARYA shall use commercially reasonable efforts to cause the successors or assigns of ARYA to assume all of the obligations set forth in this Section 5.16.

(f)          The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.16 are intended to be third-party beneficiaries of this Section 5.16.  This Section 5.16 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of ARYA.

85

Section 5.17          Company Indemnification; Directors’ and Officers’ Insurance.

(a)        Each Party agrees that (i) all rights to indemnification or exculpation now existing as of the date of this Agreement and in effect immediately prior to the Effective Time in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or director and officer indemnification agreements set forth on Section 5.17(a) of the Company Disclosure Schedules, in substantially the form made available, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) ARYA will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period.  To the maximum extent permitted by applicable Law, during such six (6)-year period, ARYA shall cause the applicable Group Companies to advance expenses in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time.  The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)          None of ARYA or the Group Companies shall have any obligation under this Section 5.17 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)         The Company shall purchase, at or prior to the Closing, and ARYA shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, which may be satisfied through the annual renewal of a D&O insurance described in Section 5.17(a), providing the aforementioned coverage set forth in this Section 5.17(c).  Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, ARYA or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of three-hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company or one of its Affiliates shall purchase the maximum coverage available for three-hundred (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

86

(d)         If ARYA or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, ARYA shall use its commercially reasonable efforts to cause the successors or assigns of ARYA to assume all of the obligations set forth in this Section 5.17.

(e)          The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.17 are intended to be third-party beneficiaries of this Section 5.17.  This Section 5.17 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of ARYA.

Section 5.18        Post-Closing Directors and Officers.

(a)        ARYA shall take all such action as may be necessary or reasonably appropriate such that effective as of the Effective Time: (i) the ARYA Board shall consist of nine (9) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of three (3) directors, Class II consisting of three (3) directors and Class III consisting of three (3) directors; provided, that, if an individual is not identified to serve as a director pursuant to Section 5.18(d), then one director seat shall be vacant following the Effective Time until a director is appointed or elected to fill such vacant directorship in accordance with the Governing Documents of ARYA; (ii) the members of the ARYA Board are the individuals determined in accordance with Section 5.18(b), Section 5.18(c) and Section 5.18(d); (iii) the members of the compensation committee, audit committee and nominating committee of the ARYA Board are the individuals determined in accordance with Section 5.18(e); and (iv) the officers of ARYA (the “Officers”) are the individuals determined in accordance with Section 5.18(f).

(b)         The individual identified on Section 5.18(b) of the ARYA Disclosure Schedules shall be a director on the ARYA Board immediately after the Effective Time, with such individual being in the class of directors set forth opposite his or her name (the “ARYA Designee”).  Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the ARYA Sponsor may, by giving the Company and ARYA written notice, replace the ARYA Designee with any individual and, upon the ARYA Sponsor so giving notice of the replacement of the ARYA Designee, Section 5.18(b) of the ARYA Disclosure Schedules shall automatically be deemed amended to include such replacement individual as the ARYA Designee in lieu of, and to serve in the same class of directors as, the individual so replaced.

(c)          The seven (7) individuals identified on Section 5.18(c) of the Company Disclosure Schedules shall be directors on the ARYA Board immediately after the Effective Time, with each such individual being in the class of directors set forth opposite his or her name (each, a  “Company Designee”).  Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, (i) the Company may, by giving ARYA and the ARYA Sponsor written notice, replace any Company Designee with any other individual that is a member of the Company Board or is a Company Board observer, in either case, as of the date of this Agreement and, upon the Company so giving notice of the replacement of such Company Designee, Section 5.18(c) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as a Company Designee in lieu of, and to serve in the same class of directors as, the individual so replaced or (ii) the Company may, with the prior written consent of ARYA and the ARYA Sponsor (such consent not to be unreasonably withheld, conditioned or delayed by either ARYA or the ARYA Sponsor), replace any Company Designee with any other individual and, if ARYA and the ARYA Sponsor each provides its written consent to the replacement of any such Company Designee pursuant to this clause (ii), then Section 5.18(c) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as a Company Designee in lieu of, and to serve in the same class of directors as, the individual so replaced.  Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by ARYA and the ARYA Sponsor, in no event shall there be less than four (4) Company Designees that qualify as “independent directors” (as defined in Nasdaq rule 5605(a)(2)) (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.18(c) or otherwise).

87

(d)          Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may identify one individual that qualifies as an “independent director” under the listing rules of Nasdaq and is reasonably acceptable to the ARYA Sponsor to serve as a Class III director of the ARYA Board immediately after the Effective Time.

(e)          Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company shall designate each director that will serve on the compensation committee, the audit committee and the nominating committee of the ARYA Board immediately after the Effective Time, subject to applicable listing rules of Nasdaq and applicable Federal Securities Laws.

(f)          The individuals identified on Section 5.18(f) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name.  In the event that any such individual identified on Section 5.18(f) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service, or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may, with the prior written consent of ARYA Sponsor (such consent not to be unreasonably withheld, conditioned or delayed), replace such individual with another individual to serve as such Officer and, if the ARYA Sponsor provides its consent to the replacement of such Officer, then Section 5.18(f) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.

(g)         The obligations of ARYA pursuant to Section 5.18(a) shall include ARYA causing the removal or resignation of the applicable officers and directors of ARYA prior to or at the Effective Time for purposes of effectuating the agreements therein, to the extent such removal or resignation has not otherwise occurred prior to the Effective Time.

88

Section 5.19        PCAOB Financials.

(a)       The Company shall deliver to ARYA, (i) as promptly as reasonably practicable following the date of this Agreement, the audited consolidated balance sheets of the Company as of December 31, 2019 and December 31, 2020 and the related audited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company for the years then ended (the financial statements described in this clause (i), the “Closing Company Audited Financial Statements”), and (ii) as promptly as reasonably practicable following the date of the applicable period, any other audited or unaudited consolidated balance sheets and the related unaudited consolidated statements of operations and comprehensive loss, and stockholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter), as applicable that as of such date is required to be included in the Registration Statement / Proxy Statement (the financial statements described in this clause (ii), the “Other Closing Company Financial Statements”, and collectively with the Closing Company Audited Financial Statements, the “Closing Company Financial Statements”).   The Company shall cause the Closing Company Financial Statements (A) to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) in the case of any audited financial statements, to be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (C) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b)        The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies, ARYA in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by ARYA with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.20     ARYA Incentive Equity Plan; ARYA Employee Stock Purchase Plan.   Prior to the ARYA Shareholders Meeting, the ARYA Board shall approve and adopt (a) the equity incentive plan, in substantially the form attached as Exhibit H and with any changes or modifications thereto as the Company and ARYA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ARYA, as applicable) (the “ARYA Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing, reserving initially 16,182,600 ARYA Shares for grant thereunder plus such additional ARYA Shares as may become available for issuance in accordance with the terms set forth in the ARYA Incentive Equity Plan, and (b) an employee stock purchase plan, in substantially the form attached as Exhibit I and with any changes or modifications thereto as the Company and ARYA may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or ARYA, as applicable) (the “ARYA Employee Stock Purchase Plan”), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing, reserving initially 1,244,900 ARYA Shares for grant thereunder plus such additional ARYA Shares as may become available for issuance in accordance with the terms set forth in the ARYA Employee Stock Purchase Plan.

89

Section 5.21        FIRPTA Certificates.  At or prior to the Closing, the Company shall deliver, or cause to be delivered, to ARYA a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to ARYA.

Section 5.22        Employee Benefits Matters.

(a)          Following the Effective Time, ARYA shall, or shall cause the Company (as the surviving corporation on and after the Effective Time) and each of its subsidiaries, as applicable, to provide the employees of the Company who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by the Company (as the surviving corporation on and after the Effective Time) or any of its subsidiaries (including, without limitation, any employee benefit plan as defined in Section 3(3) of ERISA and any vacation or other paid time-off program or policy) for service accrued or deemed accrued prior to the Effective Time with any Group Company; provided, however, that such crediting of service shall not operate to duplicate any benefit or compensation or the funding of any such benefit or compensation.  In addition, ARYA shall use commercially reasonable efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by the Company (as the surviving corporation on and after the Effective Time) or any of its subsidiaries that cover the Continuing Employees or their dependents to the extent such eligibility waiting periods, evidence of insurability requirements and pre-existing condition limitations would not have been applicable to such Continuing Employees under the terms of the corresponding group health plans of the Company immediately prior to the Closing Date, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee participated immediately prior to the Closing Date to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year.  Following the Closing, the Company (as the surviving corporation) will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing.

(b)        The provisions of this Section 5.22 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any claims, rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or other service or continued employment or other service for any specified period or to any particular terms or condition of employment or other service, or level of compensation or benefits.  Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, ARYA, the Company (as the surviving corporation) and each of its subsidiaries to continue any Employee Benefit Plan or other benefit or compensation plan, program, policy, agreement or arrangement, or following the Closing prevent or limit their amendment, modification or termination of any benefit or compensation plan, program, policy, agreement or arrangement.

90

Section 5.23       Bylaws. Prior to the occurrence of the Effective Time, ARYA shall adopt, or cause to be adopted, the ARYA Bylaws in accordance with applicable Law.

Section 5.24      Company Change of Name. At least two Business Days prior to the Closing Date, the Company shall cause its name to be changed to “Nautilus Subsidiary, Inc.” (or such other name as may be mutually agreed by ARYA and the Company) and provide evidence of the same to ARYA.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1        Conditions to the Obligations of the Parties.  The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by all of the Parties, of the following conditions:

(a)        each applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b)      no Order, Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction enjoining or prohibiting the consummation of the Domestication or the Merger(the “Closing Transactions”) shall be in effect;

(c)         the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d)          the Company Required Shareholder Approval shall have been obtained;

(e)          the Required ARYA Shareholder Approval shall have been obtained;

(f)        ARYA’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, ARYA shall, after giving effect to the ARYA Shareholder Redemption, satisfy any applicable initial and continuing listing requirements of Nasdaq, and ARYA shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the ARYA Shares (including the ARYA Shares to be issued hereunder) shall have been approved for listing on Nasdaq; and

91

(g)        after giving effect to the transactions contemplated hereby (including after giving effect to the PIPE Financing and after giving effect to the ARYA Shareholder Redemption), ARYA shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

Section 6.2        Other Conditions to the Obligations of the ARYA Parties.  The obligations of the ARYA Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by ARYA (on behalf of itself and the other ARYA Parties) of the following further conditions:

(a)         (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (ii) shall be deemed to be satisfied if no Company Material Adverse Effect is continuing and (iii) the representations and warranties of the of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b)        the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c)         since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d)        at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to ARYA the following documents:

92

(i)       a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to ARYA; and

(ii)     the Investor Rights Agreement duly executed by the Company Shareholders set forth on Section 6.2(d)(ii) of the Company Disclosure Schedules.

Section 6.3     Other Conditions to the Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a)       (i) the ARYA Fundamental Representations (other than the representations and warranties set forth in Section 4.8(a)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties of the ARYA Parties set forth in Section 4.8(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (ii) shall be deemed to be satisfied if no ARYA Material Adverse Effect is continuing, and (iii) the representations and warranties of the ARYA Parties (other than the ARYA Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “ARYA Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an ARYA Material Adverse Effect;

(b)         the ARYA Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c)          since the date of this Agreement, no ARYA Material Adverse Effect has occurred that is continuing;

(d)          the Aggregate Transaction Proceeds shall be equal to or greater than $250,000,000;

(e)          as of immediately following the Effective Time, the ARYA Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 5.18(a)(i)-(ii);

93

(f)         the ARYA Sponsor and the Other Class B Shareholders shall have complied in all material respects with their covenants and agreements required to be performed or complied with by them under the Sponsor Letter Agreement at or prior to the Closing;

(g)         the Domestication shall have been consummated on the Closing Date prior to the Effective Time in accordance with Section 2.1(a) and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to the Company; and

(h)          at or prior to the Closing, ARYA shall have delivered, or caused to be delivered, the following documents:

(i)        a certificate duly executed by an authorized officer of ARYA, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b), and Section 6.3(c), are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii)       the Investor Rights Agreement duly executed by ARYA and the Perceptive Shareholders.

Section 6.4         Frustration of Closing Conditions.  The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s breach of its obligations under this Agreement, including a breach of its obligations to use reasonable best efforts to cause the Closing to occur as required by Section 5.2.  None of the ARYA Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by an ARYA Party’s breach of its obligations under this Agreement, including a breach of its obligations to use reasonable best efforts to cause the Closing to occur as required by Section 5.2.

ARTICLE 7
TERMINATION

Section 7.1         Termination.  This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)          by mutual written consent of ARYA and the Company;

(b)         by ARYA, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by ARYA, and (ii) the Termination Date; provided, however, that none of the ARYA Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied and the Perceptive PIPE Investor is not then in breach of the PIPE Subscription Agreement so as to prevent the condition to the Closing set forth in Section 6.3(d) from being satisfied;

94

(c)          by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any ARYA Party has failed to perform any covenant or agreement on the part of such applicable ARYA Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to ARYA by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied and none of the Company PIPE Investors is then in breach of the PIPE Subscription Agreement (after taking into account any cure by a Company Related Substituted Party in accordance with clauses (A) through (C) of Section 7.11(d)) so as to prevent the condition to the Closing set forth in Section 6.3(d) from being satisfied;

(d)       by either ARYA or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to 11:59 P.M. (pacific time) August 6, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to ARYA if any ARYA Party’s, or any of their respective Affiliates’ breach of any of its covenants or obligations under this Agreement or any Ancillary Document to which it is a party, or if the Perceptive PIPE Investor’s breach of any of the covenants or obligations under a PIPE Subscription Agreement, in any case, shall have proximately caused (either individually or when taken together) the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of any its covenants or obligations under this Agreement or any Ancillary Document to which it is a party, any Company Shareholder’s breach of any of his, her or its covenants or obligations under the Transaction Support Agreement, or any Company PIPE Investor’s breach of any of the covenants or obligations under a PIPE Subscription Agreement (each, a “Company Related Breaching Party”), in any case, shall have proximately caused (either individually or when taken together) the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date (it being understood that (A) the Company and the Company Shareholders shall be permitted to arrange for substitute PIPE Investors to invest in a new PIPE Subscription Agreement, substantially in the form of Exhibit A-2, the portion of the PIPE Financing Amount previously committed to be invested by the Company Related Breaching Party (each such investor, a “Company Related Substituted Party”), (B) subject to a Company Related Substituted Party being capable of making the representations and warranties as an Investor under the PIPE Subscription Agreement and satisfying the covenants and agreements thereafter, ARYA shall enter into a in a new PIPE Subscription Agreement, substantially in the form of Exhibit A-2 with each Company Substituted Party reflecting the portion of the PIPE Financing Amount such Company Related Substituted Party is committing to invest (the “Substituted PIPE Investment Amount”) and (C) to the extent that the Company Related Substituted Parties have entered into the PIPE Subscription Agreement and agreed to invest some or all of the PIPE Financing Amount committed to be invested by the Company Related Breaching Party and the Company Related Substituted Parties are, and continue to be in compliance with the terms of their PIPE Subscription Agreements (including when required to fund their applicable portion of the PIPE Financing Agreement, the funding of such applicable portion of the PIPE Financing Agreement), then the Company Related Breaching Party’s breach of the PIPE Subscription Agreement shall be disregarded solely for purposes of this clause (ii) and/or the proviso in Section 7.1(c), as applicable, and without limiting any rights or remedies with respect to the applicable Company Related Breaching Party under the applicable PIPE Subscription Agreement);

95

(e)         by either ARYA or the Company, if any Governmental Entity of competent jurisdiction shall have issued an Order permanently enjoining or prohibiting any of the Closing Transactions and such Order shall have become final and nonappealable;

(f)         by either ARYA or the Company, if the ARYA Shareholders Meeting has been held (including following any adjournment thereof), has concluded, ARYA’s shareholders have duly voted and the Required ARYA Shareholder Approval was not obtained; or

(g)         by ARYA, if the Company has not delivered, or cause to be delivered, to ARYA written consents of the Company Shareholders sufficient to constitute the Company Shareholder Written Consent on or prior to the date that constitutes the Company Shareholder Written Consent Deadline; provided, however, that the termination rights under this Section 7.1(g) shall expire and ARYA shall not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if the Company Required Shareholder Approval has been obtained and delivered to ARYA prior to the time that this Agreement is terminated pursuant to this Section 7.1(g).

Section 7.2        Effect of Termination.  Except for a termination pursuant to Section 7.1(a), any termination of this Agreement pursuant to Section 7.1 will be effective (subject to the cure periods (if any) provided above) immediately upon the delivery of a valid written notice of the terminating Party to each of the other Parties hereto.  In the event of the termination of this Agreement pursuant to Section 7.1, (a) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent, with respect to Article 1, related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms.  Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (ii) any Person’s Liability under any PIPE Subscription Agreement, any Confidentiality Agreement, any Transaction Support Agreement, or the Sponsor Letter Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

96

ARTICLE 8
MISCELLANEOUS

Section 8.1         Non-Survival.  The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) in this Agreement shall terminate at the Effective Time. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

Section 8.2         Entire Agreement; Assignment.  This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.  This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of ARYA and the Company; provided, however, that to the extent any such assignment following the Closing relates to the ARYA Sponsor Specified Provisions, the assigning Party shall continue to be bound by its obligations under such provisions.  Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3         Amendment.  This Agreement may be amended or modified only by a written agreement executed and delivered by ARYA and the Company; provided, however, that any such amendment or modification following the Closing with respect to the ARYA Sponsor Specified Provisions shall also require the written consent of the ARYA Sponsor.  This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4       Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to any ARYA Party, to:

97

c/o ARYA Science Acquisition Corp III
51 Astor Place, 10th Floor
New York, NY 10003
Attention:	Michael Altman
Konstantin Poukalov
E-mail:	Michael@perceptivelife.com
Konstantin@perceptivelife.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Jonathan L. Davis, P.C.
Ryan Brissette
E-mail:	jonathan.davis@kirkland.com
ryan.brissette@kirkland.com

(b)	If to the Company, to:

Nautilus Biotechnology, Inc.
PO Box 22027
Seattle, WA 98122
Attention:  Sujal Patel, Chief Executive Officer
Email: smpatel@nautilus.bio

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attention:	Robert Kornegay
E-mail:	rkornegay@wsgr.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
One Market Plaza, Spear Tower, Suite 3300
San Francisco, CA 94105
Attention:	Robert T. Ishii
Brian Keyes
E-mail:	rishii@wsgr.com
bkeyes@wsgr.com

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth above.

98

Section 8.5          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware (except that the laws of the Cayman Islands shall also apply to the Domestication).

Section 8.6         Fees and Expenses.  Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and ARYA shall pay, or cause to be paid, all Unpaid ARYA Expenses.

Section 8.7         Construction; Interpretation.  The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to ARYA, any documents or other materials posted to the electronic data room located at sharepoint.com under the project name “Project Mako” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement;  (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement).  If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

99

Section 8.8         Exhibits and Schedules.  All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.  The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement.  Any item disclosed in the Company Disclosure Schedules or in the ARYA Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the ARYA Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the ARYA Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure.  The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9         Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.16, Section 5.17, the last sentence of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.  The ARYA Sponsor shall be an express third-party beneficiary of Section 5.16, Section 8.2, Section 8.3, this Section 8.9, Section 8.13 and Section 8.14 (collectively, the “ARYA Sponsor Specified Provisions”).

Section 8.10        Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11     Counterparts; Electronic Signatures.  This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12     Knowledge of Company; Knowledge of ARYA.  For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports.  For all purposes of this Agreement, the phrase “to ARYA’s knowledge” and “to the knowledge of ARYA” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the ARYA Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports.  For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the ARYA Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

100

Section 8.13       No Recourse.  Without limiting any rights of any party against any other party to an Ancillary Document to the extent on the terms and subject to the conditions thereunder or the Liabilities of any party to an Ancillary Document to the extent arising from a claim against such party by another party to such agreement on the terms and subject to the conditions thereunder, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought by and against, the Parties, and then only with respect to the specific covenants, agreements, obligations, representations and warranties set forth herein with respect to such Party.  Without limiting any rights of any party against another party to an Ancillary Document to the extent on the terms and subject to the conditions thereunder or the Liabilities of any party to an Ancillary Document to the extent arising from a claim against such party by another party to such agreement on the terms and subject to the conditions thereunder, except for the Parties (and then only to the extent of the specific covenants, agreements, obligations, representations and warranties undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, ARYA or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 8.14        Extension; Waiver.  The Company may (a) extend the time for the performance of any of the obligations or other acts of the ARYA Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the ARYA Parties set forth herein or (c) waive compliance by the ARYA Parties with any of the agreements or conditions set forth herein.  ARYA may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein.  Notwithstanding the foregoing or anything to the contrary in this Agreement, any extension or waiver following the Closing with respect ARYA Sponsor Specified Provisions shall also require the written consent of the ARYA Sponsor.  Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

101

Section 8.15       Waiver of Jury Trial.  THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16      Submission to Jurisdiction.  Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum.  Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts.  Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

102

Section 8.17        Remedies.  Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18     Trust Account Waiver.

(a)     Reference is made to the final prospectus of ARYA, filed with the SEC (File No. 333-2399860, on August 10, 2020 (the “Prospectus”).  For purposes of this Agreement, “Trust Account” means the trust account established by ARYA with the proceeds from its initial public offering (the “IPO”) and concurrent private placement pursuant to the Trust Agreement in accordance with the Prospectus.  The Company acknowledges and agrees and understands that ARYA has established the Trust Account containing the proceeds of its IPO and the overallotment shares acquired by ARYA’s underwriters in connection therewith and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of ARYA’s public shareholders (including overallotment shares acquired by ARYA’s underwriters, the “Public Shareholders”), and ARYA may disburse monies from the Trust Account only in the express circumstances described in the Prospectus.  For and in consideration of ARYA entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement (but without limiting Section 8.18(b)), none of the Company, or any of its respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between ARYA or any of its Representatives, on the one hand, and, the Company, or any of its respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”).  The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO) now or in the future as a result of, or arising out of, any negotiations, or Contracts with ARYA or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO) for any reason whatsoever (including for an alleged breach of any agreement with ARYA or its Affiliates).

103

(b)     Notwithstanding Section 8.18(a), Section 8.18(a) shall not serve to limit or prohibit (and the Trust Account Released Claims shall not include) the Company’s right to pursue a claim against (i) any ARYA Party under, and on the terms and subject to the conditions in, this Agreement or under, and on the terms and subject to the conditions in, any Ancillary Document to which it and an ARYA Party is a party or (ii) any other party to an Ancillary Document to which it is a party under, and on the terms and subject to the conditions in, such Ancillary Document, in the case of either clause (i) or (ii), for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief to the extent not prohibited by this Agreement or such Ancillary Document (including a claim for each ARYA Party to specifically perform its obligations under this Agreement pursuant to Section 8.17).  If the terms of the Confidentiality Agreement or any Ancillary Document conflicts with the terms of this Section 8.18(b), the terms of this Section 8.18(b) shall govern and control to the extent of such conflict. The Parties acknowledge and agree that this Section 8.18 supersedes and replaces Section 7(h) of the Confidentiality Agreement in its entirety and Section 7(h) of the Confidentiality Agreement will no longer be of any force or effect.

*     *     *     *     *

104

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

ARYA SCIENCES ACQUISITION CORP III

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Chief Financial Officer

MAKO MERGER SUB, INC.

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Vice President

NAUTILUS BIOTECHNOLOGY, INC.

By:	/s/ Sujal Patel
Name:	Sujal Patel
Title:	Chief Executive Officer

ANNEX A-1
List of Company PIPE Investors

1.	Hand Capital LLC

2.	VCVC V LLC

3.	Vulcan Capital Holdings Columbia LLC

4.	Madrona Venture Group VI-A, LP

5.	Madrona Venture Group VI, LP

6.	Matthew Posard

7.	WS Investment Company LLC

8.	Andreessen Horowitz LSV Fund II

ANNEX A-2
List of Third Party PIPE Investors

1.	Bain Capital Life Sciences Fund II, L.P.

2.	BCIP Life Sciences Associates, LP

3.	SILVER CREEK CS SAV, L.L.C., (Nantahala Capital Management, LLC)

4.	NCP QR LP

5.	BLACKWELL PARTNERS LLC - SERIES A (Nantahala Capital Management, LLC)

6.	NANTAHALA CAPITAL PARTNERS II LIMITED PARTNERSHIP

7.	NANTAHALA CAPITAL PARTNERS LIMITED PARTNERSHIP

8.	NCP RFM LP

9.	NANTAHALA CAPITAL PARTNERS SI, LP

10.	Sphera Biotech Master Fund, LP

11.	Sphera Global Healthcare Master Fund

12.	ORBIMED GENESIS MASTER FUND, L.P.

13.	ORBIMED PARTNERS MASTER FUND LIMITED

14.	FRANKLIN STRATEGIC SERIES – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

15.	FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

16.	Avidity Master Fund LP

17.	Avidity Capital Fund II LP

18.	RTW Master Fund, Ltd.

19.	RTW Innovation Master Fund, Ltd.

20.	RTW Venture Fund Limited

21.	Alyeska Master Fund, L.P.

22.	Logos Global Master Fund LP

23.	RA CAPITAL HEALTHCARE FUND, L.P.

24.	Casdin Partners Master Fund LP

25.	Averill Master Fund, Ltd.

26.	AVMI Investments, Inc.

27.	Alexandria Venture Investments, LLC

28.	Ally Bridge MedAlpha Master Fund L.P.

29.	Decheng Capital Global Healthcare Fund (Master), LP

SUBSCRIPTION AGREEMENT

ARYA Sciences Acquisition Corp III
51 Astor Place, 10th Floor
New York, New York 10002

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between ARYA Sciences Acquisition Corp III, a Cayman Islands exempted company (“ARYA”), which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among ARYA, Mako Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Nautilus Biotechnology, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned subsidiary of ARYA, on the terms and subject to the conditions set forth in the Transaction Agreement (such merger, the “Transaction”).

In connection with the Transaction, ARYA is seeking commitments from interested investors to purchase, following the Domestication (as defined below) and prior to the closing of the Transaction, shares of ARYA’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”).  On or about the date of this Subscription Agreement, ARYA is entering into subscription agreements (the “Other Subscription Agreements”, and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors”, and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 20,000,000 Shares, at the Per Share Purchase Price. Prior to the closing of the Transaction (and as more fully described in, and on the terms and subject to the conditions set forth in, the Transaction Agreement), ARYA will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (2020 Revision) (the “Domestication”).  The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and ARYA acknowledges and agrees as follows:

1.          Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from ARYA the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions set forth in this Subscription Agreement. The Investor acknowledges and agrees that ARYA reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by ARYA only when this Subscription Agreement is signed by a duly authorized person by or on behalf of ARYA; ARYA may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by ARYA on the terms and subject to the conditions set forth in this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2.          Closing. The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to, the effectiveness of the Transaction (the date the Closing so occurs, the “Closing Date”). Upon  delivery of written notice from (or on behalf of) ARYA to the Investor (the “Closing Notice”), that ARYA reasonably expects all conditions to the closing of the Transaction under the Transaction Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to ARYA, three (3) business days prior to the anticipated closing date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by ARYA in the Closing Notice (which account shall not be an escrow account).  On the Closing Date, ARYA shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on ARYA’s share register; provided, however, that ARYA’s obligation to issue the Shares to the Investor is contingent upon ARYA having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and San Francisco, California are open for the general transaction of business.

3.          Closing Conditions.

a.          The obligation of the parties hereto to consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)          no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)          (A) all conditions precedent to the closing of the Transaction set forth in Article 6 of the Transaction Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement or the Other Subscription Agreements) or waived by the parties to the Transaction Agreement as provided therein and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b.          The obligation of ARYA to consummate the sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing by ARYA with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed)) that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement in all material respects as of the Closing Date.

c.          The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing by the Investor) that (i) all representations and warranties of ARYA contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by ARYA of each of the representations and warranties of ARYA contained in this Subscription Agreement in all material respects as of the Closing Date (provided, however, if this condition would otherwise fail to be satisfied as a result of a failure of one or more of the representations and warranties of ARYA contained in this Agreement to be true and correct and the facts underlying such failure to be true and correct would also cause one or more of the representations of ARYA under the Transaction Agreement to fail to be true and correct, then this condition shall nevertheless be deemed satisfied if the Company waives the failure of such representation to be true and correct under the Transaction Agreement and all other conditions to closing hereunder have been satisfied); (ii) ARYA shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and (iii) the Shares acquired hereunder shall have been approved for listing by the Stock Exchange (as defined below), subject to official notice of issuance.

4.          Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.          ARYA Representations and Warranties. ARYA represents and warrants to the Investor that:

a.          ARYA is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). ARYA has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, ARYA will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b.          As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under ARYA’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c.          This Subscription Agreement has been duly authorized, executed and delivered by ARYA and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against ARYA in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.          The sale and issuance of the Shares and the compliance by ARYA with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ARYA or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ARYA or any of its subsidiaries is a party or by which ARYA or any of its subsidiaries is bound or to which any of the property or assets of ARYA is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of ARYA and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of ARYA to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of ARYA; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ARYA or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of ARYA to comply in all material respects with this Subscription Agreement.

e.          As of their respective dates, all reports (the “SEC Reports”) required to be filed by ARYA with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of ARYA included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of ARYA as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by ARYA from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f.          Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, ARYA has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in ARYA (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of ARYA by existing securityholders of ARYA, which may be effectuated as a forfeiture to ARYA and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

g.          ARYA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by ARYA of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, or such other applicable stock exchange on which ARYA’s common equity is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h.          As of the date of this Subscription Agreement, the authorized capital stock of ARYA consists of 479,000,000 Class A ordinary shares (“Class A Shares”), 20,000,000 Class B ordinary shares (the “Class B Shares”), and 1,000,000 preference shares, each par value $0.0001 per share. As of the date of this Subscription Agreement, 15,449,000 Class A Shares are issued and outstanding and 3,737,500 Class B Shares are issued and outstanding. All issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from ARYA any Class A Shares, Class B Shares or other equity interests in ARYA, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, ARYA has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which ARYA is a party or by which it is bound relating to the voting of any securities of ARYA, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

i.          The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of ARYA, threatened against ARYA by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares or, when issued, the shares of common stock expected to be issued in the Delaware corporation in connection with the Domestication (the “Delaware Common Shares”), or to deregister the Class A Shares or, when registered and issued in connection with the Domestication, the Delaware Common Shares, under the Exchange Act.  ARYA has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Delaware Common Shares.

j.          Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by ARYA to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k.          Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of ARYA, threatened against ARYA or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ARYA.

l.          Other than the Placement Agents (as defined below), ARYA has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and ARYA is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents.

m.          ARYA acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide ARYA with any notice thereof; provided, however, that neither ARYA, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by ARYA in all respects.

6.          Investor Representations and Warranties. The Investor represents and warrants to ARYA that:

a.          The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b.          The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to ARYA or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or transfer of any of the Shares.

c.          The Investor acknowledges and agrees that the Investor is purchasing the Shares from ARYA. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of ARYA, the Company, any of their respective affiliates or any control persons,  officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of ARYA expressly set forth in Section 5 of this Subscription Agreement.

d.          The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.          The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to ARYA, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed ARYA’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.          The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and ARYA, the Company or a representative of ARYA or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and ARYA, the Company or a representative of ARYA or the Company.  The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, ARYA, the Company, the Placement Agents (defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of ARYA contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in ARYA.

g.          The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including, without limitation, those set forth in ARYA’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h.          Alone, or together with any professional advisor(s), the Investor has analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in ARYA. The Investor acknowledges specifically that a possibility of total loss exists.

i.          In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning ARYA, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.          The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k.          The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l.          The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m.          The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law.  If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n.          The Investor acknowledges that no disclosure or offering document has been prepared by Jefferies LLC, Goldman Sachs & Co. LLC or any of their respective affiliates (collectively, the “Placement Agents”) in connection with the offer and sale of the Shares.

o.          The Investor acknowledges that neither Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to ARYA, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by ARYA.

p.          The Investor acknowledges that in connection with the issue and purchase of the Shares, neither Placement Agent has acted as the Investor’s financial advisor or fiduciary.

q.          The Investor has or has commitments to have and, when required to deliver payment to ARYA pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement.

r.          The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of ARYA. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

s.          The Investor is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). The Investor is not controlled by a “foreign person,” as defined in the DPA. The Investor does not permit any foreign person affiliated with the Investor, whether affiliated as a limited partner or otherwise, to obtain through the Investor any of the following with respect to ARYA or the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of ARYA or the Company; (ii) membership or observer rights on the board of directors or equivalent governing body of ARYA or the Company or the right to nominate an individual to a position on the board of directors or equivalent governing body of ARYA or the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of ARYA or the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by ARYA or the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” (as defined in the DPA) of ARYA or the Company.

7.           Registration Rights. The Investor and ARYA hereby acknowledge and agree that all of the Shares acquired by the Investor hereunder shall in all respects be subject to the terms and conditions of the Amended and Restated Registration Rights and Lock-Up Agreement (as defined in the Transaction Agreement) and, for all purposes of the Amended and Restated Registration Rights and Lock-Up Agreement, shall constitute Registrable Securities (as defined in the Amended and Restated Registration Rights and Lock-Up Agreement), and Investor shall be a party to such agreement as a “Perceptive Holder.”

8.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, and (c) the delivery of a notice of termination of this Subscription Agreement by the Investor to ARYA following the date that is thirty (30) calendar days after the Termination Date (as defined in the Transaction Agreement, and such thirtieth calendar day, the “Outside Date”), if the Closing has not occurred by the Outside Date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if (i) the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, and such other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date or (ii) prior to termination of the Transaction Agreement, ARYA’s breach of any of its obligations under this Subscription Agreement shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. ARYA shall notify the Investor of the termination of the Transaction Agreement as promptly as practicable after the termination of the Transaction Agreement. Upon the occurrence of any Termination Event, any monies paid by the Investor to ARYA in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9.          Trust Account Waiver. The Investor acknowledges that ARYA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving ARYA and one or more businesses or assets. The Investor further acknowledges that, as described in ARYA’s prospectus relating to its initial public offering dated August 6, 2020 (the “Final Prospectus”) available at www.sec.gov, substantially all of ARYA’s assets consist of the cash proceeds of ARYA’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of ARYA, its public shareholders and the underwriters of ARYA’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to ARYA to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Final Prospectus. For and in consideration of ARYA entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Shares acquired other than pursuant to this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such Class A Shares, in accordance with ARYA’s Amended and Restated Memorandum and Articles of Association and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and ARYA, dated August 11, 2020, except to the extent that the Investor has otherwise agreed in writing with ARYA, the Company or any of their respective affiliates to not exercise such redemption right.

10.          Miscellaneous.

a.          Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

b.          ARYA may request from the Investor such additional information as ARYA may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide any such information as may be reasonably requested. Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that ARYA may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of ARYA.

c.          The Investor acknowledges that ARYA, the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify ARYA, the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify ARYA and the Placement Agents if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from ARYA will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Investor as of the time of such purchase.

d.          The Investor acknowledges and agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Investor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of ARYA prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

e.          ARYA, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(e) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of ARYA set forth in this Subscription Agreement.

f.          All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g.          This Subscription Agreement may not be terminated other than pursuant to the terms of Section 8 above.   The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver by ARYA of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h.          This Subscription Agreement (including, without limitation, the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  Except as set forth in Section 3(b), Section 8, Section 10(c), Section 10(e), Section 10(g), this Section 10(h) and the last sentence of Section 10(l) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i.          Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.          If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.          This Subscription Agreement may be executed in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.          The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount, ARYA’s obligations under this Subscription Agreement and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m.          Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to ARYA.

n.          THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

11.          Non-Reliance and Exculpation  12. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of ARYA expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in ARYA.  The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by ARYA, the Company, the Placement Agents or any Non-Party Affiliate concerning ARYA, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of ARYA, the Company, any Placement Agent or any of ARYA’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By: ___________________________
Name: __________________________
Title: _________________________

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: _________________________	Attn: ___________________________

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Email:	Email:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by ARYA in the Closing Notice.

IN WITNESS WHEREOF, ARYA has accepted this Subscription Agreement as of the date set forth below.

ARYA SCIENCES ACQUISITION CORP III

By:
Name:
Title:

Date:          , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.
☐  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, limited liability company, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

EXECUTION VERSION
SUBSCRIPTION AGREEMENT

ARYA Sciences Acquisition Corp III
51 Astor Place, 10th Floor
New York, New York 10002

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between ARYA Sciences Acquisition Corp III, a Cayman Islands exempted company (“ARYA”), which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among ARYA, Mako Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Nautilus Biotechnology, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned subsidiary of ARYA, on the terms and subject to the conditions set forth in the Transaction Agreement (such merger, the “Transaction”).

In connection with the Transaction, ARYA is seeking commitments from interested investors to purchase, following the Domestication (as defined below) and prior to the closing of the Transaction, shares of ARYA’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”).  On or about the date of this Subscription Agreement, ARYA is entering into subscription agreements (the “Other Subscription Agreements”, and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors”, and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 20,000,000 Shares, at the Per Share Purchase Price. Prior to the closing of the Transaction (and as more fully described in, and on the terms and subject to the conditions set forth in, the Transaction Agreement), ARYA will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (2020 Revision) (the “Domestication”).  The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and ARYA acknowledges and agrees as follows:

1.          Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from ARYA the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions set forth in this Subscription Agreement. The Investor acknowledges and agrees that ARYA reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by ARYA only when this Subscription Agreement is signed by a duly authorized person by or on behalf of ARYA; ARYA may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by ARYA on the terms and subject to the conditions set forth in this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2.          Closing. The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to, the effectiveness of the Transaction (the date the Closing so occurs, the “Closing Date”). Upon  delivery of written notice from (or on behalf of) ARYA to the Investor (the “Closing Notice”), that ARYA reasonably expects all conditions to the closing of the Transaction under the Transaction Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to ARYA, three (3) business days prior to the anticipated closing date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by ARYA in the Closing Notice (which account shall not be an escrow account).  On the Closing Date, ARYA shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on ARYA’s share register; provided, however, that ARYA’s obligation to issue the Shares to the Investor is contingent upon ARYA having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and San Francisco, California are open for the general transaction of business.

3.          Closing Conditions.

a.          The obligation of the parties hereto to consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)          no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)          (A) all conditions precedent to the closing of the Transaction set forth in Article 6 of the Transaction Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement or the Other Subscription Agreements) or waived by the parties to the Transaction Agreement as provided therein and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b.          The obligation of ARYA to consummate the sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing by ARYA with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed)) that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement in all material respects as of the Closing Date.

c.          The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing by the Investor) that (i) all representations and warranties of ARYA contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by ARYA of each of the representations and warranties of ARYA contained in this Subscription Agreement in all material respects as of the Closing Date; (ii) ARYA shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and (iii) the Shares acquired hereunder shall have been approved for listing by the Stock Exchange (as defined below), subject to official notice of issuance.

4.          Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.          ARYA Representations and Warranties. ARYA represents and warrants to the Investor that:

a.          ARYA is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). ARYA has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, ARYA will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b.          As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under ARYA’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c.          This Subscription Agreement has been duly authorized, executed and delivered by ARYA and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against ARYA in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.          The sale and issuance of the Shares and the compliance by ARYA with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ARYA or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ARYA or any of its subsidiaries is a party or by which ARYA or any of its subsidiaries is bound or to which any of the property or assets of ARYA is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of ARYA and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of ARYA to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of ARYA; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ARYA or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of ARYA to comply in all material respects with this Subscription Agreement.

e.          As of their respective dates, all reports (the “SEC Reports”) required to be filed by ARYA with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of ARYA included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of ARYA as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by ARYA from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f.          Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, ARYA has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in ARYA (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of ARYA by existing securityholders of ARYA, which may be effectuated as a forfeiture to ARYA and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than the Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

g.          ARYA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by ARYA of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, or such other applicable stock exchange on which ARYA’s common equity is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h.          As of the date of this Subscription Agreement, the authorized capital stock of ARYA consists of 479,000,000 Class A ordinary shares (“Class A Shares”), 20,000,000 Class B ordinary shares (the “Class B Shares”), and 1,000,000 preference shares, each par value $0.0001 per share. As of the date of this Subscription Agreement, 15,449,000 Class A Shares are issued and outstanding and 3,737,500 Class B Shares are issued and outstanding. All issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from ARYA any Class A Shares, Class B Shares or other equity interests in ARYA, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, ARYA has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which ARYA is a party or by which it is bound relating to the voting of any securities of ARYA, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

i.          The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of ARYA, threatened against ARYA by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares or, when issued, the shares of common stock expected to be issued in the Delaware corporation in connection with the Domestication (the “Delaware Common Shares”), or to deregister the Class A Shares or, when registered and issued in connection with the Domestication, the Delaware Common Shares, under the Exchange Act.  ARYA has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Delaware Common Shares.

j.          Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by ARYA to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k.          Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of ARYA, threatened against ARYA or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ARYA.

l.          Other than the Placement Agents (as defined below), ARYA has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and ARYA is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents.

m.          ARYA acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide ARYA with any notice thereof; provided, however, that neither ARYA, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by ARYA in all respects.

6.          Investor Representations and Warranties. The Investor represents and warrants to ARYA that:

a.          The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b.          The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to ARYA or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or transfer of any of the Shares.

c.          The Investor acknowledges and agrees that the Investor is purchasing the Shares from ARYA. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of ARYA, the Company, any of their respective affiliates or any control persons,  officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of ARYA expressly set forth in Section 5 of this Subscription Agreement.

d.          The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.          The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to ARYA, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed ARYA’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.          The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and ARYA, the Company or a representative of ARYA or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and ARYA, the Company or a representative of ARYA or the Company.  The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, ARYA, the Company, the Placement Agents (defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of ARYA contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in ARYA.

g.          The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including, without limitation, those set forth in ARYA’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h.          Alone, or together with any professional advisor(s), the Investor has analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in ARYA. The Investor acknowledges specifically that a possibility of total loss exists.

i.          In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning ARYA, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.          The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k.          The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l.          The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m.          The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law.  If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n.          The Investor acknowledges that no disclosure or offering document has been prepared by Jefferies LLC, Goldman Sachs & Co. LLC or any of their respective affiliates (collectively, the “Placement Agents”) in connection with the offer and sale of the Shares.

o.          The Investor acknowledges that neither Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to ARYA, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by ARYA.

p.          The Investor acknowledges that in connection with the issue and purchase of the Shares, neither Placement Agent has acted as the Investor’s financial advisor or fiduciary.

q.          The Investor has or has commitments to have and, when required to deliver payment to ARYA pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement.

r.          The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of ARYA. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

7.           Registration Rights.

a.          In the event that the Shares are not registered in connection with the consummation of the Transaction, ARYA agrees that, within forty-five (45) calendar days after the consummation of the Transaction (the “Filing Date”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) ninety (90) calendar days (or one hundred-twenty (120) calendar days if the SEC notifies ARYA that it will “review” the Registration Statement) following the Filing Date and (ii) ten (10) Business Days after ARYA is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. ARYA agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the fourth anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for ARYA to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable).  Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have an opportunity to withdraw from the Registration Statement. The Investor agrees to disclose its ownership to ARYA upon request to assist it in making the determination described above. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), ARYA will use commercially reasonably efforts to (1) qualify the Shares for listing on the Stock Exchange and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, ARYA will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable. The Investor acknowledges and agrees that ARYA may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, that (i) ARYA shall not so suspend the use of a registration statement for a period of more than ninety (90) consecutive days or more than a total of one hundred and eighty (180) calendar days, in each case in any three hundred and sixty (360) day period and (ii) ARYA shall use commercially reasonably efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter. ARYA’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to ARYA such information regarding the Investor, the securities of ARYA held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by ARYA to effect the registration of such Shares, and shall execute such documents in connection with such registration as ARYA may reasonably request that are customary of a selling stockholder in similar situations.

b.          At its expense, ARYA shall advise the Investor within two (2) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by ARYA of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from ARYA (which notice shall not contain any material non-public information regarding ARYA) of the happening any event contemplated in clauses (ii) through (v) above during the period that the Registration Statement is effective or if as a result of the occurrence of such event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which ARYA agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by ARYA that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by ARYA except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena.  ARYA shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.  Upon the occurrence of any event contemplated in clauses (ii) through (v) above, except for such times as ARYA is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, ARYA shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.          Indemnification.

(i)          ARYA agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to ARYA by or on behalf of the Investor expressly for use therein.

(ii)          The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless ARYA, its directors and officers and agents and each person who controls ARYA (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii)          Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)          The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v)          If the indemnification provided under this Section 7(c) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(c) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor pursuant to this Section 7(c)(v) be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation, and such obligations of the Investor shall be several and not joint.

8.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, and (c) the delivery of a notice of termination of this Subscription Agreement by the Investor to ARYA following the date that is thirty (30) calendar days after the Termination Date (as defined in the Transaction Agreement, and such thirtieth calendar day, the “Outside Date”), if the Closing has not occurred by the Outside Date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, and such other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. ARYA shall notify the Investor of the termination of the Transaction Agreement as promptly as practicable after the termination of the Transaction Agreement. Upon the occurrence of any Termination Event, any monies paid by the Investor to ARYA in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9.          Trust Account Waiver. The Investor acknowledges that ARYA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving ARYA and one or more businesses or assets. The Investor further acknowledges that, as described in ARYA’s prospectus relating to its initial public offering dated August 6, 2020 (the “Final Prospectus”) available at www.sec.gov, substantially all of ARYA’s assets consist of the cash proceeds of ARYA’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of ARYA, its public shareholders and the underwriters of ARYA’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to ARYA to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Final Prospectus. For and in consideration of ARYA entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Shares acquired other than pursuant to this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such Class A Shares, in accordance with ARYA’s Amended and Restated Memorandum and Articles of Association and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and ARYA, dated August 11, 2020, except to the extent that the Investor has otherwise agreed in writing with ARYA, the Company or any of their respective affiliates to not exercise such redemption right.

10.          Miscellaneous.

a.          Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

b.          ARYA may request from the Investor such additional information as ARYA may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide any such information as may be reasonably requested. Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that ARYA may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of ARYA.

c.          The Investor acknowledges that ARYA, the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify ARYA, the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify ARYA and the Placement Agents if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from ARYA will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Investor as of the time of such purchase.

d.          The Investor acknowledges and agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Investor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of ARYA prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

e.          ARYA, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(e) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of ARYA set forth in this Subscription Agreement.

f.          All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g.          This Subscription Agreement may not be terminated other than pursuant to the terms of Section 8 above.   The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver by ARYA of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h.          This Subscription Agreement (including, without limitation, the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  Except as set forth in Section 3(b), Section 8, Section 10(c), Section 10(e), Section 10(g), this Section 10(h) and the last sentence of Section 10(l) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i.          Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.          If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.          This Subscription Agreement may be executed in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.          The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount, ARYA’s obligations under this Subscription Agreement and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m.          Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to ARYA.

n.          THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

11.          Non-Reliance and Exculpation  12. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of ARYA expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in ARYA.  The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by ARYA, the Company, the Placement Agents or any Non-Party Affiliate concerning ARYA, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of ARYA, the Company, any Placement Agent or any of ARYA’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

13.          Disclosure. ARYA shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that ARYA has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of ARYA, the Investor shall not be in possession of any material, non-public information received from ARYA or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with ARYA or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, ARYA shall not (i) publicly disclose the name of the Investor or any of its affiliates or advisers or include the name of the Investor or any of its affiliates or advisers in any press release without the prior written consent of the Investor except as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, in which case ARYA will provide Investor with prior written notice (including by e-mail) of such disclosure under this clause (i), or (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication that was approved by the Investor in accordance with this Section 12.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By: __________________________
Name: __________________________
Title: __________________________

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: __________________________	Attn: __________________________

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Email:	Email:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by ARYA in the Closing Notice.

IN WITNESS WHEREOF, ARYA has accepted this Subscription Agreement as of the date set forth below.

ARYA SCIENCES ACQUISITION CORP III

By:
Name:
Title:

Date:          , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.
☐  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, limited liability company, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

FINAL FORM

FORM OF TRANSACTION SUPPORT AGREEMENT

          This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of February [●], 2021, by and among ARYA Sciences Acquisition Corp III, a Cayman Islands exempted company (“ARYA”), and [●], a [●] (the “Shareholder”).  Each of ARYA and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on February 7, 2021, ARYA, Mako Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ARYA (“Merger Sub”), and Nautilus Biotechnology, Inc., a Delaware corporation (the “Company”). entered into that certain Business Combination Agreement (as amended or modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of ARYA, and each Company Share (including the Subject Company Shares (as defined below)) will be converted into the right to receive ARYA Shares, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, the Shareholder is the record and beneficial owner of the number and class or series (as applicable) of issued and outstanding Company Shares set forth on Schedule A hereto (the “Owned Shares”, and together with any other Company Shares that the Shareholder acquires record and beneficial ownership after the date hereof, collectively, the “Subject Company Shares”); and

WHEREAS, in consideration for the benefits to be received by the Shareholder under the terms of the Business Combination Agreement and as a material inducement to ARYA and the other ARYA Parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Shareholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.             Company Shareholder Consent and Related Matters.

(a)          As promptly as reasonably practicable (and in any event within five (5) Business Days) following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Shareholder, in its, his or her capacity as a stockholder of the Company, shall duly execute and deliver to the Company and ARYA the Company Shareholder Written Consent under which it, he, or she shall irrevocably and unconditionally consent with respect to the Subject Company Shares to the adoption and approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger). Without limiting the generality of the foregoing, prior to the Closing the Shareholder shall vote (or cause to be voted) the Subject Company Shares in favor of and/or consent to any such other matters, actions or proposals necessary or reasonably requested by the Company or ARYA for consummation of the Merger or the other transactions contemplated by the Business Combination Agreement; provided, that nothing in this Agreement shall preclude the Shareholder from exercising full power and authority to vote the Subject Company Shares in Shareholder’s sole discretion for or against, and the proxy granted pursuant to this Agreement shall not cover, any proposal submitted to a vote of the stockholders of the Company (1) that decreases the amount or changes the form of the consideration payable to Shareholder or (2) that imposes any material restrictions or additional conditions on the consummation of the Merger or the payment of the ARYA Shares to the Shareholder, in the case of either clause (1) or (2), not contemplated by the Business Combination Agreement or the Ancillary Documents (clauses (1) and (2), collectively, the “Excluded Voting Matters”).  Without limiting the generality of the foregoing, prior to the Closing, the Shareholder shall vote (or cause to be voted) the Subject Company Shares against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.2 of the Business Combination Agreement not being satisfied.

(b)          Without limiting any other rights or remedies of ARYA, the Shareholder hereby irrevocably appoints ARYA or any officer of ARYA designated by ARYA as the Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of the Shareholder, (i) to attend on behalf of the Shareholder any meeting of the Company Shareholders with respect to the matters described in Section 1(a), (ii) to include the Subject Company Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Shareholders and (iii) to vote (or cause to be voted), or deliver a written consent (or withhold consent) with respect to, the Subject Company Shares on the matters specified in, and in accordance and consistent with (and for the avoidance of doubt excluding the Excluded Voting Matters), Section 1(a) in connection with any meeting of the Company Shareholders or any action by written consent by the Company Shareholders (including the Company Shareholder Written Consent), in each case, in the event that the Shareholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c)          The proxy granted by the Shareholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for ARYA entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby.  The proxy granted by the Shareholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Shareholder and shall revoke any and all prior proxies granted by the Shareholder with respect to the Subject Company Shares, other than that certain proxy in Section 3.4 of the Amended and Restated Voting Agreement, dated as of April 8, 2020, by and among the Company and certain stockholders party thereto (the “Voting Agreement”) that is applicable to a “Change of Control Transaction” (as defined therein) and not, for the avoidance of doubt, the transactions contemplated by the Business Combination Agreement or the Ancillary Documents. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by the Shareholder of the Subject Company Shares (or any other Person with the power to vote or provide consent with respect to the Subject Company Shares) with respect to the matters described in Section 1(a).  The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a).

2.          Other Covenants and Agreements.

(a)          The Shareholder agrees that he, she or it shall (i) be bound by and subject to (A) Sections 5.3(a) (Confidentiality and Access to Information) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Shareholder is directly party thereto, and (B) Section 8.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Shareholder is directly party thereto and (ii) not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 5.6(a) of the Business Combination Agreement.

(b)          The Shareholder acknowledges and agrees that ARYA and the other ARYA Parties are entering into the Business Combination Agreement in reliance upon the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, ARYA and the other ARYA Parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

3.          Shareholder Representations and Warranties.  The Shareholder represents and warrants to ARYA as follows:

(a)          If the Shareholder is an entity, the Shareholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)          The Shareholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Shareholder.  This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by ARYA), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)          No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(d)          None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) to the extent Shareholder is in an entity, result in any breach of any provision of the Shareholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Shareholder or any of his, her or its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(e)          The Shareholder is the record and beneficial owner of the Owned Shares and has valid, good and marketable title to the Owned Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Shareholders Agreement).  Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company that the Shareholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to or acquired in accordance with Section 5.1(b)(v) of the Business Combination Agreement, the Shareholder does not own, beneficially or of record, any Equity Securities of any Group Company or have the right to acquire any Equity Securities of any Group Company.  Except as contemplated in Section 3.4 of the Voting Agreement with respect to a “Change of Control Transaction” (as defined therein), which does not, for the avoidance of doubt, apply to the transactions contemplated by the Business Combination Agreement or the Ancillary Documents, the Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Owned Shares and, except for this Agreement, the Business Combination Agreement and the Company Shareholders Agreement, the Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares that would adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(f)          There is no Proceeding pending or, to the Shareholder’s knowledge, threatened in writing against or involving the Shareholder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)          The Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the ARYA Parties and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which he, she or it is or will be a party and (ii) he, she or it has been furnished with or given access to such documents and information about the ARYA Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h)          In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, the Shareholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of any ARYA Party (including, for the avoidance of doubt, none of the representations or warranties of any ARYA Party set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and the Shareholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of the ARYA Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4.          Transfer of Subject Company Shares.  Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of ARYA (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Shareholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, or (c) enter into any Contract to take, or cause to be taken, any of the actions set forth in  clauses (a) or (b); provided, however, that the foregoing shall not apply to any Transfer (A) to any Affiliates of the Shareholder; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; and (D) in the case of an individual, pursuant to a qualified domestic relations order;; and (E ) by virtue of the Shareholder’s organizational documents upon liquidation or dissolution of the Shareholder; provided, that Shareholder shall, and shall cause any transferee of any Transfer of the type set forth in clauses (A) through (D), to enter into a written agreement in form and substance reasonably satisfactory to ARYA, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the Shareholder hereunder and the making of all the representations and warranties of the Shareholder set forth in Section 3 with respect to such transferee and his, her or its Subject Company Shares received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer.  For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5.          Termination.  This Agreement (including the proxy granted pursuant to Section 1) shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Business Combination Agreement in accordance with its terms.  Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.  Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Section 2(a)(i)(A) (solely to the extent that it relates to Section 5.3(a) (Confidentiality and Access to Information) of the Business Combination Agreement) and the representations and warranties set forth in Sections 3(g) and (h) shall each survive the termination of this Agreement, (iii) Section 2(a)(i)(A) (solely to the extent that it relates to Section 5.4(a) (Public Announcements) of the Business Combination Agreement) and Section 16 shall each survive the termination of this Agreement pursuant to Section 5(a), (iv) Section 2(a)(i)(B) (solely to the extent that it relates to Section 8.18 (Trust Account Waiver) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(b) and (A) this Section 5, Sections 6 and 7, Section 11, Section 14 and Section 15 and (B) Sections 8 through 10, Sections 12 and 13 and Sections 17 through 22 (to the extent related to any of the provisions that survive the termination of this Agreement) shall survive any termination of this Agreement. . For purposes of this Agreement, (x) “Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

6.          Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of the Subject Company Shares, and not in such Shareholder’s capacity as a director, officer or employee of any Group Company or in such Shareholder’s capacity as a trustee or fiduciary of any Company Equity Plan, as applicable and (b) nothing herein will be construed to limit or affect any action or inaction by such Shareholder or any representative of such Shareholder serving as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

7.          No Recourse.   Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company or any Company Affiliated Party (other than the Shareholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any ARYA Affiliated Party, and (b) none of the Company, any Company Affiliated Party (other than the Shareholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any ARYA Affiliated Party shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby, except, in each case, as provided herein.

8.          Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties, as applicable, as follows:

If to ARYA, to:

c/o ARYA Science Acquisition Corp.
51 Astor Place, 10th Floor
New York, NY 10003
Attention:	Michael Altman
Konstantin Poukalov
Email:	altman@perceptivelife.com
konstantin@perceptivelife.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Jonathan Davis, P.C.
Ryan Brissette
Email:	jonathan.davis@kirkland.com
ryan.brissette@kirkland.com

If to the Shareholder, to the address and email set forth on the signature pages hereto.

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attention: Robert Kornegay
E-mail: rkornegay@wsgr.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
One Market Plaza, Spear Tower, Suite 3300
San Francisco, CA 94105
Attention:	Robert T. Ishii
Brian Keyes
Email:	rishii@wsgr.com
bkeyes@wsgr.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.          Entire Agreement.  This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10.          Amendments and Waivers; Assignment  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder and ARYA.  Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without ARYA’s prior written consent (in the case of the Shareholder) and the Shareholder’s written consent (in the case of ARYA) (in each case, to be withheld or given in its sole discretion).  Any attempted assignment of this Agreement not in accordance with the terms of this Section 10 shall be void.

11.          Fees and Expenses .  Without limiting ARYA’s rights under the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12.          Remedies.  Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions.  It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity.  Each Party agrees that he, she or it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13.          Third Party Beneficiaries.  This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

14.          No Ownership Interest.   Nothing contained in this Agreement will be deemed to vest in ARYA any direct or indirect ownership or incidents of ownership of or with respect to the Subject Company Shares.  All rights, ownership and economic benefits of and relating to the Subject Company Shares shall remain vested in and belong to Shareholder, and ARYA shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct Shareholder in the voting of any of the Subject Company Shares, except as otherwise provided herein with respect to the Subject Company Shares.  Except as otherwise set forth in Section 1, the Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the stockholders of the Company. Without limiting the foregoing, nothing in this Agreement shall obligate or require the Shareholder to exercise an option to purchase any Company Shares.

15.          Acknowledgements.  The Parties each acknowledges that (a) Kirkland & Ellis LLP, counsel for ARYA, is representing ARYA in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, is representing the Company in connection with this the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (c) none of the foregoing firms is representing the Shareholder in connection with this Agreement, the Merger, the Business Combination Agreement, the Ancillary Document or the transactions contemplated hereby, thereby or otherwise and (d) the Shareholder acknowledges that he, she or it has had the opportunity to consult with its, his or her own counsel.

16.          Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) in this Agreement shall terminate at the Effective Time. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

17.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

18.          Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (l) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement).  If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

19.          Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

20.          Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

21.          Waiver of Jury Trial.  THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.          Submission to Jurisdiction.  Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum.  Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 22 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts.  Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

 [Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

ARYA SCIENCES ACQUISITION CORP III

By:   _____________________________
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

 [SHAREHOLDER]

By:  ______________________________
Name:
Title:

SCHEDULE A

Class/Series Securities	Number of Shares
Company Preferred Seed Shares	[●]
Company Series A Preferred Shares	[●]
Company Series B Preferred Shares	[●]
Company Common Shares	[●]

LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing
Shares of [Common Stock / Series A Preferred Stock / Series B Preferred Stock / Series Seed Preferred Stock] of

Nautilus Biotechnology, Inc.

DESCRIPTION OF SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Surrendered (Attach additional list if necessary)
	Certificate Number(s) ______________ ______________ ______________ ______________ Total number of shares:	Total Number of Shares Represented By Certificate(s) _______________________________ _______________________________ _______________________________ _______________________________
[  ]          If any certificate(s) representing shares of stock that you own have been lost or destroyed, check this box and see Instruction 8.  Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates.  _________ (Number of Shares)

SPECIAL PAYMENT  INSTRUCTIONS
(See Instructions 1, 4, and 5)

To be completed ONLY if the shares for surrendered Certificates is to be issued in the name of someone other than the undersigned.

Issue check to:

Name:______________________________
                          (Please Print)

Address: ___________________________

___________________________________
(Include Zip Code)

________________________________________________________
              (Tax Identification or Social Security No.)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4 and 5)

To be completed ONLY if the shares for surrendered Certificates is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver check to:

Name:______________________________
                          (Please Print)

Address: ___________________________

___________________________________
(Include Zip Code)

IMPORTANT — STOCKHOLDERS SIGN HERE
(U.S. Holders Also Please Complete Substitute Form W-9 Below)
(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s): X___________________________________________________

Area Code and Telephone Number:   _____________________________________

Dated: __________________________ , 2020

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 4)
Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:       _______________________________________________________________
By:          _______________________________________________________________
Title:       _______________________________________________________________
Address: _______________________________________________________________

TO BE COMPLETED BY ALL SURRENDERING U.S. HOLDERS
(See Instruction 6)

PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) And Certification	Name:

Address:

Check appropriate box: Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other (specify) ☐ Exempt from Backup Withholding ☐
Part I.  Please provide your taxpayer identification number in the space at right.  If awaiting TIN, write "Applied For" in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.
SSN: _____________ OR EIN: _____________
Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.
Part III.  Certification
Under penalties of perjury, I certify that:
(1)     The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)      I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature: ______________  Date: ____________________ , 20

You must complete the following certificate if you wrote “applied for” in part I of this substitute form W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.

Signature: ____________________  Date: ___________________

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1.          Guarantee of Signature. Signatures on all Letters of Transmittal must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an “Eligible Institution”), except in cases where securities are surrendered (i) by a registered holder of the securities who has not completed either the box entitled “Special Payment/Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution.  See Instruction 4.

2.          Delivery of Letter of Transmittal and Certificates. The Letter of Transmittal, properly completed and duly executed, together with the certificate(s) for the securities described should be delivered to Continental Stock Transfer & Trust Company in the envelope enclosed for your convenience.

THE METHOD OF DELIVERY OF CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.  DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE PAYING AGENT.

3.          Inadequate Space.  If the space provided on the Letter of Transmittal is inadequate, the certificate numbers and the number of shares should be listed on a separate schedule to be attached thereto.

4.          Signatures of Letter of Transmittal, Stock Powers and Endorsements.  When the Letter of Transmittal is signed by the registered owner(s) of the certificate(s) listed and surrendered thereby, no endorsements of certificates or separate stock powers are required.

If the certificate(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s).  Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to Continental Stock Transfer & Trust Company, the Company’s transfer agent, of their authority to do so must be submitted.

5.         Special Payment and Delivery Instructions. Indicate the name and address to which payment for the securities is to be issued and/or sent if different from the name and address of the person(s) signing the Letter of Transmittal.

6.         Substitute Form W-9.  Enter your social security or employer identification number, and complete, sign and date the Substitute W-9 certification.  If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from Continental Stock Transfer & Trust Company.

7.         Additional Copies.  Additional copies of the Letter of Transmittal may be obtained from the Reorganization Department of Continental Stock Transfer & Trust Company at the address listed below.

8.         Lost, Stolen or Destroyed Certificates.  If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal, and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Continental Stock Transfer & Trust Company and the Company, and such determination shall be final and binding.  Continental Stock Transfer & Trust Company and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates.  A surrender will not be deemed to have been made until all irregularities have been cured or waived.   Neither Continental Stock Transfer & Trust Company nor the Company is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall Continental Stock Transfer & Trust Company or the Company be liable for any failure to give such notification.

For Information:
Continental Stock Transfer & Trust Company
1 State Street – 30th Floor
New York, New York 10004
917-262-2378

CERIFICATE OF INCORPORATION OF

NAUTILUS BIOTECHNOLOGY, INC.

a Delaware corporation

ARTICLE I

The name of this corporation is Nautilus Biotechnology, Inc. (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Section 1.          This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 1,200,000,000 shares, of which 1,000,000,000 shares are Common Stock, $0.0001 par value per share, and 200,000,000 shares are Preferred Stock, $0.0001 par value per share.

Section 2.          Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.

Section 3.          The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Company (the “Board of Directors”) (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4.          Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 5.          The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

Section 1.          Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Company shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

Section 2.          Effective as of the Effective Time (as defined in that certain Business Combination Agreement, entered into by and among the Company (formerly known as ARYA Sciences Acquisition Corp III), Mako Merger Sub, Inc., and a subsidiary of the Company formerly known as Nautilus Biotechnology, Inc., dated as of February 7, 2021, as amended from time to time (the “Business Combination Agreement”)), the directors of the Company (other than any who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VI

Section 1.          From and after the effectiveness of this Certificate of Incorporation, only for so long as the Board of Directors is classified and subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.

Section 2.          Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Section 1.          The Company is to have perpetual existence.

Section 2.          The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

Section 3.          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company. Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Company may not be amended, altered or repealed except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 4.          The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

Section 5.          No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Section 1.          From and after the effectiveness of this Certificate of Incorporation, and subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

Section 2.          Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3.          Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX

Section 1.          To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2.          Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3.          The Company shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 4.          Neither any amendment, repeal nor elimination of any Section of this ARTICLE IX, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal, elimination or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XI

The Company reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of the Company, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 3 of ARTICLE IV, Section 2 of ARTICLE V, Section 1 of ARTICLE VI, Section 2 of ARTICLE VI, Section 5 of ARTICLE VII, Section 1 of ARTICLE VIII, Section 2 of ARTICLE VIII, Section 3 of ARTICLE VIII or this ARTICLE XI of this Certificate of Incorporation.

ARTICLE XII

The name and mailing address of the incorporator are as follows:

[INSERT NAME]

[INSERT MAILING ADDRESS]

This certificate of incorporation shall be effective at __:__ _.m. Eastern Time on ___________ __, 2021.

I, the undersigned, as the sole incorporator of the Company, have signed this Certificate of Incorporation on this ____ day of _________ 2021.

By:          _______________________
Name:
Sole Incorporator

BYLAWS OF

NAUTILUS BIOTECHNOLOGY, INC.

(initially adopted on [bylaw adoption date])

Page

ARTICLE I - CORPORATE OFFICES		1
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1
ARTICLE II - MEETINGS OF STOCKHOLDERS		1
2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETING	1
2.3	SPECIAL MEETING	1
2.4	ADVANCE NOTICE PROCEDURES	2
2.5	NOTICE OF STOCKHOLDERS’ MEETINGS	8
2.6	QUORUM	8
2.7	ADJOURNED MEETING; NOTICE	8
2.8	CONDUCT OF BUSINESS	8
2.9	VOTING	9
2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	9
2.11	RECORD DATES	9
2.12	PROXIES	10
2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE	10
2.14	INSPECTORS OF ELECTION	11
ARTICLE III - DIRECTORS		11
3.1	POWERS	11
3.2	NUMBER OF DIRECTORS	11
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	12
3.4	RESIGNATION AND VACANCIES	12
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	12
3.6	REGULAR MEETINGS	12
3.7	SPECIAL MEETINGS; NOTICE	13
3.8	QUORUM; VOTING	13
3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	14
3.10	FEES AND COMPENSATION OF DIRECTORS	14
3.11	REMOVAL OF DIRECTORS	14
ARTICLE IV - COMMITTEES		14
4.1	COMMITTEES OF DIRECTORS	14
4.2	COMMITTEE MINUTES	15
4.3	MEETINGS AND ACTION OF COMMITTEES	15
4.4	SUBCOMMITTEES	15
ARTICLE V - OFFICERS		16
5.1	OFFICERS	16
5.2	APPOINTMENT OF OFFICERS	16
5.3	SUBORDINATE OFFICERS	16

-i-

(continued)
Page

5.4	REMOVAL AND RESIGNATION OF OFFICERS	16
5.5	VACANCIES IN OFFICES	16
5.6	REPRESENTATION OF SECURITIES OF OTHER ENTITIES	16
5.7	AUTHORITY AND DUTIES OF OFFICERS	17
ARTICLE VI - STOCK		17
6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	17
6.2	SPECIAL DESIGNATION ON CERTIFICATES	17
6.3	LOST CERTIFICATES	18
6.4	DIVIDENDS	18
6.5	TRANSFER OF STOCK	18
6.6	STOCK TRANSFER AGREEMENTS	18
6.7	REGISTERED STOCKHOLDERS	19
6.8	LOCK-UP	19
ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER		21
7.1	NOTICE OF STOCKHOLDERS’ MEETINGS	21
7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	21
7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	21
7.4	WAIVER OF NOTICE	21
ARTICLE VIII - INDEMNIFICATION		22
8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	22
8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY	22
8.3	SUCCESSFUL DEFENSE	22
8.4	INDEMNIFICATION OF OTHERS	23
8.5	ADVANCED PAYMENT OF EXPENSES	23
8.6	LIMITATION ON INDEMNIFICATION	24
8.7	DETERMINATION; CLAIM	24
8.8	NON-EXCLUSIVITY OF RIGHTS	24
8.9	INSURANCE	25
8.10	SURVIVAL	25
8.11	EFFECT OF REPEAL OR MODIFICATION	25
8.12	CERTAIN DEFINITIONS	25
ARTICLE IX - GENERAL MATTERS		26
9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	26
9.2	FISCAL YEAR	26
9.3	SEAL	26
9.4	CONSTRUCTION; DEFINITIONS	26
9.5	FORUM SELECTION	26
-ii-

(continued)
Page

ARTICLE X - AMENDMENTS	27

-iii-

BYLAWS OF NAUTILUS BIOTECHNOLOGY, INC.

ARTICLE I - CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of Nautilus Biotechnology, Inc. (the “Company”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time.

1.2	OTHER OFFICES

The Company may at any time establish other offices.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “Board of Directors”). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2          ANNUAL MEETING

The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

2.3	SPECIAL MEETING

(a)          A special meeting of the stockholders, other than as required by statute, may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the chairperson of the Board of Directors, (iii) the chief executive officer or (iv) the president, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b)          The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4	ADVANCE NOTICE PROCEDURES

(a)	Annual Meetings of Stockholders.

(i)          Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).

(ii)          For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”).

(iii)          A stockholder’s notice to the secretary must set forth:

(1)          as to each person whom the stockholder proposes to nominate for election as a director:

(A)       such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the Company that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that is required to be disclosed in solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;

(B)          such person’s written consent to being named in such stockholder’s proxy statement as a nominee of such stockholder and to serving as a director of the Company if elected;

(C)          a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”); and

(D)        a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;

(2)          as to any other business that the stockholder proposes to bring before the annual meeting:

(A)          a brief description of the business desired to be brought before the annual meeting;

(B)          the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws);

(C)          the reasons for conducting such business at the annual meeting;

(D)          any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

(E)          a description of all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(3)          as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A)          the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;

(B)          for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(C)       a description of any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

(D)          a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities;

(E)          any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;

(F)          any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(G)          any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with, them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

(H)        any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(I)          any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);

(J)          a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(K)          a representation and undertaking that such stockholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;

(L)          any other information relating to such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and

(M)          such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(iv)        In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Company or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

(b)          Special Meetings of Stockholders. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the Company’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).

(c)	Other Requirements.

(i)         To be eligible to be a nominee by any stockholder for election as a director of the Company, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):

(1)         a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;

(2)         a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3)         a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4)          a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and

(5)          a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii)          At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.

(iii)         No person will be eligible to be nominated by a stockholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.

(iv)        The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

(v)          Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vi)          Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).

(vii)        Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with Rule 14a‑8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to Rule 14a‑8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.

2.5	NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6	QUORUM

The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.7	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8	CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the securities of the Company are listed.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of holders of preferred stock of the Company, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

2.11	RECORD DATES

In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Company to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.14	INSPECTORS OF ELECTION

Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.

Such inspectors shall:

(a)          ascertain the number of shares outstanding and the voting power of each;

(b)          determine the shares represented at the meeting and the validity of proxies and ballots;

(c)          count all votes and ballots;

(d)       determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)          certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1	POWERS

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2	NUMBER OF DIRECTORS

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

If so provided in the certificate of incorporation, the directors of the Company shall be divided into three classes.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the Board of Directors, and subject to the rights of holders of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, the secretary or a majority of the Whole Board.

Notice of the time and place of special meetings shall be:

(a)	delivered personally by hand, by courier or by telephone;

(b)	sent by United States first-class mail, postage prepaid;

(c)	sent by facsimile;

(d)	sent by electronic mail; or

(e)          otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.

3.8	QUORUM; VOTING

At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, except as may otherwise be expressly provided herein or therein and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the bylaws” or language to similar effect, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission; and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors, or the committee or subcommittee thereof, in the same paper or electronic form as the minutes are maintained.

3.10	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

3.11	REMOVAL OF DIRECTORS

Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation and applicable law. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.

4.2	COMMITTEE MINUTES

Each committee and subcommittee shall keep regular minutes of its meetings.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:

(a)	Section 3.5 (place of meetings and meetings by telephone);

(b)	Section 3.6 (regular meetings);

(c)	Section 3.7 (special meetings and notice);

(d)	Section 3.8 (quorum; voting);

(e)	Section 3.9 (action without a meeting); and

(f)	Section 7.4 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members. However, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors, or in the absence of any such action by the Board of Directors, the applicable committee or subcommittee, may adopt rules for the government of any committee or subcommittee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4	SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1	OFFICERS

The officers of the Company shall be a president and a secretary. The Company may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.

Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.

5.6	REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of this Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7	AUTHORITY AND DUTIES OF OFFICERS

All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE VI - STOCK

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2	SPECIAL DESIGNATION ON CERTIFICATES

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3	LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4	DIVIDENDS

The Board of Directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5	TRANSFER OF STOCK

Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6	STOCK TRANSFER AGREEMENTS

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7	REGISTERED STOCKHOLDERS

The Company:

(a)          shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

(b)          shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.8	LOCK-UP

(a)           Subject to Section 6.8(b), the holders (the “Lock-up Holders”) of common stock of the Company issued (i) as the Adjusted Transaction Share Consideration pursuant to the Merger (each, as defined in the Business Combination Agreement) or (ii) to directors, officers and employees of the Company or its subsidiaries upon the settlement or exercise of stock options, restricted stock units, or other equity awards outstanding as of immediately following the closing of the Business Combination Transaction in respect of awards of a subsidiary of the Company formerly known as Nautilus Biotechnology, Inc. outstanding immediately prior to the closing of the Business Combination Transaction (such shares referred to in this Section 6.8(a)(ii), the “Existing Equity Award Shares”), may not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

(b)          Notwithstanding the provisions set forth in Section 6.8(a), the Lock-up Holders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) as a bona fide gift or charitable contribution; (ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Lock-up Holder or any other person with whom such Lock-up Holder has a relationship by blood, marriage or adoption not more remote than first cousin; (iii) by will or intestate succession upon the death of the Lock-up Holder; (iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (v) if such Lock-up Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Lock-up Holder, or (B) to partners, limited liability company members or stockholders of the Lock-up Holder, including, for the avoidance of doubt, where the Lock-up Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vi) if such Lock-up Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vii) to the Company’s officers, directors or their affiliates; (viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (vii) of this Section 6.8(b); (ix) as a pledge of shares of common stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by such Lock-up Holder; provided, however, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers; (x) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change in control of the Company; (xi) to the Company in connection with the repurchase of such Lock-up Holder’s shares in connection with the termination of the Lock-up Holder’s employment with the Company pursuant to contractual agreements with the Company; (xii) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of common stock of the Company or the vesting of Company stock-based awards; or (xiii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of common stock of the Company.  Notwithstanding the provisions set forth in Section 6.8(a), the Lock-up Holders or their respective Permitted Transferees may also establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act during the Lock-up Period; provided, however, that such plan does not provide for the Transfer of Lock-up Shares during the Lock-Up Period.

 (c)          Notwithstanding the other provisions set forth in this Section 6.8 or any other provision contained herein, the Board of Directors may, in its sole discretion, determine to waive, amend, or repeal the Lock-up obligations set forth in this Section 6.8, whether in whole or in part; provided, that, (i) during the Lock-up Period, any such waiver, amendment or repeal of any Lock-up obligations set forth in Section 6.8, and any waiver, amendment or repeal of this Section 6.8(c), shall require the unanimous approval of the directors present at any meeting at which a quorum is present, and (ii) following the Lock-up Period, any such waiver, amendment or repeal of any Lock-up obligations set forth in Section 6.8, and any waiver, amendment or repeal of this Section 6.8(c), shall require the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.

(d)	For purpose of this Section 6.8:

(i)        the term “Lock-up Period” means the period beginning on the closing date of the Business Combination Transaction and ending at the close of business on the date that is 180 days after the closing date of the Business Combination Transaction;

(ii)       the term “Lock-up Shares” means the shares of common stock held by the Lock-up Holders immediately following the closing of the Business Combination Transaction (other than shares of common stock acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to a subscription agreement where the issuance of common stock occurs on or after the closing of the Business Combination Transaction) and the Existing Equity Award Shares; provided, that, for clarity, shares of common stock issued in connection with the Domestication (as defined in that certain Business Combination Agreement, entered into by and among the Company (formerly known as ARYA Sciences Acquisition Corp III), Mako Merger Sub, Inc. and a subsidiary of the Company formerly known as Nautilus Biotechnology, Inc., dated as of February 7, 2021, as amended from time to time (the “Business Combination Agreement”)) or the PIPE Financing (as defined in the Business Combination Agreement) shall not constitute Lock-up Shares;

(iii)         the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of common stock prior to the expiration of the Lock-up Period pursuant to Section 6.8(b); and

(iv)         the term “Transfer” means, with respect to a Lock-Up Share, to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of such share, whether or not for value, either voluntarily or involuntarily or by operation of law, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any right or interest owned by a person or any right or interest (including a beneficial interest) in, or the ownership, control or possession of, such Lock-Up Shares.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1          INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2         INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3	SUCCESSFUL DEFENSE

To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.

8.4	INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

8.5	ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

8.6	LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(a)          for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)          for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)          for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)          initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or

(e)          if prohibited by applicable law.

8.7	DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8	NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9	INSURANCE

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10	SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11	EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12	CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VIII.

ARTICLE IX - GENERAL MATTERS

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2	FISCAL YEAR

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

9.3	SEAL

The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

9.5	FORUM SELECTION

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

ARTICLE X - AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Section 3.1, Section 3.2, Section 3.4, Section 3.11, Article VIII, Section 9.5 or this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other bylaw). The Board of Directors shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

ACTION BY WRITTEN CONSENT
OF THE
STOCKHOLDERS OF
NAUTILUS BIOTECHNOLOGY, INC.
(a Delaware corporation)

The undersigned, being the Stockholders (the “Stockholders”) of Nautilus Biotechnology, Inc., a Delaware corporation (the “Company”), and constituting the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all the shares entitled to vote thereon were present and voted, by written consent in lieu of a meeting, hereby, pursuant to the provisions of Sections 228 and 251 of the General Corporation Law of the State of Delaware (“DGCL”) and the bylaws of the Company, consent to and approve the following resolutions and each and every action effected thereby:

Approval of the Business Combination Agreement and Related Agreements

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is advisable, fair to, and in the best interests of, the Company and its Stockholders for the Company to enter into that certain Business Combination Agreement, in the form attached hereto as Exhibit A (together with all the schedules, exhibits and attachments thereto, the “Business Combination Agreement”), by and among ARYA Sciences Acquisition Corp III, a blank check company incorporated in the Cayman Islands with limited liability as an exempted company (“ARYA”), Mako Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ARYA (“Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of ARYA (the entire transaction, the “Merger”);

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Business Combination Agreement;

WHEREAS, the Board has approved and declared the transactions contemplated by the Business Combination Agreement, including the Merger, to be advisable, fair to, and in the best interests of the Company and the Stockholders of the Company and has recommended that the Stockholders of the Company adopt the Business Combination Agreement and approve the transactions contemplated thereby, including the Merger;

WHEREAS, pursuant to Section 2.1(b)(vii) of the Business Combination Agreement, at the Effective Time each Company Share (other than Company Shares cancelled and extinguished pursuant to Section 2.1(b)(viii) of the Business Combination Agreement and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive a number of ARYA Shares equal to the Exchange Ratio, in accordance with the terms of the Business Combination Agreement;

WHEREAS, pursuant to Section 2.4(a) of the Business Combination Agreement, at the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested shall be assumed by ARYA and converted into an option to purchase a number of ARYA Shares equal to the product (rounded down to the nearest whole number) of (x) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio, in accordance with the terms of the Business Combination Agreement;

 WHEREAS, pursuant to Section 2.4(b) of the Business Combination Agreement, each Company Warrant that is outstanding immediately prior to the Effective Time shall be “net” exercised for Company Common Shares pursuant to its terms, and shall no longer be outstanding and shall automatically be cancelled, extinguished and retired and shall cease to exist, in accordance with the terms of the Business Combination Agreement;

WHEREAS, the undersigned Stockholders are aware of the material facts related to the Business Combination Agreement and the transactions contemplated thereby, including the Merger, and have had adequate opportunity to ask questions regarding the Merger; and

WHEREAS, Article V, Section 6(a)(i) of the amended and restated certificate of incorporation of the Company (the “Current Certificate”) provides that the Company, without first obtaining the approval of the majority of holders of Preferred Stock, voting as a singles class on an as-converted basis (the “Requisite Investors”), shall not, among other things, amend, alter or repeal any provision of the Current Certificate, or bylaws of the Company whether by merger or otherwise.

WHEREAS, the undersigned Stockholders represent the Requisite Investors.

NOW, THEREFORE, BE IT RESOLVED: That the undersigned Stockholders of the Company, representing the Requisite Investors, do hereby adopt the Business Combination Agreement and hereby approve the principal terms of the Merger and the other transactions contemplated by the Business Combination Agreement.

RESOLVED FURTHER: That the Stockholders have determined that the consideration payable in accordance with the terms of the Business Combination Agreement, is fair and reasonable to the Company and the Stockholders.

RESOLVED FURTHER: That each of the officers, be, and each hereby is, authorized, empowered, and directed for, on behalf of and in the name of the Company to (a) negotiate, execute, deliver and file any agreements, certificates, other instruments or documents, (b) pay expenses and taxes and (c) do or cause to be done any and all such other acts and things as he may deem necessary, appropriate or advisable to effect or implement the Merger and the other transactions contemplated by the Business Combination Agreement, any such action taken by any such officer to be conclusive evidence of such determination.

Waiver of Notice Requirements

RESOLVED: That each undersigned Company Stockholder hereby waives any and all notice requirements applicable to, or triggered by, the Merger, the Business Combination Agreement and the transactions contemplated thereby that are required under the Bylaws of the Company, any applicable law or any Contract between the undersigned Company Stockholder and the Company.

Waiver of Appraisal and Dissenters Rights

WHEREAS, a Stockholder of the Company who does not vote in favor of the Merger and is in compliance with all the provisions of the DGCL concerning the right of such dissenting Stockholder to demand appraisal of such shares in connection with the Merger (a “Dissenting Stockholder”) may, under certain circumstances by following procedures prescribed by Section 262 of the DGCL, excerpts of which are attached hereto as Exhibit B, exercise appraisal rights under the DGCL to receive cash in an amount equal to the “fair value” of such Company Shares as to which such Stockholder has exercised such appraisal rights (such “fair value” will exclude any element of value arising from the accomplishment or expectation of the Merger); and
2

 WHEREAS, a Dissenting Stockholder must follow the appropriate procedures under the DGCL, or suffer the termination or waiver of such appraisal rights or dissenters’ rights, respectively.

NOW, THEREFORE, BE IT RESOLVED: That each undersigned Stockholder, with respect only to himself, herself or itself, hereby waives and agrees not to assert any appraisal or dissenters’ rights or any rights similar that the undersigned Stockholders may have in connection with the Merger, whether under the DGCL or other applicable Law.

Additional Agreements and Acknowledgements

Each undersigned Company Stockholder understands, agrees to and acknowledges the following:

A.          Such undersigned Company Stockholder has had the opportunity to ask representatives of the Company questions with regard to all the resolutions, agreements, consents and other provisions in this Action by Written Consent and that all such questions have been answered fully and to the satisfaction of such undersigned Company Stockholder.

B.          Such undersigned Company Stockholder has had a reasonable time and opportunity to consult with such undersigned Company Stockholder’s financial, legal, tax and other advisors, if desired, before signing this Action by Written Consent.

C.        Such undersigned Company Stockholder has received and reviewed and understands, accepts, consents to, adopts, approves and ratifies the terms of the Business Combination Agreement and all schedules and exhibits thereto, the transactions contemplated by the Business Combination Agreement, and any other agreement entered into by the Company in connection with the transactions contemplated by the Business Combination Agreement.

D.          Such undersigned Company Stockholder agrees to be bound by the terms of the Business Combination Agreement and confirms that it has no objections to the terms of the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement.

E.        ARYA and Merger Sub will be relying on such undersigned Company Stockholder’s execution and delivery to the Company of this Action by Written Consent, and such undersigned Company Stockholder’s agreement to be bound by the terms hereof, in determining whether to proceed to consummate the Merger.

F.          To the fullest extent permitted by applicable law, this Action by Written Consent shall become null and void, and shall have no effect whatsoever and the undersigned Company Stockholder shall have no liability whatsoever hereunder, without any action on the part of any person, upon termination of the Business Combination Agreement in accordance with its terms.
Corporate Name Change
WHEREAS, in connection with the Merger and other transactions contemplated by the Business Combination Agreement, the undersigned stockholders deem it advisable and in the best interest of the Company to amend the Current Certificate in connection with the closing of the Merger to change the Company’s name from “Nautilus Biotechnology, Inc.” to “Nautilus Subsidiary, Inc.” (the “Name Change”).
3

NOW, THEREFORE, BE IT RESOLVED: That the undersigned stockholders hereby approve the Name Change.
RESOLVED FURTHER: That the appropriate officers of the Company are authorized and directed to take whatever steps may be necessary or desirable in consultation with counsel to carry out the above resolution, including the execution and filing of an amendment to the Current Certificate with the Delaware Secretary of State to effect the Name Change.

General Resolutions

RESOLVED: That all actions previously taken by the Company that are approved by the resolutions set forth in this Action by Written Consent are hereby ratified, confirmed, approved and adopted.

RESOLVED FURTHER: That the Company is hereby authorized to do or cause to be done any and all such further acts and to do all things necessary or desirable, in its sole discretion, to otherwise carry out the purposes and intent of the resolutions in this Action by Written Consent.

4

 This Action by Written Consent may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action.  Any copy, facsimile or other reliable reproduction of this Action by Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction is a complete reproduction of the entire original writing.  This Action by Written Consent shall be filed with the minutes of the proceedings of the Stockholders of the Company.

Dated:	[STOCKHOLDER]

By:
Name:
Title:

EXHIBIT A
Business Combination Agreement
2

 Exhibit B

The General Company Law of the State of Delaware

§ 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

3

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
4

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

5

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

6

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

7

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7; 80 Del. Laws, c. 265, §§ 8-11; 81 Laws 2018, ch. 354, §§ 9, 10; 82 Laws 2019, ch. 45, § 15; 82 Laws 2020, ch. 256, § 15.

8

 (Execution)

NAUTILUS BIOTECHNOLOGY, INC.

2021 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2.	Definitions. As used herein, the following definitions will apply:

2.1          “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2         “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3        “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4          “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

2.5          “Board” means the Board of Directors of the Company.

2.6          “Change in Control” means the occurrence of any of the following events:

(a)          Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control.  Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a).  For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b)          Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)          Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C).  For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.7, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7          “Code” means the U.S. Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8          “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.9          “Common Stock” means the common stock of the Company.

2.10       “Company” means ARYA Sciences Acquisition Corp III, an exempted company incorporated in the Cayman Islands with limited liability, or any successor thereto (which, as of the effectiveness of the Plan on the Effective Date, will be Nautilus Biotechnology, Inc., a Delaware corporation).

2.11        “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12         “Director” means a member of the Board.

2.13         “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14         “Effective Date” means the date of the consummation of the merger by and between the Company, [-], and certain other parties, pursuant to that certain Business Combination Agreement dated [-] (such merger, the “Merger”).

2.15       “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16         “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

 2.17     “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.18          “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)          If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)          In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose.  The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19         “Fiscal Year” means the fiscal year of the Company.

2.20         “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.21          “Inside Director” means a Director who is an Employee.

2.22         “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.23          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.24          “Option” means a stock option granted pursuant to the Plan.

2.25          “Outside Director” means a Director who is not an Employee.

2.26          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.27          “Participant” means the holder of an outstanding Award.

2.28         “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.29          “Performance Period” means Performance Period as defined in Section 10.1.

2.30       “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.31         “Plan” means this 2021 Equity Incentive Plan, as may be amended from time to time.

2.32          “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.33          “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.34          “Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.

2.35          “Section 16b” means Section 16(b) of the Exchange Act.

2.36         “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.37      “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.38          “Service Provider” means an Employee, Director or Consultant.

2.39          “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

2.40        “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.41     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter exist-ing, as defined in Code Section 424(f).

2.42          “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.43       “U.S. Treasury Regulations” means the Treasury Regulations of the Code.  Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.          Stock Subject to the Plan.

3.1          Stock Subject to the Plan.  Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and the automatic increase set forth in Section 3.2, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 16,182,600 Shares1, plus (b) any shares of the Company’s common stock subject to stock options or other awards that are assumed in the Merger (“Assumed Awards”) and that, on or after the Effective Date, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 7,500,000 Shares2. In addition, Shares may become available for issuance under Sections 3.2 and 3.3.  The Shares may be authorized but unissued, or reacquired Common Stock.

3.2          Automatic Share Reserve Increase.  Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year, in an amount equal to the least of (a) 18,672,200 Shares, (b) a number of Shares equal to five percent (5%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.

1 NTD:  Post-transaction number; not to be adjusted in connection with the transaction.

2 NTD:  Post-transaction number; not to be adjusted in connection with the transaction.

3.3         Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares isused) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.2 and 3.3.

3.4         Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.          Administration of the Plan.

4.1          Procedure.

4.1.1         Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2          Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3          Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2          Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a)	to determine the Fair Market Value;

(b)          to select the Service Providers to whom Awards may be granted hereunder;

(c)          to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d)          to approve forms of Award Agreements for use under the Plan;

(e)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f)          to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;

(g)          to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)          to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non‑U.S. laws, in each case as the Administrator may deem necessary or advisable;

(i)          to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

(j)          to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;

(k)          to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l)          to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m)          to make all other determinations deemed necessary or advisable for administering the Plan.

4.3         Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.          Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.	Stock Options.

6.1          Grant of Options.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2         Option Agreement.  Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3         Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6.3, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4          Term of Option.  The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5          Option Exercise Price and Consideration.

6.5.1          Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

 6.5.2          Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3          Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6	Exercise of Option.

6.6.1          Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

 6.6.2          Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4.  Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately.  If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3          Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation.  Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately.  If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4          Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator.  If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”).  If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider.  Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5	Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a)          if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b)          if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.	Stock Appreciation Rights.

7.1          Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2          Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3          Exercise Price and Other Terms.  The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4         Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5          Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.

7.6          Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

 (a)         The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)          The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.	Restricted Stock.

8.1         Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2          Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.  The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

8.3         Transferability.  Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4         Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5          Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6         Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7       Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8          Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.	Restricted Stock Units.

9.1        Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2          Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3          Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4          Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5          Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.	Performance Awards.

10.1         Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines.  Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2      Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

 10.3      Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4        Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5       Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11.         Outside Director Award Limitations.  No Outside Director may be granted, in any Fiscal Year, equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director.  Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the closing of the Merger, will be excluded for purposes of this Section 11.

12.          Compliance With Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

13.          Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.          Limited Transferability of Awards.  Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.          Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1       Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.

15.2     Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3         Merger or Change in Control.  In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing.  In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

 In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.  In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4       Outside Director Awards.  With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

16.	Tax Withholding.

16.1        Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non‑U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2        Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment.  The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion.  The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.          No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

18.        Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.          Term of Plan.  Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (a) its adoption by the Board, (b) approval by the Company’s stockholders, or (c) the time as of immediately prior to the completion of the Merger.  The Plan will continue in effect until terminated under Section 20 of the Plan, but (i) no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan and (ii) Section 3.2 relating to automatic share reserve increase will operate only until the ten (10) year anniversary of the earlier of the Board or stockholder approval of the Plan.

20.	Amendment and Termination of the Plan.

20.1        Amendment and Termination.  The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

20.2       Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3       Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.	Conditions Upon Issuance of Shares.

21.1        Legal Compliance.  Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2        Investment Representations.  As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.         Inability to Obtain Authority.  If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non‑U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.          Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24.        Forfeiture Events.  The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as a employee and/or other service provider.  Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”).  The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property.  Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

*          *          *

EXECUTION

NAUTILUS BIOTECHNOLOGY, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.          Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions.  The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non‑423 Component”).  The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Code Section 423.  In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non‑423 Component that does not qualify as an “employee stock purchase plan” under Code Section 423; an option granted under the Non‑423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non‑423 Component option may include features necessary to comply with applicable non‑U.S. laws pursuant to rules, procedures or sub‑plans adopted by the Administrator.  Except as otherwise provided herein or by the Administrator, the Non‑423 Component will operate and be administered in the same manner as the 423 Component.

2.	Definitions.

2.1          “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 3.

2.2         “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity‑based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non‑U.S. country or jurisdiction where options are, or will be, granted under the Plan.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Change in Control” means the occurrence of any of the following events:

(a)          Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control.  Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a).  For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b)          Change in Effective Control of the Company.  If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)          Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C).  For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.4, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.5          “Code” means the U.S. Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6          “Committee” means a committee of the Board appointed in accordance with Section 3 hereof.

2.7          “Common Stock” means the common stock of the Company.

2.8          “Company” means ARYA Sciences Acquisition Corp III, an exempted company incorporated in the Cayman Islands with limited liability, or any successor thereto (which, as of the effectiveness of the Plan on the Effective Date, will be Nautilus Biotechnology, Inc., a Delaware corporation).

2.9          “Compensation” means an Eligible Employee’s base straight time gross earnings, but exclusive of payments for overtime, shift premium, commissions, incentive compensation, equity compensation, bonuses and other similar compensation.  The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

2.10         “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

2.11         “Designated Company” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.  For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non‑423 Component.

2.12         “Director” means a member of the Board.

2.13        “Effective Date” means the date of the consummation of the merger by and between the Company, [-], and certain other parties, pursuant to that certain Business Combination Agreement dated [-] (such merger, the “Merger”).

2.14       “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or for Participants in the Non‑423 Component.  For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan.  Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.  The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulations Section 1.423‑2) that the definition of Eligible Employee will or will not include an individual if he or she: (a) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (b) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (c) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (d) is a highly compensated employee within the meaning of Code Section 414(q), or (e) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering.  Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulations Section 1.423‑2(e)(2)(ii).  Such exclusions may be applied with respect to an Offering under the Non‑423 Component without regard to the limitations of U.S. Treasury Regulations Section 1.423‑2.

2.15         “Employer” means the employer of the applicable Eligible Employee(s).

2.16         “Enrollment Date” means the first Trading Day of each Offering Period.

2.17      “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.18        “Exercise Date” means the last Trading Day of a Purchase Period.  Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 18, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date(s) that otherwise would have occurred on the last Trading Day of such Purchase Period.

2.19       “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)          If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)          In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

2.20         “Fiscal Year” means the fiscal year of the Company.

2.21         “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

2.22        “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 6.  For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  To the extent permitted by U.S. Treasury Regulations Section 1.423‑2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulations Section 1.423‑2(a)(2) and (a)(3).

2.23        “Offering Period” means a period beginning on such date as may be determined by the Administrator, in its discretion, and ending on such Exercise Date as may be determined by the Administrator, in its discretion, during which an option granted pursuant to the Plan may be exercised.  The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 18.

2.24         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.25         “Participant” means an Eligible Employee that participates in the Plan.

2.26         “Plan” means this Nautilus Biotechnology, Inc. 2021 Employee Stock Purchase Plan.

2.27      “Purchase Period” means the period during an Offering Period and during which shares of Common Stock may be purchased on behalf of Participants thereunder in accordance with the terms of the Plan.  Purchase Periods will have such duration as determined by the Administrator, commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.  Unless the Administrator provides otherwise, a Purchase Period in an Offering Period will have the same duration as, and coincide with the length of, such Offering Period.

2.28        “Purchase Price” means an amount equal to eighty‑five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for any Offering Period by the Administrator subject to compliance with Code Section 423 (or any successor rule or provision or any other Applicable Laws, regulation or stock exchange rule) or pursuant to Section 18.

2.29        “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.30         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.31      “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.32         “U.S. Treasury Regulations” means the Treasury Regulations of the Code.  Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.           Stock.

3.1          Stock Subject to the Plan.  Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 1,244,900 shares of Common Stock1.

3.2          Automatic Share Reserve Increase.  Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year, in an amount equal to the least of (a) 3,734,500 shares of Common Stock2, (b) a number of shares of Common Stock equal to one percent (1%) of the total number of shares of all classes of common stock of the Company on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.  The shares of Common Stock may be authorized, but unissued, or reacquired Common Stock.

1 NTD:  Post-transaction number; not to be adjusted in connection with the transaction.

2 NTD:  Post-transaction number; not to be adjusted in connection with the transaction.

4.          Administration.  The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws.  The Administrator will have full and exclusive discretionary authority to

(a)          construe, interpret and apply the terms of the Plan,

(b)          delegate ministerial duties to any of the Company’s employees,

(c)          designate separate Offerings under the Plan,

(d)          designate Subsidiaries as participating in the 423 Component or Non‑423 Component,

(e)          determine eligibility,

(f)          adjudicate all disputed claims filed under the Plan, and

(g)        establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub‑plans, and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub‑plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such sub‑plan or appendix, the provisions of this Plan will govern the operation of such sub‑plan or appendix).  Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub‑plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non‑423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Code Section 423.

Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements.  The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulations Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non‑U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S.  Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

5.	Eligibility.

5.1          Offering Periods.  Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 7.

5.2        Non‑U.S. Employees.  Eligible Employees who are citizens or residents of a non‑U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Code Section 7701(b)(1)(A))) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Code Section 423.  In the case of the Non‑423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.

5.3          Limitations.  Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (a) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (b) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty‑five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Code Section 423 and the regulations thereunder.

6.          Offering Periods.  The Plan will be implemented by Offering Periods as established by the Administrator from time to time.  Offering Periods will expire on the earliest to occur of (a) the completion of the purchase of shares on the last Exercise Date occurring within twenty‑seven (27) months of the applicable Enrollment Date on which the option to purchase shares was granted under the Plan, or (b) such shorter period established prior to the Enrollment Date of the Offering Period by the Administrator, from time to time, in its discretion, on a uniform and nondiscriminatory basis, for all options to be granted on such Enrollment Date.  The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty‑seven (27) months.

7.          Participation.  An Eligible Employee may participate in the Plan pursuant to Section 5.1 by (a) submitting to the Company’s stock administration office (or its designee), a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit A), or (b) following an electronic or other enrollment procedure determined by the Administrator, in either case, on or before a date determined by the Administrator prior to an applicable Enrollment Date.

8.	Contributions.

8.1         Contribution Amounts.  At the time a Participant enrolls in the Plan pursuant to Section 7, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that unless and until determined otherwise by the Administrator, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period (i.e., for which the Exercise Date occurs on such day).

8.2         Contribution Methods.  The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period.  A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 hereof (or Participant’s participation is terminated as provided in Section 13 hereof).

(a)          In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof (or Participant’s participation is terminated as provided in Section 13 hereof).

(b)          All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only.  A Participant may not make any additional payments into such account.

8.3          Participant Changes to Contributions.  A Participant may discontinue his or her participation in the Plan as provided under Section 12.  Until and unless determined otherwise by the Administrator, in its sole discretion, during any Offering Period, a Participant may not increase the rate of his or her Contributions and may decrease the rate of his or her Contributions only one (1) time, provided that such decrease is to a Contribution rate of zero percent (0%).  In addition, until and unless determined otherwise by the Administrator, in its sole discretion, during any Offering Period, a Participant may increase or decrease the rate of his or her Contributions (as a whole percent to a rate between zero percent (0%) and the maximum percentage specified in Section 8.1), which Contribution rate adjustment will become effective upon the commencement of the next Offering Period and remain in effect for subsequent Offering Periods and, except as set forth in the immediately preceding sentence, any such adjustment will not affect the Contribution rate for any ongoing Offering Period.

(a)          A Participant may make a Contribution rate adjustment pursuant to this Section 8.3 by (A) properly completing and submitting to the Company’s stock administration office (or its designee), a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (B) following an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator prior to (x) the scheduled beginning of the first Offering Period to be affected or (y) an applicable Exercise Date, as applicable.  If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless the Participant’s participation is terminated as provided in Sections 12 or 13).

(b)          The Administrator may, in its sole discretion, limit or amend the nature and/or number of Contribution rate changes (including to permit, prohibit and/or limit increases and/or decreases to rate changes) that may be made by Participants during any Purchase Period or Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.

(c)          Except as provided by this Section 8.3, any change in Contribution rate made pursuant to this Section 8.3 will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in Contribution rate earlier).

8.4      Other Contribution Changes.  Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423(b)(8) and Section 5.3 hereof (which generally limit participation in an Offering Period pursuant to certain Applicable Laws), a Participant’s Contributions may be decreased to zero percent (0%) by the Administrator at any time during an Offering Period (or a Purchase Period, as applicable).  Subject to Code Section 423(b)(8) and Section 5.3 hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless the Participant’s participation has terminated as provided in Sections 12 or 13.

8.5          Cash Contributions.  Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (a) payroll deductions are not permitted or advisable under Applicable Laws, (b) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (c) the Participants are participating in the Non‑423 Component.

8.6          Tax Withholdings.  At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs).  At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee.  In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulations Section 1.423‑2(f).

8.7          Use of Funds.  The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non‑423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulations Section 1.423‑2(f).  Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

9.          Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price.

9.1          Certain Option Limits.  In no event will an Eligible Employee be permitted to purchase during each Offering Period more than 1,250 shares3 of Common Stock (subject to any adjustment pursuant to Section 17), and provided further that such purchase will be subject to the limitations set forth in Sections 3 and 5.3 and in the subscription agreement.  The Administrator, in its absolute discretion, may increase or decrease the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period or Offering Period, as applicable.

9.2          Option Receipt.  The Eligible Employee may accept the grant of an option under the Plan by electing to participate in the Plan in accordance with the requirements of Section 7.

9.3          Option Term.  Exercise of the option will occur as provided in Section 10, unless the Participant’s participation has terminated pursuant to Sections 12 or 13.  The option will expire on the last day of the Offering Period.

10.	Exercise of Option.

10.1         Automatic Exercise.  Unless a Participant’s participation in the Plan has terminated as provided in Sections 12 and 13, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account.  No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Sections 12 or 13.  Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant.  During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

3 NTD:  Post-transaction number; not to be adjusted in connection with the transaction.

10.2          Pro Rata Allocations.  If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (a) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 18.  The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

11.          Delivery.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator.  The Company may permit or require that shares of Common Stock be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer.  The Company may require that shares of Common Stock be retained with such broker, trustee or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares.  No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 11.

12.	Withdrawal.

12.1       Withdrawal Procedures.  A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (a) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (b) following an electronic or other withdrawal procedure determined by the Administrator.  The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time.  All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made for such Offering Period.  If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re‑enrolls in the Plan in accordance with the provisions of Section 7.

12.2         No Effect on Future Participation.  A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

13.          Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant, or, in the case of his or her death, to the person or persons entitled thereto, and such Participant’s option will be automatically terminated.  Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Code Section 423, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non‑423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Code Section 423; further, no Participant will be deemed to switch from an Offering under the Non‑423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Code Section 423.

14.          Section 409A.  The Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A.  Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries will have no liability, obligation or responsibility to reimburse, indemnify, or hold harmless a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.  The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.

15.         Rights as Stockholder.  Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.  Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Laws, in the name of the Participant and his or her spouse.

16.          Transferability.  Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12 hereof.

17.	Adjustments, Dissolution, Liquidation, Merger or Change in Control.

17.1       Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, reclassification, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of common stock that may be delivered under the Plan, the Purchase Price per share, the class and the number of shares of common stock covered by each option under the Plan that has not yet been exercised, and the numerical share limits of Sections 3 and 9.1.

17.2        Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation.  The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof (or, prior to such New Exercise Date, Participant’s participation has terminated as provided in Section 13 hereof).

17.3        Merger or Change in Control.  In the event of a merger of the Company with or into another corporation or other entity or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end.  The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control.  The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof (or, prior to such New Exercise Date, Participant’s participation has terminated as provided in Section 13 hereof).

18.	Amendment or Termination.

18.1        Amendment, Suspension, Termination.  The Administrator, in its sole discretion, may amend, alter, suspend, or terminate the Plan, or any part thereof, at any time and for any reason.  If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 17).  If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 22 hereof) as soon as administratively practicable.

18.2         Certain Administrator Changes.  Without stockholder consent and without limiting Section 18.1, the Administrator will be entitled to change the Offering Periods and any Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

18.3        Changes Due to Accounting Consequences.  In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)          amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(b)         altering the Purchase Price for any Purchase Period or Offering Period including a Purchase Period or Offering Period underway at the time of the change in Purchase Price;

(c)          shortening any Purchase Period or Offering Period by setting a New Exercise Date, including a Purchase Period or Offering Period underway at the time of the Administrator action;

(d)          reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(e)          reducing the maximum number of shares of Common Stock a Participant may purchase during any Purchase Period or Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

19.	Conditions Upon Issuance of Shares.

19.1       Legal Compliance.  Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

19.2         Investment Representations.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

20.         Term of Plan.  The Plan will become effective upon the later to occur of (a) its adoption by the Board, (b) approval by the Company’s stockholders, or (c) the time as of immediately prior to the completion of the Merger.  The Plan will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 18.

21.          Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.          Interest.  No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply, with respect to Offerings under the 423 Component, to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulations Section 1.423‑2(f).

23.          No Effect on Employment.  Neither the Plan nor any option under the Plan will confer upon any Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such employment relationship at any time, free from any liability or any claim under the Plan.

24.         Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

25.          Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

26.	Legal Construction.

26.1         Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal, or unenforceable provision had not been included.

26.2         Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, but without regard to its conflict of law provisions.

26.3         Headings.  Headings are provided herein for convenience only, and will not serve as a basis for interpretation of the Plan.

27.          Compliance with Applicable Laws.  The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

28.          Automatic Transfer to Low Price Offering Period.  Unless determined otherwise by the Administrator, this Section 28 applies to an Offering Period to the extent such Offering Period provides for more than one (1) Exercise Date within such Offering Period.  To the extent permitted by Applicable Laws, if the Fair Market Value of a share of Common Stock on any Exercise Date in an Offering Period is less than the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, then all Participants in such Offering Period will be withdrawn automatically from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re‑enrolled in the immediately following Offering Period as of the first day thereof.

*          *          *

EXHIBIT A

NAUTILUS BIOTECHNOLOGY, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

_____ Original Application	Offering Date: _________________

_____ Change in Payroll Deduction Rate

1.          ____________________ hereby elects to participate in the Nautilus Biotechnology, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.  Any capitalized terms not specifically defined in this Subscription Agreement will have the meaning ascribed to them under the Plan.

2.          I hereby authorize and consent to payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0% to [15%]) during the Offering Period in accordance with the Plan.  (Please note that no fractional percentages are permitted.)  [I understand that only my first, one election to decrease the rate of my payroll deductions may be applied with respect to an ongoing Offering Period in accordance with the terms of the Plan, and any subsequent election to decrease the rate of my payroll deductions during the same Offering Period, and any election to increase the rate of my payroll deductions during any Offering Period, will not be applied to the ongoing Offering Period.]

3.          I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan.  I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.  I further understand that if I am outside of the U.S., my payroll deductions will be converted to U.S. dollars at an exchange rate selected by the Company on the purchase date.

4.          I have received a copy of the complete Plan and its accompanying prospectus.  I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5.          Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of _____________ (Eligible Employee or Eligible Employee and spouse only).

6.          If I am a U.S. taxpayer, I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares.  I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock.  The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me.  If I dispose of such shares at any time after the expiration of the two (2) year and one (1) year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period.  The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.          For employees that may be subject to tax in non U.S. jurisdictions, I acknowledge and agree that, regardless of any action taken by the Company or any Designated Company with respect to any or all income tax, social security, social insurances, National Insurance Contributions, payroll tax, fringe benefit, or other tax‑related items related to my participation in the Plan and legally applicable to me including, without limitation, in connection with the grant of such options, the purchase or sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares (“Tax‑Related Items”), the ultimate liability for all Tax‑Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or a Designated Company.  Furthermore, I acknowledge that the Company and/or any Designated Company (a) make no representations or undertakings regarding the treatment of any Tax‑Related Items in connection with any aspect of the options under the Plan and (b) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax‑Related Items or achieve any particular tax result.  Further, if I have become subject to tax in more than one jurisdiction between the date of my enrollment and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax‑Related Items in more than one jurisdiction.

Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the applicable Designated Company to satisfy all Tax‑Related Items.  In this regard, I authorize the Company and/or the applicable Designated Company, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax‑Related Items by one or a combination of the following: (a) withholding from my wages or Compensation paid to me by the Company and/or the applicable Designated Company; or (b) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization).  Depending on the withholding method, the Company may withhold or account for Tax‑Related Items by considering applicable maximum withholding rates, in which case I will receive a refund of any over‑withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, I agree to pay to the Company or the applicable Designated Company any amount of Tax‑Related Items that the Company or the applicable Designated Company may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax‑Related Items.

8.          By electing to participate in the Plan, I acknowledge, understand and agree that:

(a)          the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the Plan;

(b)          all decisions with respect to future grants under the Plan, if applicable, will be at the sole discretion of the Company;

(c)         the grant of options under the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, or any Designated Company, and will not interfere with the ability of the Company or any Designated Company, as applicable, to terminate my employment (if any);

(d)          I am voluntarily participating in the Plan;

(e)          the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;

(f)          the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end‑of‑service payments, bonuses, long‑service awards, pension or retirement benefits or similar payments;

(g)          the future value of the shares of Common Stock offered under the Plan is unknown, indeterminable and cannot be predicted with certainty;

(h)          the shares of Common Stock that I acquire under the Plan may increase or decrease in value, even below the Purchase Price;

(i)          no claim or entitlement to compensation or damages will arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of options under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute a claim against the Company, or any Designated Company, waive my ability, if any, to bring such claim, and release the Company, and any Designated Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I will be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(j)          in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that I am no longer actively employed by the Company or one of its Designated Companies and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company will have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan (including whether I may still be considered to be actively employed while on a leave of absence).

9.          I understand that the Company and/or any Designated Company may collect, where permissible under applicable law certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.  I understand that Company may transfer my Data to the United States, which is not considered by the European Commission to have data protection laws equivalent to the laws in my country.  I understand that the Company will transfer my Data to its designated broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different, including less stringent, data privacy laws that the European Commission or my jurisdiction does not consider to be equivalent to the protections in my country.  I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative.  I authorize the Company, the Company’s designated broker and any other possible recipients which may assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan.  I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan.  I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative.  Further, I understand that I am providing the consents herein on a purely voluntary basis.  If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or any Designated Company will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Plan or other equity awards, or administer or maintain such awards.  Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan.  For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

If I am an employee outside the U.S., I understand that in accordance with applicable law, I have the right to access, and to request a copy of, the Data held about me.  I also understand that I have the right to discontinue the collection, processing, or use of my Data, or supplement, correct, or request deletion of my Data. To exercise my rights, I may contact my local human resources representative.

I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described herein and any other Plan materials by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the Plan.  I understand that my consent will be sought and obtained for any processing or transfer of my data for any purpose other than as described in the enrollment form and any other plan materials.

10.          If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.

11.          The provisions of the Subscription Agreement and these appendices are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless will be binding and enforceable.

12.          Notwithstanding any provisions in this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan also will be subject to the additional terms and conditions set forth on Appendix A and any special terms and conditions for my country set forth on Appendix A.  Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  Appendix A constitutes part of this Subscription Agreement and the provisions of this Subscription Agreement govern each Appendix (to the extent not superseded or supplemented by the terms and conditions set forth in the applicable Appendix).

13.        I hereby agree to be bound by the terms of the Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social Security Number (for U.S.‑based employees):
Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

 EXHIBIT B

NAUTILUS BIOTECHNOLOGY, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the Nautilus Biotechnology, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period.  He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period.  The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically.  The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.  Capitalized terms not otherwise defined herein will have the meaning ascribed to them under the Plan.

Name and Address of Participant:

Signature:

Date: